Exhibit 4.17

CONFORMED COPY

AGREEMENT

18 JULY 2007

(as amended by a syndication and amendment agreement dated 22 August 2007)

COMMITTED

and

UNCOMMITTED

CREDIT FACILITIES

for

IMPERIAL TOBACCO FINANCE PLC

IMPERIAL TOBACCO ENTERPRISE FINANCE LIMITED

as Borrowers

and

IMPERIAL TOBACCO GROUP PLC

IMPERIAL TOBACCO LIMITED

as Guarantors

with

THE ROYAL BANK OF SCOTLAND PLC

as Facility Agent

and

THE ROYAL BANK OF SCOTLAND PLC

as U.S. Dollar Swingline Agent

Allen & Overy LLP

THIS AGREEMENT is dated 18 July 2007

BETWEEN:

(1)           IMPERIAL TOBACCO FINANCE PLC (registered number 03214426) (Imperial Finance) and IMPERIAL TOBACCO ENTERPRISE FINANCE LIMITED (registered number 04856478) (each a Borrower);

(2)           IMPERIAL TOBACCO GROUP PLC (registered number 03236483) (Imperial) and IMPERIAL TOBACCO LIMITED (registered number 01860181) (each an Original Guarantor);

(3)           THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 1 (Mandated Lead Arrangers) as mandated lead arrangers (the Mandated Lead Arrangers);

(4)           THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (Original Lenders) as original lenders (the Original Lenders);

(5)           THE FINANCIAL INSTITUTIONS listed in Part 3 of Schedule 1 (Issuing Entities) as issuing entities (the Original Issuing Entities);

(6)           THE ROYAL BANK OF SCOTLAND PLC as facility agent (in this capacity, the Facility Agent); and

(7)           THE ROYAL BANK OF SCOTLAND PLC as agent in relation to drawings of the Swingline Facility in U.S. Dollars (in this capacity, the U.S. Dollar Swingline Agent).

IT IS AGREED as follows:

1.             INTERPRETATION

1.1          Definitions

In this Agreement:

Acceptance Notice means an acceptance in respect of offers in respect of the Uncommitted Facility, substantially in the form of Part 5 of Schedule 3 (Form of Acceptance).

Acceptable Transferee means:

(a)           a New Lender which has, or which is guaranteed by an entity which has, a long term credit rating assigned to it which is no lower than A3 in the case of Moody’s or A- in the case of S&P and, if such Lender has a long term credit rating assigned to it by both S&P and Moody’s, then the lower of such ratings will apply; or

(b)           in respect of any transfer otherwise than in accordance with paragraph (a) above, a New Lender acceptable to each Issuing Entity.

Additional Guarantor means a member of the Group which becomes a Guarantor after the date of this Agreement.

Administrative Party means a Mandated Lead Arranger, an Issuing Entity, the U.S. Dollar Swingline Agent or the Facility Agent.

Affected Lender means, at any time:

(a)           a Lender in respect of which the Obligors’ Agent is at that time entitled to serve a notice under Clause 13.9 (Involuntary prepayment and cancellation), but has not done so; or

(b)           a Lender who has notified the Obligors’ Agent under Clause 13.1 (Mandatory prepayment - illegality) that it has become unlawful for that Lender to perform its obligations under a Finance Document or fund or maintain its share in any Credit.

Affiliate means a Subsidiary or a Holding Company of a person, or any other Subsidiary of that Holding Company.

Agent means the Facility Agent or the U.S. Dollar Swingline Agent.

Agent’s Spot Rate of Exchange means the Facility Agent’s spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Euros at or about 11.00 a.m. on any particular Business Day.

Anticipated U.K. Duty Change Date means a date identified in a Commitment Request as a date on which the Obligors’ Agent anticipates that a change in U.K. Tax on tobacco or tobacco related products may occur.

Available Commitments means, in relation to a Facility a Lender’s Commitment under that Facility on the proposed Utilisation Date minus:

(a)           its participation in any Loans under that Facility outstanding at such time; and

(b)           its participation in any Avales under that Facility outstanding at such time,

to the extent not cancelled, reduced or transferred by it under this Agreement.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed utilisation under a Revolving Credit Facility only, that Lender’s participation in any Loan under that Revolving Credit Facility that is due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from a Lender’s Commitment under that Revolving Credit Facility.

Availability Period means:

(a)           in respect of the A Term Loan Facility, B Term Loan Facility and C Term Loan Facility:

(i)            for the issue of Avales in relation to the Offer, the period from and including the date of this Agreement to and including the date falling 60 days after the date of this Agreement, provided that no Avales shall be issued after the Aval Cash Collateralisation Date;

(ii)           for the issue of Avales in relation to the Delisting Offer, the period from and including the Closing Date to and including the date falling 60 days after the Closing Date, provided that no Avales shall be issued after the Aval Cash Collateralisation Date; and

(iii)          for Term Loans, the period from and including the Closing Date to and including the date falling one year after the Closing Date;

(b)           in respect of the A Revolving Credit Facility and the B Revolving Credit Facility, the period from and including the date of this Agreement to and including the date falling one month prior to the third anniversary of the date of this Agreement;

(c)           in respect of the C Revolving Credit Facility:

(i)            for the issue of Avales in relation to the Offer, the period from and including the date of this Agreement to and including the date falling 60 days after the date of this Agreement, provided that no Avales shall be issued after the Aval Cash Collateralisation Date;

(ii)           for the issue of Avales in relation to the Delisting Offer, the period from and including the Closing Date to and including the date falling 60 days after the Closing Date, provided that no Avales shall be issued after the Aval Cash Collateralisation Date; and

(iii)          for C Revolving Credit Loans, the period from and including the date of this Agreement to and including the date falling one month prior to the fifth anniversary of the date of this Agreement;

(d)           in respect of the Swingline Facility:

(i)            in relation to any Swingline Lender on the date of this Agreement, the period from and including the date of this Agreement to and including the date falling 364 days after the date of this Agreement; and

(ii)           in relation to a Swingline Lender after any exercise of the Swingline Facility Extension Option, each Swingline Extension Period for which that Swingline Lender acquires a Swingline Commitment; and

(e)           in respect of the Uncommitted Facility, each period of two months commencing on the Anticipated U.K. Duty Change Date identified in the Commitment Request in relation to which a Lender acquires a Commitment.

Aval means each aval issued by an Issuing Entity substantially in the form set out in Schedule 9 (Form of Avales) or with such changes as may be required by the CNMV provided such changes do not (individually or in aggregate) materially and adversely affect the interests of the Finance Parties or are otherwise approved by the Issuing Entities in each case in connection with the Offer or Delisting Offer and any substitute Aval issued in accordance with Clause 6.3 (Issue of Avales) (together, the Avales).

Aval Cash Collateralisation Date means the date falling 364 days after the date of this Agreement.

Aval Fee has the meaning given to that term in Clause 29.4 (Fees in respect of Avales).

Aval Release Date means the date on which an Aval is repaid or prepaid in full.

Basel II Framework means the framework for measuring the capital adequacy of banks in the form set out in the paper entitled “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” issued by the Basel Committee on Banking Supervision in June 2004.

Break Costs means the amount (if any) which a Lender is entitled to receive under this Agreement as compensation if any part of a Loan or overdue amount is prepaid.

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and:

(a)           if on that day a payment in or a purchase of a currency (other than Euro) is to be made, the principal financial centre of the country of that currency; or

(b)           if on that day a payment in or a purchase of Euro is to be made, a day which is also a TARGET Day.

Cat means Compañia de Distribucíón Integral Logista, S.A. and its Subsidiaries.

Certain Funds Credit means an Aval or a Loan to be applied to finance the acquisition of any Tiger Shares or refinance the indebtedness of the Group and/or the Tiger Group.

Certain Funds Period means the period from (and including) the date of this Agreement to (and including) the earlier of the Aval Cash Collateralisation Date and the date falling 90 days after the Closing Date.

Circular means the Class 1 circular issued or to be issued by Imperial to its shareholders and the working capital statements relating to it.

Claimed Amount has the meaning given to that term in Clause 7.1 (Authority to pay claims under an Aval).

Clean-Up Period means the period from the Closing Date to the date falling 90 days after the Closing Date.

Closing Date means the date on which the first payment in respect of the Tiger Shares is made under the Offer.

CNMV means the National Securities Market Commission of Spain (Comisión Nacional del Mercado de Valores).

CNR means the Centre for Non-Residents of HM Revenue & Customs of the U.K.

Commitment means a Commitment as so designated, of a Lender under a particular Facility.

Commitment Notice means an offer in respect of a Commitment in respect of the Uncommitted Facility, substantially in the form of Part 4 of Schedule 3 (Form of Commitment Notice).

Commitment Request means a request for a Commitment in respect of the Uncommitted Facility, substantially in the form of Part 3 of Schedule 3 (Form of Commitment Request).

Competition Analysis means the table entitled “Project Vancouver – Competition Analysis”.

Compliance Certificate means a certificate substantially in the form of Schedule 6 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

Confidentiality Undertaking means a confidentiality undertaking substantially in the form recommended by the Loan Market Association as at the date of this Agreement or such other form agreed between the Obligors’ Agent and the Facility Agent (acting reasonably).

Consolidated Cash and Cash Equivalents means, at any time:

(a)           cash in hand or on deposit;

(b)           bonds, notes or open market commercial paper:

(i)            which mature within one year after the relevant date of calculation; and

(ii)           which have a short-term credit rating of either A-1 (or higher) by S&P, A-1 (or higher) by Fitch or P-1 by Moody’s, or, if no short-term rating is available in respect of such commercial paper or the indebtedness arising in respect thereof, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating;

(c)           Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an acceptable bank;

(d)           securities issued in money market funds where:

(i)            those securities are acquired on terms that they will be acquired or re-acquired by a third party within one year or not more than three months after demand; and

(ii)           the relevant third party has a short-term credit rating of either A-1 (or higher) by S&P, A-1 (or higher) by Fitch or P-1 by Moody’s or, if no short-term rating is available in respect of that third party in respect of its long-term debt obligations, an equivalent rating; or

(e)           any other instrument, security or investment approved by the Majority Lenders,

in each case, to which any member of the Group is beneficially entitled at that time.

Consolidated EBITDA means in relation to the Group for a Measurement Period the consolidated profits on ordinary activities before taxation for that Measurement Period:

(a)           after adding back Consolidated Net Interest Payable;

(b)           before taking into account any impact from the post-employment benefits charged under IAS 19, comprising service cost, interest cost, expected return on plan assets, past service costs and the effect of any settlement or curtailment;

(c)           before taking into account any amount attributable to minority interests;

(d)           after adding back depreciation and amortisation;

(e)           before taking into account any items which are represented by gains, losses or non-recurring costs, charges or expenses arising on:

(i)            restructuring of the activities of any part of the Group;

(ii)           disposal of non-current assets;

(iii)          disposal of assets associated with discontinued operations; and

(iv)          reversal of any provision in relation to (i), (ii) and (iii) above,

which are charged to the consolidated income statement of the Group; and

(f)            before taking into account any increase or decrease in the fair value of any financial instrument charged to the consolidated income statement of the Group,

and, for the purposes of Clause 25.2 (Gearing) only, including the Proforma EBITDA of any business or company acquired during a Measurement Period for the part of the Measurement Period falling before the effective date of that acquisition.

Consolidated Interest Payable means in relation to a Measurement Period all interest charges, periodic financing charges and charges in the nature of interest, including acceptance commission, commitment fee, guarantee fee, fronting fee and the interest element of rental payments or payments under finance or capital leases (whether, in each case, paid, payable or capitalised), incurred by the Group in effecting, servicing or maintaining Consolidated Total Borrowings during that Measurement Period but excluding such charges, commission, fees and payments incurred under (a) the Equity Bridge Facility Agreement and (b) during the period from and including the date of this Agreement to and including the Closing Date, this Agreement.

Consolidated Net Interest Payable means Consolidated Interest Payable less all financing charges and interest charges received or receivable by the Group during the relevant Measurement Period.

Consolidated Total Borrowings means, at any time, the aggregate principal amount of the Financial Indebtedness of the Group falling within paragraphs (a), (b) or (c) of the definition of that term plus the capital element of all rental payments under finance or capital leases entered into by any member of the Group but excluding (a) any monies borrowed or raised under the Equity Bridge Facility Agreement and (b) the amount of any Aval outstanding.

Consolidated Total Net Borrowings means at any time Consolidated Total Borrowings less Consolidated Cash and Cash Equivalents.

Conversion Date means the date falling 364 days after the date of this Agreement.

Credit means a Loan or an Aval.

Default means an Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality or fulfilment or any other applicable condition (or any combination of the foregoing), in each case as specified in Clause 26 (Default), would constitute an Event of Default.

Delisting Offer means the tender offer to be made to all the shareholders of Tiger for the Tiger Shares by Tiger or, if agreed by the CNMV, by the company making the Offer in accordance with Article 7 of the Spanish Royal Decree 1197/1991 of 26 July on Public Tender Offers (as amended) or any other legislation that may replace it.

Delisting Offer Document means the prospectus (Folleto Explicativo) registered with the CNMV in respect of the Delisting Offer and each annex to that prospectus.

Dirham Facility Document means each of:

(a)           the MAD3,000,000,000 senior facility agreement dated 11 July 2003 entered into by Tiger as supplemented and amended from time to time;

(b)           the MAD2,000,000,000 senior facility agreement dated 22 December 2003 entered into by Tiger as supplemented and amended from time to time; and

(c)           any agreements and documents relating to the refinancing of such facilities provided that the recourse to members of the Group is no greater than under the original finance documents relating to such facilities and the principal amount of any such refinancings is no greater in aggregate than the principal amount of those facilities immediately prior to any such refinancing.

Environmental Law means any applicable law in any jurisdiction in which any member of the Group conducts business which imposes obligations upon such Group member relating to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

Equity Bridge Facility Agreement means the subordinated facility agreement dated on or about the date of this Agreement between, amongst others, Imperial, ABN AMRO Bank N.V., London Branch, Citibank, N.A., London Branch and Morgan Stanley Senior Funding, Inc. and the documentation in respect of any refinancing of the amounts outstanding under that agreement without breaching the terms of this Agreement.

EURIBOR means, for a Term of any Loan or overdue amount in Euro:

(a)           the applicable Screen Rate; or

(b)           if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the European interbank market, in each case, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in Euro, for a period comparable to that Term.

Euro and € means the single currency of the Participating Member States.

Euro Amount of a Loan or part of a Loan means:

(a)           if the Loan is denominated in Euros, its amount; or

(b)           in the case of any other Loan denominated in an Optional Currency, its equivalent in Euros calculated on the basis of the Agent’s Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Term or in the case of a Loan which refinances a Swingline Loan the Utilisation Date for the relevant Swingline Loan.

Event of Default means an event or circumstance specified as such in Clause 26 (Default).

Existing Facilities Agreement means the Euro 3,750,000,000 and £500,000,000 credit facilities agreement dated 10 February 2005 between, amongst others, Imperial Finance, Imperial and HSBC Bank PLC (as amended, restated or supplemented from time to time).

Extension Notice means a notice given by the Obligors’ Agent for an extension of the Original A Term Loan Maturity Date in accordance with Clause 5.4 (Extension of Original A Term Loan Maturity Date).

Extension Option means the option of the Obligors’ Agent to extend the Original A Term Loan Maturity Date in accordance with Clause 5.4 (Extension of Original A Term Loan Maturity Date).

Extension Period means the period from the Original A Term Loan Maturity Date to the date falling 364 days after the Original A Term Loan Maturity Date.

Facility means a credit facility made available under this Agreement.

Facility Office means the office(s) notified by a Lender to the Facility Agent:

(a)           on or before the date it becomes a Lender; or

(b)           by giving not less than five Business Days’ notice,

as the office(s) through which it will perform its obligations under this Agreement.

Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Obligors’ Agent setting out the amount of certain fees referred to in this Agreement.

Final Maturity Date means in respect of:

(a)           the A Term Loan Facility, the Original A Term Loan Maturity Date or, if extended in accordance with this Agreement, the date falling 364 days after the Original A Term Loan Maturity Date;

(b)           the B Term Loan Facility, the date falling three years after the date of this Agreement;

(c)           the C Term Loan Facility, the date falling five years after the date of this Agreement;

(d)           the A Revolving Credit Facility and B Revolving Credit Facility, the date falling three years after the date of this Agreement;

(e)           the C Revolving Credit Facility, the date falling five years after the date of this Agreement;

(f)            the Swingline Facility, subject to the Swingline Facility Extension Option, the date falling 364 days after the date of this Agreement; and

(g)           the Uncommitted Facility, the date falling five years after the date of this Agreement.

Final Release Date means the date on which the Aval Release Date has occurred in respect of each Aval.

Finance Document means:

(a)           this Agreement;

(b)           a Fee Letter;

(c)           a Transfer Certificate;

(d)           the Syndication Letter;

(e)           each Aval; or

(f)            any other document designated as such by the Facility Agent and the Obligors’ Agent.

Finance Party means a Lender or an Administrative Party.

Financial Indebtedness means any indebtedness (other than indebtedness owed by one member of the Group to another member of the Group) in respect of:

(a)           moneys borrowed or raised;

(b)           any debenture, bond, note, loan stock, commercial paper or similar instrument;

(c)           any acceptance credit, bill-discounting, note purchase or other similar facility;

(d)           any counter-indemnity obligation in respect of any guarantee, bond, documentary letter of credit or other similar instrument issued by a bank or financial institution;

(e)           any finance lease;

(f)            any receivables purchase, factoring or discounting arrangement under which there is recourse in whole or in part to any member of the Group;

(g)           any currency swap, or interest rate swap, cap or collar arrangement, option or any other derivative instrument;

(h)           any arrangement entered into primarily as a method of raising finance pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re-acquired by a member of the Group (whether following the exercise of an option or otherwise); or

(i)            any guarantee, indemnity or other legally binding assurance against financial loss in respect of the indebtedness of any person arising under an obligation falling within (a) to (h) above.

First Cash Utilisation Date means the first Utilisation Date on which a Term Loan Facility or the C Revolving Credit Facility is utilised other than by way of the issuance of an Aval.

Fitch means Fitch Ratings Ltd or any successor to its ratings business.

Group means Imperial and its Subsidiaries for the time being.

Guarantor means an Original Guarantor or an Additional Guarantor.

Guarantor Accession Agreement means a letter, substantially in the form of Part 6 of Schedule 3 (Form of Guarantor Accession Agreement), with such amendments as the Facility Agent may approve or reasonably require.

Holding Company means a holding company within the meaning of section 736 of the Companies Act 1985.

Hybrid Securities means any issuance of an individual security by a member of the Group containing both a debt and equity component and the equity component of any Hybrid Securities will be the component credited as equity by Moody’s or S&P (or an equivalent statistical rating agency).

IAS 19 means International Accounting Standard 19 (1998) (Employee Benefits) issued by the International Accounting Standards Board and effective at 1 January 1999 (as amended and revised from time to time).

IBOR means LIBOR or EURIBOR.

Increased Cost means:

(a)           an additional or increased cost;

(b)           a reduction in the rate of return under a Finance Document or on the overall capital of a Finance Party or any of its Affiliates; or

(c)           a reduction of an amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

Indemnified Party means:

(a)           each Issuing Entity; and

(b)           each Lender.

Indemnity Claim has the meaning given to that term in Clause 7.2 (Lenders’ Indemnity).

Indemnity Claim Notice means a notice in respect of an Indemnity Claim served pursuant to Clause 7.5 (Settlement of Claims under Lenders’ Indemnity) and substantially in the form of Schedule 8 (Form of Indemnity Claim Notice).

Information Memorandum means the document regarding the Group described as such prepared in respect of the Facilities in the form approved by Imperial.

ISP means the International Standby Practices, 1998.

Issuer means Imperial Tobacco Overseas B.V.

Issuing Entity means:

(a)           an Original Issuing Entity; or

(b)           any person which becomes an Issuing Entity after the date of this Agreement.

Issuing Entity Accession Agreement means an agreement substantially in the form of Schedule 3 Part 7 (Form of Notices) with such amendments as the Facility Agent and the Obligors’ Agent may agree.

Lehman Issuing Entity means Lehman Brothers Bankhaus AG, London Branch or, if acceptable to the CNMV and so elected by Lehman Commercial Paper Inc., UK Branch, Lehman Commercial Paper Inc., UK Branch.

Lender means:

(a)           an Original Lender; or

(b)           any person which becomes a Lender after the date of this Agreement, and unless the context otherwise requires, references in this Agreement to a Lender include a Swingline Lender.

LIBOR means, for a Term of any Loan or overdue amount:

(a)           the applicable Screen Rate; or

(b)           if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, in each case, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount, for a period comparable to that Term.

Litigation Report means:

(a)           the report dated on or about the date of this Agreement entitled Project Vancouver, Tiger Litigation; and

(b)           the report dated on or about the date of this Agreement entitled Project Vancouver –Litigation Report.

Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

Major Breach means a breach of:

(a)           Clause 23.10 (Negative pledge);

(b)           Clause 23.11 (Restrictions on Guarantees);

(c)           Clause 23.12 (Disposals); or

(d)           Clause 24.1 (Compliance in connection with the Offer) to Clause 24.6 (Equity Documents).

Major Default means any of the following Events of Default but only so far as they relate to an Obligor:

(a)           Clause 26.2 (Non-payment);

(b)           Clause 26.4 (Other breaches) but only in so far as it relates to a Major Breach;

(c)           Clause 26.5 (Misrepresentation) but only in so for as it relates to a Major Representation;

(d)           Clause 26.7 (Insolvency), Clause 26.8 (Winding up), Clause 26.9 (Creditors’ process) or Clause 26.14 (Cessation of Business); or

(e)           Clause 26.12 (Unlawfulness) or Clause 26.13 (Repudiation).

Major Representation means any of the following representations:

(a)           Clause 22.2 (Status);

(b)           Clause 22.3 (Powers and authority) but only if this would be reasonably likely to materially and adversely affect the interests of the Finance Parties;

(c)           Clause 22.4 (Legal validity); or

(d)           Clause 22.5 (Non-conflict) (other than subparagraph (c) of that clause).

Majority Lenders means, at any time, Lenders:

(a)           whose share in the outstanding Credits and whose Available Commitments (excluding any Swingline Commitment) then aggregate 66 2/3 % or more of the aggregate of all the outstanding Credits and the Available Commitments (excluding any Swingline Commitment) of all the Lenders;

(b)           if there is no Credits then outstanding, whose Available Commitments (excluding any Swingline Commitment) then aggregate 66 2/3 % or more of the Total Commitments (excluding any Swingline Commitment); or

(c)           if there is no Credits then outstanding and the Total Commitments have been reduced to zero, whose Commitments (excluding any Swingline Commitment) aggregated 66 2/3 % or more of the Total Commitments (excluding any Swingline Commitment) immediately before that reduction.

Mandatory Cost means the cost of complying with certain regulatory requirements, expressed as a percentage rate per annum and calculated by the Facility Agent under Schedule 4 (Calculation of the Mandatory Cost).

Margin means the percentage rate per annum determined in accordance with:

(a)           in respect of the Term Loan Facilities, Revolving Credit Facilities and Swingline Facility, Clause 14.3 (Margin); or

(b)           in respect of the Uncommitted Facility, Clause 10.3 (Offer and Acceptance).

Material Adverse Effect means a material adverse effect on the ability of the Obligors (taken as a whole and taking into account resources of the Group which would be available to the Obligors) to perform their obligations under the Finance Documents.

Material Company means:

(a)           an Obligor; and

(b)           a Principal Subsidiary.

Maturity Date means, for a Revolving Credit Loan or a Swingline Loan, the last day of the Term for that Loan.

Maximum Uncommitted Facility Amount means £600,000,000.

Measurement Period means a period of 12 months ending on the last day of a financial year or half-year of Imperial.

Minimum Bridge Utilisation means:

(a)           a part of the first €7,250,000,000 of the facilities available under the Equity Bridge Facility Agreement (the Base Equity Minimum Amount) which is proportionate to the amount to be utilised by way of Loan under this Agreement to fund the purchase price of Tiger shares or refinance the outstanding indebtedness of the Tiger Group; or

(b)           if the Obligors’ Agent has received from Moody’s or S&P a formal indication of the minimum amount of the facilities required to be drawn under the Equity Bridge Facility

Agreement for Imperial to maintain a long term credit rating of Baa3 in the case of Moody’s or BBB- in the case of S&P (the Ratings Equity Minimum Amount) which is higher than the Base Equity Minimum Amount, that Ratings Equity Minimum Amount, provided that the Minimum Bridge Utilisation shall be no greater than the amount of the facilities available under the Equity Bridge Facility Agreement and if such Ratings Equity Minimum Amounts received from both Moody’s and S&P are different, the higher such Ratings Equity Minimum Amount will apply; or

(c)             if the Obligors’ Agent has received Ratings Equity Minimum Amounts from both Moody’s and S&P which are lower than the Base Equity Minimum Amount and which have been received by the Facility Agent from the Obligors’ Agent in a form and substance satisfactory to the Facility Agent (acting reasonably), the higher of such Ratings Equity Minimum Amounts.

Moody’s means Moody’s Investors Service Limited or any successor to its rating business.

MSA means the master settlement agreement dated 28 November 1998 (as amended from time to time) among 46 of the United States of America, certain territories of the United States of America and certain tobacco companies.

Net Proceeds means in respect of an issuance or disposal an amount equal to the cash proceeds received by any member of the Group net of relevant fees, costs, expenses and Taxes incurred by any member of the Group in relation to that issuance or disposal.

New York Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general banking business in New York City.

Non-Consenting Lender means a Lender which does not agree to a consent or amendment to, or a waiver of, a provision of a Finance Document requested by the Obligors’ Agent where:

(a)           the consent, waiver or amendment requires the consent of all the Lenders;

(b)           a period of not less than 20 Business Days has elapsed from the date the consent, waiver or amendment was delivered to the Facility Agent; and

(c)           the consent, waiver or amendment has been agreed to by a Super Majority.

Non-Funding Lender means a Lender which has:

(a)           failed to advance its share of a Credit it is obliged to make under this Agreement and the Obligors’ Agent (acting reasonably) has determined that the Lender is not likely to advance that amount; or

(b)           given notice to the Obligors’ Agent and/or the Facility Agent that it will not advance, or that it has disaffirmed or repudiated any obligation to advance, its share in any Credit.

Obligor means a Borrower or a Guarantor.

Obligors’ Agent means Imperial Finance.

Offer means the offer to the shareholders of Tiger for the Tiger Shares to be filed by Imperial or a wholly owned subsidiary of Imperial (or on their behalf) with the CNMV as that Offer is supplemented or amended from time to time.

Offer Costs means all fees, costs, expenses, stamp, registration or transfer Taxes incurred by (or required to be paid by) any member of the Group in connection with the Offer or any Delisting Offer.

Offer Document means the prospectus (Folleto Explicativo) registered with the CNMV in respect of the Offer and each annex or supplement to that prospectus.

Optional Currency means any currency (other than Euros) in which a Loan may be denominated under this Agreement.

Original A Term Loan Maturity Date means the date falling 364 days after the date of this Agreement.

Original Financial Statements means the audited consolidated financial statements of the Group for the year ended 30 September 2006.

Participating Member State means a member state of the European Communities that adopts or has adopted the Euro as its lawful currency under the legislation of the European Community for Economic Monetary Union.

Party means a party to this Agreement.

Permitted Bridge Payment means:

(a)           a payment or repayment of amounts outstanding under the Equity Bridge Facility Agreement after the Net Proceeds of the Rights Issue and/or the proceeds of any Redenomination Swap have been applied in full in prepayment of principal amounts outstanding under the Equity Bridge Facility Agreement to the extent such balance arises as a result of a shortfall on the conversion of the Sterling amount of such Net Proceeds of the Rights Issue into a Euro amount (at the rate of exchange applicable at the time such Rights Issue Net Proceeds are applied in prepayment of the Equity Bridge Facility Agreement and after taking into account any currency hedging transactions entered into by any member of the Group in respect of such conversion including any Redenomination Swap);

(b)           a payment or repayment amounts outstanding under the Equity Bridge Facility Agreement to the extent that Imperial has received confirmation from S&P and Moody’s in a form and in substance satisfactory to the Facility Agent (acting reasonably) that the long term credit rating assigned to the Group after the Rights Issue (as reduced as a result of such payments) will be no lower than BBB- by S&P or Baa3 by Moody’s; and

(c)           a payment comprising interest, fees, costs and expenses associated with the facilities under the Equity Bridge Facility Agreement.

Permitted Reorganisation means:

(a)           a reorganisation involving the business, assets or shares of (or other interest in) a member of the Group on a solvent basis (including any winding up, dissolution or corporate reconstruction) where:

(i)            no Default is outstanding or would result from the proposed reorganisation;

(ii)           all the assets of that member remain within the Group or a part of those assets proportionate to the relevant member of the Group’s equity interest in that member remain with the Group; and

(iii)          there is no material and adverse impact on the financial position of the Guarantors arising as a result of the Permitted Reorganisation; or

(b)           any other reorganisation of one or more members of the Group approved by the Majority Lenders.

Permitted Securitisation means any securitisation programme operated by any members of the Tiger Group in substantially the manner such programme was operated prior to the date of the Offer.

Prescribed Time means the time set out under the heading Time on the earlier of the dates set out under the headings A and B in each case opposite a reference for a paragraph of Clause 10.1 (Commitment Requests) or Clause 10.3 (Offer and Acceptance) below where:

(a)           UD is the proposed Utilisation Date of the proposed Loan; and

(b)           CR is the date of the relevant Commitment Request,

in each case, if applicable, plus or minus the number of Business Days specified:

Clause	Event	Time		A	B
10.1(d)	Facility Agent notifies Lenders	12.00	noon	CR	UD-10
10.3(b)	Facility Agent makes offer(s) to Imperial Finance	2.00	p.m.	CR+10	UD-2
10.3(a)	Facility Agent receives offer(s) from Lenders	3.00	p.m.	CR+10	UD-2
10.3(e)	Facility Agent notifies Imperial Finance	5.00	p.m.	CR+10	UD-2
10.3(f)	Imperial Finance accepts offer(s)	10.00	a.m.	CR+20	UD-1
10.3(i)	Facility Agent notifies Lenders of results	1.00	p.m.	CR+20	UD-1

Principal Subsidiary means:

(a)           any Subsidiary of Imperial whose net assets or pre-tax profit, at any time after the date of this Agreement, equal or exceed five per cent. (5%) of the consolidated net assets or adjusted consolidated pre-tax profit of the Group at that time, and for the purposes of the above:

(i)            the consolidated net assets of the Group shall be the consolidated net assets of the Group ascertained by reference to the latest audited published consolidated accounts of the Group;

(ii)           the adjusted consolidated pre-tax profit of the Group shall be the aggregate of:

(A)          the consolidated pre-tax profit of the Group ascertained by reference to the latest audited published consolidated accounts of the Group; and

(B)           the consolidated pre-tax profit (the pre-acquisition profit) of any Subsidiary which became a member of the Group during the period for which the latest audited published consolidated accounts of the Group were prepared (an acquired subsidiary) for the part of that period which falls before the effective date of such acquisition calculated in accordance with approved accounting standards used in the preparation of the latest audited published accounts of the Group;

(iii)          the net assets of any Subsidiary shall be the net assets of that Subsidiary calculated in accordance with approved accounting standards used in the preparation of the latest audited published accounts of the Group; and

(iv)          the pre-tax profit of any Subsidiary shall be the pre-taxation profit of that Subsidiary calculated in accordance with approved accounting standards used in the preparation of the latest audited published accounts of the Group plus, in the case of any acquired subsidiary, an amount equal to any pre-acquisition, pre-tax profit, and for the purposes of the above, net assets in respect of the Group or any such Subsidiary means the fixed assets and current assets of the Group or that Subsidiary (as the case may be); and

(b)           a Subsidiary of Imperial to which has been transferred (whether by one transaction or a series of transactions, related or not) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to those transactions was a Principal Subsidiary.

Proforma EBITDA means in relation to a business or company, the proforma consolidated profits on ordinary activities before taxation of that business or company, adjusted in accordance with paragraphs (a) to (f) (inclusive) of the definition of Consolidated EBITDA, applied mutatis mutandis to that business or company.

Pro rata Share means:

(a)           for the purpose of determining a Lender’s share in a utilisation of a Facility, the proportion which its Available Commitment (excluding any Swingline Commitment) under that Facility bears to all the Available Commitments (excluding any Swingline Commitment) under that Facility; and

(b)           for any other purpose on a particular date:

(i)            the proportion which a Lender’s participation in the Credits (if any) bears to all the Credits;

(ii)           if there are no Credits outstanding on that date, the proportion which its Commitment (excluding any Swingline Commitment) bears to the Total Commitments (excluding any Swingline Commitment) on that date;

(iii)          if the Total Commitments (excluding any Swingline Commitment) have been cancelled, the proportion which its Commitments (excluding any Swingline Commitment) bore to the Total Commitments (excluding any Swingline Commitment) immediately before being cancelled; or

(iv)          when the term is used in relation to a Facility, the above proportions but applied only to the Credits and Commitments (excluding any Swingline Commitment) for that Facility,

and for the purpose of paragraph (iv) above, the Facility Agent will, in the case of a dispute, determine whether the term in any case relates to a particular Facility.

PTR Scheme means the Provisional Treaty Relief Scheme operated by CNR and includes any modifications or republications thereof from time to time.

Qualifying Lender means a Lender which is:

(a)           a U.K. Lender;

(b)           a Treaty Lender; or

(c)           a U.K. Non-Bank Lender.

Rate Fixing Day means:

(a)           the first day of a Term for a Loan denominated in Sterling;

(b)           the second Business Day before the first day of a Term for a Loan denominated in any other currency (other than Euro); or

(c)           the second TARGET Day before the first day of a Term for a Loan denominated in Euro,

or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

Redenomination Swap means any transaction entered into by Imperial Finance and a bank or financial institution in connection with the conversion of the Rights Issue proceeds into Euro for the purposes of repayment or prepayment of the facility outstanding under the Equity Bridge Facility Agreement or the redenomination of that facility into Sterling (in whole or in part) in order to facilitate the repayment of that facility using the proceeds of any Rights Issue.

Reference Bank means each of the Facility Agent, Citibank, N.A., London Branch and Barclays Bank PLC and any other bank or financial institution appointed as such by the Facility Agent in accordance with the terms of this Agreement.

Related Issuing Entity means:

(a)           in respect of Banco Santander Central Hispano S.A., London branch, Banco Santander Central Hispano S.A.;

(b)           in respect of Barclays Bank PLC, Barclays Bank PLC;

(c)           in respect of Citibank, N.A., London Branch, Citibank International plc, Sucursal en España;

(d)           in respect of Lehman Brothers Holdings, Inc. and Lehman Loan Funding, LLC, the Lehman Issuing Entity; and

(e)           in respect of The Royal Bank of Scotland plc, The Royal Bank of Scotland plc.

Relevant Lender means:

(a)           an Affected Lender;

(b)           a Non-Consenting Lender; or

(c)           a Non-Funding Lender.

Relevant Obligations means:

(a)           in respect of each Issuing Entity, all of its obligations and liabilities (whether actual or contingent) under the Aval issued by it; and

(b)           in respect of each Lender, all of its obligations and liabilities (whether actual or contingent) under Clause 7.2 (Lenders’ Indemnity).

Repeating Representations means the representations which are deemed to be repeated under Clause 22.15 (Times for making Representations).

Replacement Lender means a Lender or any other person selected by the Obligors’ Agent which is:

(a)            willing to assume all of the obligations of the Relevant Lender;

(b)            if such assumption will occur prior to the Final Release Date, an Acceptable Transferee or any other person acceptable to the Issuing Entities (acting reasonably); and

(c)            satisfactory to the Facility Agent (acting reasonably) from a know your customer perspective.

Request means a request for a Credit, substantially in the form of Part 1 of Schedule 3 (Form of Request).

Requested Amount has the meaning given to that term in Clause 10.2 (Completion of Commitment Requests).

Reservations means:

(a)           the principles that enforceability may be limited by the laws of administration, liquidation, insolvency, reorganisation, suretyship or similar laws of general application affecting creditors’ rights; and

(b)           any other general principles of law referred to in any legal opinion delivered in connection with the Finance Documents and any qualifications to which any such opinion is subject.

Resignation Request means a letter substantially in the form of Schedule 7 (Form of Resignation Request).

Revolving Credit Commitment means:

(a)           for an Original Lender, the amount set out opposite its name in Part 2 of Schedule 1 (Original Lenders) under the heading Revolving Credit Commitments and designated A, B or C and the amount of any other Revolving Credit Commitment, as so designated, it acquires; and

(b)           for any other Lender, the amount of any Revolving Credit Commitment, as so designated, it acquires,

to the extent not cancelled, transferred or reduced under this Agreement.

Revolving Credit Facility means a revolving credit facility made available under this Agreement and when designated A, B or C means the relevant Revolving Credit Facility as so designated.

Revolving Credit Loan means a Loan under a Revolving Credit Facility made available under this Agreement and when designated A, B or C means the relevant Revolving Credit Loan as so designated.

Rights Issue means the rights issue outlined in the Underwriting Agreement.

Rollover Loan means one or more Loans under a Revolving Credit Facility:

(a)           to be made on the same day that a maturing Loan is due to be repaid;

(b)           the aggregate amount of which is equal to or less than the maturing Loan;

(c)           in the same currency as the maturing Loan; and

(d)           to be made for the purpose of:

(i)            refinancing a maturing Revolving Credit Loan; or

(ii)           refinancing a maturing Swingline Loan.

S&P means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc. or any successor to its rating business.

Screen Rate means:

(a)           for LIBOR, the British Bankers Association Interest Settlement Rate (if any); and

(b)           for EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union,

for the relevant currency and Term displayed on the appropriate page of the Reuters screen selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the Facility Agent may (with the agreement of the Obligors’ Agent) specify another page or service displaying the appropriate rate.

Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest securing any obligation of any person, or any other agreement or arrangement having a similar effect, in each case created with the intention of conferring a security interest.

Spain means the Kingdom of Spain and its constituent parts and Spanish shall be construed accordingly.

Sterling and £ means the lawful currency for the time being of the U.K.

Syndication Date means the date on which close of primary syndication of the Facilities occurs in accordance with the terms of the Syndication Letter.

Subsidiary means a subsidiary within the meaning of section 736 of the Companies Act 1985.

Super Majority means, at any time, Lenders:

(a)           whose share in the outstanding Credits and whose Available Commitments (excluding any Swingline Commitment) then aggregate 85% or more of the aggregate of all of the outstanding Credits and the Available Commitments (excluding any Swingline Commitment) of all the Lenders;

(b)           if there is no Credit then outstanding, whose Available Commitment (excluding any Swingline Commitment) then aggregate 85% or more of the Total Commitments (excluding any Swingline Commitment); or

(c)           if there is no Credit then outstanding and the Total Commitments have been reduced to zero, whose Commitments (excluding any Swingline Commitment) aggregated 85% or more of the Total Commitments (excluding any Swingline Commitments) immediately before that reduction.

Swingline Commitment means:

(a)           in the case of a Swingline Lender on the date of this Agreement, the amount in Euro set opposite its name in Part 2of Schedule 1 (Original Lenders) under the heading “Swingline Commitments” and the amount of any other Swingline Commitment it acquires; or

(b)           for any other Swingline Lender, the amount of any Swingline Commitment it acquires,

to the extent not transferred, cancelled or reduced under this Agreement.

Swingline Extension Notice means a request made by Imperial Finance to exercise a Swingline Facility Extension Option, substantially in the form of Part 2 of Schedule 3 (Form of Swingline Extension Notice).

Swingline Extension Period has the meaning given to that term in Clause 8.4 (Swingline Facility Extension Option).

Swingline Facility means the swingline facility made available under this Agreement.

Swingline Facility Extension Option means the option of Imperial Finance to request the Lenders to provide the Swingline Facility for certain periods after the Conversion Date in accordance with Clause 8.4 (Swingline Facility Extension Option).

Swingline Lender means:

(a)           the financial institutions listed in Part 2 of Schedule 1 (Original Lenders) as a Swingline Lender; or

(b)           any other person that becomes a Swingline Lender after the date of this Agreement.

Swingline Loan means a Loan under the Swingline Facility made available under this Agreement.

Swingline Proceeds Account means such accounts in the name of Imperial Finance as notified in writing to the Facility Agent pursuant to the current dealing mandate as issued by Imperial Finance to the Facility Agent or such other account in the name of Imperial Finance as Imperial Finance may notify in writing to the Facility Agent for this purpose by not less than five Business Day’s prior notice.

Syndication Letter means the syndication letter dated on or about the date of this Agreement between the Obligor’s Agent and the Mandated Lead Arrangers.

TARGET Day means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euro.

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

Tax Confirmation means a confirmation by a U.K. Non-Bank Lender that the person beneficially entitled to payments made to that Lender in respect of an advance under a Finance Document is either:

(a)           a company resident in the U.K., or a partnership each member of which is a company resident in the U.K., for U.K. tax purposes; or

(b)           a company not so resident in the U.K. which carries on a trade in the U.K. through a permanent establishment and those payments in respect of that advance fall to be brought into account in computing the chargeable profits of that company for the purposes of section 11(2) of the Income and Corporations Taxes Act, 1988.

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

Term Loan means a Loan under a Term Loan Facility made available under this Agreement and when designated A, B or C means the relevant Term Loan as so designated.

Term Loan Facility means a term loan facility made available under this Agreement and when designated A, B or C means the relevant Term Loan Facility as so designated.

Term Loan Commitment means:

(a)           in respect of an Original Lender, the amount set opposite its name in Part 2 of Schedule 1 (Original Lenders) under the heading Term Loan Commitments and designated A, B or C and the amount of any other Term Loan Commitment, as so designated, it acquires; and

(b)           in respect of any other Lender, the amount of any Term Loan Commitment, as so designated, it acquires,

and, for the avoidance of doubt, any such Commitment will, unless otherwise drawn, be reinstated on the repayment of any relevant Aval to the extent not cancelled, transferred or reduced under this Agreement.

Tiger means Altadis, S.A.

Tiger Bond Documents means:

(a)           the agreements and documents governing the terms of the following bond issues:

Amount (€)	Maturity Date	Issuer

600,000,000	2 October 2008	Altadis Finance B.V.

500,000,000	2 October 2013	Altadis Finance B.V.

500,000,000	11 December 2015	Altadis Emisiones Financieras, S.A.U.

(b)          any agreements and documents relating to the refinancing of such bond issues set out at paragraph (a) above provided that the recourse to members of the Group is no greater than under the original Tiger Bond Documents relating to such bond issues and the principal amount of such refinancing is no greater than the principal amount of such bond issues, provided that notwithstanding the foregoing Imperial and/or Imperial Tobacco Limited may provide guarantees to the bondholders under any Tiger Bond Documents and the Tiger Bond Documents will include any documentation in relation to such guarantees.

Tiger Group means Tiger and its Subsidiaries for the time being.

Tiger Shares means shares in the issued share capital of Tiger.

Total A Revolving Credit Commitments means the aggregate of the A Revolving Credit Commitments of all the Lenders, being the total amount identified as such in Part 2 of Schedule 1 (Original Lenders) at the date of this Agreement.

Total A Term Loan Commitments means the aggregate of the A Term Loan Commitments of all the Lenders, being the total amount identified as such in Part 2 of Schedule 1 (Original Lenders) at the date of this Agreement.

Total B Revolving Credit Commitments means the aggregate of the B Revolving Credit Commitments of all the Lenders, being the total amount identified as such in Part 2 of Schedule 1 (Original Lenders) at the date of this Agreement.

Total B Term Loan Commitments means the aggregate of the B Term Loan Commitments of all the Lenders, being the total amount identified as such in Part 2 of Schedule 1 (Original Lenders) at the date of this Agreement.

Total Commitments means the aggregate of the Commitments of all the Lenders.

Total C Revolving Credit Commitments means the aggregate of the C Revolving Credit Commitments of all the Lenders, being the total amount identified as such in Part 2 of Schedule 1 (Original Lenders) at the date of this Agreement.

Total C Term Loan Commitments means the aggregate of the C Term Loan Commitments of all the Lenders, being the total amount identified as such in Part 2 of Schedule 1 (Original Lenders) at the date of this Agreement.

Total Swingline Commitments means the aggregate of the Swingline Commitments of all the Swingline Lenders, being the total amount identified as such in Part 2 of Schedule 1 (Original Lenders) at the date of this Agreement.

Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require, or any other form agreed between the Facility Agent and the Obligors’ Agent.

Transfer Date means, in respect of a Transfer Certificate, the later of:

(a)           the proposed Transfer Date specified in that Transfer Certificate; and

(b)           the date on which the Facility Agent executes that Transfer Certificate.

Treaty Lender means a Lender which is, on the date a payment of interest falls due under this Agreement:

(a)           resident (as defined in the appropriate double taxation agreement) in a country with which the U.K. has a double taxation agreement and which is entitled to a complete exemption under that double taxation agreement from U.K. taxation on interest; and

(b)           does not carry on a business in the U.K. through a permanent establishment with which the payment is effectively connected,

and for this purpose double taxation agreement means any convention or agreement between the government of the U.K. and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

U.K. means the United Kingdom of Great Britain and Northern Ireland.

U.K. Lender means a Lender which is within the charge to U.K. corporation tax in respect of, and beneficially entitled to, a payment of interest on a Loan made by a person that was a bank for the purposes of section 879 of the Income Tax Act 2007 (as currently defined in section 991 of the Income Tax Act 2007) at the time the Loan was made.

U.K. Non-Bank Lender means a Lender which is neither a U.K. Lender nor a Treaty Lender and which is:

(a)           a company resident in the U.K. for U.K. tax purposes;

(b)           a partnership each member of which is a company resident in the U.K. for U.K. tax purposes; or

(c)           a company not resident in the U.K. which carries on a trade in the U.K. through a permanent establishment and is required to bring into account payments made to it in computing its chargeable profits for the purposes of section 11(2) of the Income and Corporation Taxes Act 1988, and which has given (and not revoked) a Tax Confirmation to the Obligors’ Agent and the Facility Agent.

Uncommitted Facility means an uncommitted facility made available under this Agreement.

Underwriting Agreement means each of:

(a)          the back-stop sponsor’s and underwriting agreement (the Back-Stop Underwriting Agreement) in the agreed form dated on or about the date of this Agreement between Imperial, Hoare Govett Limited, Morgan Stanley & Co. International plc, Citigroup Global

Markets Limited, Citigroup Global Markets U.K. Equity Limited and Lehman Brothers International (Europe) or any replacement of that underwriting agreement entered into by Imperial as supplemented and amended from time to time without breaching this Agreement; and

(b)          any underwriting agreement entered into by Imperial after the date of this Agreement pursuant to the Back-Stop Underwriting Agreement on closer to market terms or any replacement of any such underwriting agreement.

United States means the United States of America.

U.S. Dollars and $ means the lawful currency for the time being of the United States.

U.S. Facilities Agreement means the US$1,900,000,000 facilities agreement dated 8 February 2007 between, amongst others, Imperial Finance, Imperial, Citibank, N.A., London Branch and The Royal Bank of Scotland plc (as amended, restated or supplemented from time to time).

Utilisation Date means each date on which a Facility is utilised.

1.2          Construction

(a)           In this Agreement, unless the contrary intention appears, a reference to:

(i)            an amendment includes a supplement, novation, restatement or re-enactment, and amended will be construed accordingly;

(ii)           assets includes present and future properties, revenues and rights of every description;

(iii)          an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(iv)          disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(v)           indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

(vi)          know your customer requirements are the identification checks that a Finance Party reasonably requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

(vii)         a long term credit rating of Imperial is a reference to the solicited long term credit rating of Imperial where the rating is based primarily on the unsecured credit risk of Imperial;

(viii)        a Lender’s participation in an Aval shall be construed as a reference to the relevant amount that is or may be payable by such Lender in relation to that Aval which may become payable under Clause 7.2 (Lenders’ Indemnity);

(ix)           a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(x)            a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xi)           a currency is a reference to the lawful currency for the time being of the relevant country;

(xii)          a Default being outstanding means that it has not been remedied or waived;

(xiii)         a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xiv)        a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(xv)         a person includes its successors in title, permitted assigns and permitted transferees;

(xvi)        a Finance Document or another document is a reference to that Finance Document or other document as amended (including, without limitation, any amendment providing for any increase in the amount of a facility or an additional facility); and

(xvii)       a time of day is a reference to London time (unless otherwise stated);

(xviii)      a reference to Barclays Capital is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC.

(b)           The equivalent in Euros of a Revolving Credit Loan, Swingline Loan or part of such a Loan in an Optional Currency for the purposes of calculating:

(i)            whether any limit under this Agreement has been exceeded;

(ii)           the amount of a Loan;

(iii)          the share of a Lender in a Loan;

(iv)          the amount of any repayment of a Loan; or

(v)           the undrawn amount of a Lender’s Commitment,

is its Euro Amount.

(c)           Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end as appropriate, except that:

(i)            if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)           if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)          notwithstanding paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(d)           (i)            Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999; and

(ii)           notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability) or termination of that Finance Document.

(e)           Unless the contrary intention appears:

(i)            a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)           a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)          any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.

(f)            The headings in this Agreement do not affect its interpretation.

(g)           References to a Commitment of Morgan Stanley Bank International Limited/Morgan Stanley Senior Funding, Inc. (together the Morgan Stanley Entities) in relation to a Facility shall be construed as a reference to the aggregate Commitment of Morgan Stanley Bank International Limited and Morgan Stanley Senior Funding, Inc. in relation to that Facility (as allocated between the Morgan Stanley Entities in such proportions and such amounts as each Morgan Stanley Entity notifies to the Facility Agent from time to time).

1.3          Avales

(a)           An Aval is repaid or prepaid if:

(i)            a Borrower provides cash cover for that Aval; or

(ii)           the maximum amount payable under that Aval is paid or reduced in accordance with its terms; or

(iii)          that Aval is returned to the relevant Issuing Entity; or

(iv)          the relevant Issuing Entity is satisfied that it has no further liability under that Aval,

provided that, for the avoidance of doubt, a substitution of an Aval for the purposes referred to in Clause 6.3 (Issue of Avales) will not constitute a repayment or prepayment of that Aval for the purposes of this Agreement save to the extent of any reduction in the amount of that Aval occurring as a result of that substitution.

The amount by which an Aval is repaid or prepaid under subparagraphs (i) and (ii) above is the amount of the relevant cash cover, payment or reduction.

(b)           The outstanding or principal amount of an Aval at any time is the maximum amount that is or may be payable by a Borrower in respect of that Aval at that time.

(c)           Cash cover is provided for an Aval if a Borrower (i) funds and maintains a cash deposit in the currency of the Aval with the CNMV in place of or in consideration of a reduction in the amount of that Aval (provided the Issuing Entities have received evidence in form and substance satisfactory to them (acting reasonably) that the Aval has been reduced by such amount) or (ii) pays an amount in the currency of the Aval to an interest-bearing account(s) in the name of that Borrower and the following conditions are met:

(i)            subject as set out below, the account(s) is with the relevant Issuing Entity in such branch as it may specify (acting reasonably) if the cash cover is to be provided for a particular Issuing Entity or the Facility Agent if cash cover is to be provided to all Issuing Entities;

(ii)           until no amount is or may be outstanding under that Aval, withdrawals from the account may only be made:

(A)          to pay to the relevant holder of the cash collateral amounts due and payable to the Finance Parties for whom that cash collateral is held under that Aval; and

(B)           if no Default is outstanding, by the relevant Borrower, to the extent that the balance in the account exceeds the outstanding amount of that Aval;

(iii)          if requested by the Facility Agent or any Issuing Bank (acting reasonably) the Borrower has executed and delivered a security document over that account, in a form and substance satisfactory to the Facility Agent and the relevant Issuing Entities (in respect of cash cover for all Issuing Entities) or the relevant Issuing Entity (in respect of cash cover for a particular Issuing Entity) (in either case acting reasonably) for which the cash cover is provided, creating a first ranking security interest over that account in favour of the relevant Issuing Entity.

(d)           References to cash cover exclude any interest accrued on that cash cover.

(e)           Any amount standing to the credit of an account(s) maintained by a Borrower under paragraph (c) above will bear interest at not less than a normal market rate for deposits of a similar duration, currency and amount.

(f)            At any time whilst the Borrower is providing cash cover to an Issuing Entity in respect of an Aval, the Finance Parties if requested by the Borrower will co-operate (to the extent reasonable) in effecting any arrangement to procure that the CNMV accepts a cash deposit by the Borrower in place of or in consideration of a reduction in the amount of that Aval (such reduction to be evidenced to the satisfaction of the Issuing Entities (acting reasonably)).

(g)           At any time prior to the Aval Release Date a Borrower will to the extent that there are at that time any Avales outstanding hold any amount of any repayment of a deposit by the CNMV on trust for payment to the relevant Issuing Entities and issuing entities under the Equity Bridge Facility Agreement (together the Relevant Issuing Entities)  in proportion to the outstanding amounts of the Avales issued by it and the relevant Borrower will promptly pay those amounts to the Relevant Issuing Entities to be held by way of cash cover in proportion to the amount of all Avales issued under the Facilities and all avales issued under the Equity Bridge Facility Agreement.

2.             FACILITIES

2.1          Term Loan Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

(a)           a committed Euro term loan facility with an Extension Option in an aggregate amount equal to the Total A Term Loan Commitments;

(b)           a committed Euro term loan facility in an aggregate amount equal to the Total B Term Loan Commitments; and

(c)           a committed Euro term loan facility in an aggregate amount equal to the Total C Term Loan Commitments.

2.2          Avales

Subject to the terms of this Agreement, the A Term Loan Facility, B Term Loan Facility, C Term Loan Facility and C Revolving Credit Facility may also be utilised by way of the issuance by the Issuing Entities of Avales in connection with the Offer or any Delisting Offer.

2.3          Revolving Credit Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrowers:

(a)           a committed U.S. Dollar revolving credit facility in an aggregate amount equal to the Total A Revolving Credit Facility Commitments;

(b)           a committed Sterling revolving credit facility in an aggregate amount equal to the Total B Revolving Credit Facility Commitments; and

(c)           a committed multicurrency revolving credit facility in an aggregate amount equal to the Total C Revolving Credit Facility Commitments.

2.4          Swingline Facility

Subject to the terms of this Agreement, the Swingline Lenders make available to Imperial Finance a committed swingline facility with a Swingline Facility Extension Option in an aggregate amount equal to the Total Swingline Commitments.

2.5          Uncommitted Facility

Subject to the terms of this Agreement, the Lenders make available to Imperial Finance an uncommitted facility in an aggregate amount not exceeding the Maximum Uncommitted Facility Amount.

2.6          Nature of a Finance Party’s rights and obligations

Unless otherwise agreed by all the Finance Parties:

(a)           the obligations of a Finance Party under the Finance Documents are several;

(b)           failure by a Finance Party to perform its obligations does not affect the obligations of any other Party other than an obligation of an Obligor to that Finance Party under the Finance Documents;

(c)           no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

(d)           the rights of a Finance Party under the Finance Documents are separate and independent rights;

(e)           a debt arising under the Finance Documents to a Finance Party is a separate and independent debt; and

(f)            a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

3.             PURPOSE

3.1          Loan proceeds

Each Loan may only be used in or towards:

(a)           in the case of a Loan under the A Term Loan Facility, B Term Loan Facility, C Term Loan Facility and C Revolving Credit Facility:

(i)            financing the acquisition of the Tiger Shares pursuant to the Offer for the Tiger Shares and the Delisting Offer or (after the First Cash Utilisation Date) otherwise;

(ii)           refinancing outstanding indebtedness of the Group and the Tiger Group;

(iii)          payment of the Offer Costs and the payment of other fees, costs and expenses associated with the Facilities;

(iv)          providing cash cover for the Avales on the Aval Cash Collateralisation Date; and

(v)           after the Closing Date, to fund amounts due to shareholders in Tiger (other than members of the Group) pursuant to any dividend or other capital distribution or reduction, share redemption or buy back or compensation payment in connection with their shareholding in Tiger and/or any dilution of that shareholding;

(b)           in the case of a Loan under a Revolving Credit Facility:

(i)            for ongoing working capital requirements and general corporate purposes of the Group including, without limitation, further acquisitions and to make Permitted Bridge Payments; or

(ii)           refinancing outstanding indebtedness of the Group including the Tiger Group and the U.S. Target Group; and

(iii)          payment of fees, costs, expenses, stamp, registration or transfer taxes associated with the Facilities;

(c)           in the case of a Loan under the Swingline Facility, the financing of any same-day financing requirements which for this purpose means the provision of a facility or other financing arrangements on the same day as such facility or other financing arrangement is requested by Imperial Finance; and

(d)           in the case of a Loan under the Uncommitted Facility, financing the payment of any customs duties, excise duties and value added tax of any member of the Group,

provided that until the Closing Date, no Loan may be used to fund the purchase price for Tiger Shares (other than pursuant to the Offer) or refinance outstanding indebtedness of the Tiger Group.

3.2          Avales

Each Aval may only be used to support the obligations of Imperial or one of its wholly owned subsidiaries or Tiger in respect of the Offer and/or any Delisting Offer in accordance with the requirements of the CNMV pursuant to Spanish Royal Decree 1197/1991 (dated 26 July 1991) on Public Tender Offers (as amended), as replaced or substituted by any other applicable regulation on tender offers.

3.3          No obligation to monitor

No Finance Party is bound to monitor or verify the utilisation of a Facility.

4.             CONDITIONS PRECEDENT AND CERTAIN FUNDS

4.1          Conditions precedent documents

A Loan may not be utilised or an Aval issued until the Facility Agent has notified the Obligors’ Agent and the Lenders that it has received all of the documents and evidence set out in Part 1 of Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent (acting reasonably). The Facility Agent must give this notification to the Obligors’ Agent and the Lenders promptly upon being so satisfied.

4.2          Further conditions precedent to utilisation by way of Avales

The obligations of each Issuing Entity to issue an Aval are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Aval:

(a)           the Repeating Representations are correct in all respects; and

(b)           no Default is outstanding or would result from the issuance of that Aval.

4.3          Conditions precedent on the First Cash Utilisation Date

The obligations of each Lender to participate in any Loan to be made on the Closing Date and used to fund the purchase price for Tiger Shares or refinance outstanding indebtedness of the Tiger Group are subject to the further conditions precedent that:

(a)           at least the Minimum Bridge Utilisation has been or will be utilised by way of Loan on the same date as the Utilisation Date for that Loan;

(b)           all amounts outstanding under the Existing Facilities Agreement and the U.S. Facilities Agreement have been or will be repaid, prepaid and cancelled in full on or prior to the First Cash Utilisation Date; and

(c)           to the extent such documents and evidence are not required to be delivered pursuant to Clause 4.1 above the Facility Agent has notified the Obligors’ Agent and the Lenders that it has received all of the documents and evidence set out in Part 2 of Schedule 2 (Conditions Precedent Documents) in form and substance satisfactory to the Facility Agent (acting reasonably). The Facility Agent must give this notification to the Obligors’ Agent and the Lenders promptly upon being so satisfied.

4.4          Further conditions precedent to utilisation by way of Loans

(a)           The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

(i)            the Repeating Representations are correct in all respects; and

(ii)           no Default is outstanding or would result from the Loan (or, in the case of Rollover Loans (including the drawdown of Loans under the Revolving Credit Facilities to repay Loans under the Swingline Facility), no actual Event of Default is outstanding or would result from that Rollover Loan).

(b)           The conditions precedent set out at paragraph (a) above will not apply to any utilisation by way of a Loan to fund the repayment or prepayment of the Avales on the Aval Cash Collateralisation Date or any utilisation by way of Loans for the purposes set out in Clause 3.1(a)(iv) (Loan proceeds).

4.5          Limitations

Unless the Facility Agent agrees pursuant to Clause 15.5 (Other adjustments) or otherwise, a Request may not be made (or, if made, shall not be regarded as having been validly made) if, as a result, there would be more than:

(a)           12 A Term Loans;

(b)           12 B Term Loans;

(c)           5 C Term Loans;

(d)           12 A Revolving Credit Loans;

(e)           6 B Revolving Credit Loans;

(f)            30 C Revolving Credit Loans; and

(g)           15 Avales,

outstanding.

4.6          Certain Funds

(a)           Notwithstanding any term of this Agreement, during the Certain Funds Period no Lender is entitled to:

(i)            refuse to participate in or make available any Certain Funds Credit;

(ii)           cancel its Commitment to the extent to do so would prevent or limit the making of a Certain Funds Credit;

(iii)          exercise any right of rescission or similar right or remedy which it may have in relation to any Certain Funds Credit; or

(iv)          accelerate or cause repayment of any Certain Funds Credit,

except as provided in paragraph (b) below.

(b)           Paragraph (a) does not apply if the entitlement arises because:

(i)            the Obligors’ Agent has not delivered or procured the delivery of all of the documents required under Clause 4.1 (Conditions precedent documents) and the delivery of any such documents has not been waived by the Facility Agent;

(ii)           a Major Representation is not correct or will not be correct immediately after any Certain Funds Credit is made;

(iii)          a Major Default is outstanding or will result from the making of any Certain Funds Credit; or

(iv)          it is unlawful for the Lender to maintain its Commitment or to perform its obligations to make available that Certain Funds Credit.

Immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Lenders notwithstanding that they may not have been used or have been available for use during the Certain Funds Period.

5.             UTILISATION – TERM LOAN FACILITY AND REVOLVING CREDIT FACILITY

5.1          Giving of Requests

(a)           A Borrower may borrow a Loan under the Term Loan Facility or the Revolving Credit Facility by giving to the Facility Agent a duly completed Request.

(b)           Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request for a Loan under the Term Loan Facility or Revolving Credit Facility is 11.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)           Each such Request is irrevocable.

(d)           No Request may be submitted in respect of the C Revolving Credit Facility for the purposes of the acquisition of the Tiger Shares unless at the time of that Request, the A Term Loan Facility, B Term Loan Facility and C Term Loan Facility have been utilised in full or the Availability Period for those Facilities has expired.

(e)           Notwithstanding the issue of Avales under the A Term Loan Facility, B Term Loan Facility and C Term Loan Facility:

(i)            a Borrower may deliver a Request in respect of the A Term Loan Facility, B Term Loan Facility and C Term Loan Facility to fund the cash consideration payable for the Tiger Shares supported by that Aval upon that cash consideration becoming due pursuant to the Offer or a Delisting Offer and to fund any cash cover for the Avales on the Aval Cash Collateralisation Date; and

(ii)           on repayment of any relevant Aval, the Term Loan Commitments and C Revolving Commitments will be reinstated to the extent not otherwise drawn, cancelled or reduced under this Agreement.

5.2          Completion of Requests

A Request for a Loan under the Term Loan Facility or Revolving Credit Facility will not be regarded as having been duly completed unless:

(a)           it identifies the Borrower;

(b)           it identifies that the Loan is a Term Loan or Revolving Credit Loan (as applicable);

(c)           it identifies the Facility and, where relevant, any further designation of that Facility;

(d)           the Utilisation Date is a Business Day falling within the relevant Availability Period;

(e)           the amount of the Loan requested is:

(i)            a minimum of Euro 5,000,000 or its equivalent in accordance with Clause 11 (Currencies) and an integral multiple of 1,000,000 units of that currency;

(ii)           the maximum undrawn amount available for Loans under the relevant Facility on the proposed Utilisation Date less in the case of a Loan under the C Revolving Credit Facility the amount of any outstanding Swingline Loan to be refinanced out of the C Revolving Credit Facility to the extent that the Request does not specify that the proceeds of the Loan under the C Revolving Credit Facility are to be applied in repayment of that Swingline Loan; or

(iii)          such other amount as the Facility Agent may agree;

(f)            the proposed currency and Term comply with this Agreement; and

(g)           the payment instructions comply with Clause 20.1 (Place of Payments).

5.3          Advance of Loan

(a)           The Facility Agent must promptly notify each Lender of the details of the requested Loan under the Term Loan Facility or Revolving Credit Facility (as appropriate) and the amount of its share in that Loan.

(b)           The amount of each Lender’s share of a Loan under the Term Loan Facility or Revolving Credit Facility (as appropriate) will be its Pro rata Share of such Loan on the proposed Utilisation Date.

(c)           Subject to Clause 5.1(e) no Lender is obliged to participate in a Loan under the Term Loan Facility or Revolving Credit Facility if as a result:

(i)            its share in the Loans and its participation in Avales under that Facility would exceed its Available Commitment for that Facility; or

(ii)           the aggregate amount of all Credits (other than in the case of a Loan under the C Revolving Credit Facility and the Loans to be applied in or towards discharging a Swingline Loan) would exceed the Total Commitments.

(d)           If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the relevant Borrower on the Utilisation Date.

5.4          Extension of Original A Term Loan Maturity Date

(a)           The Obligors’ Agent may request that the Original A Term Loan Maturity Date be extended for the Extension Period by giving an Extension Notice to the Facility Agent no more than 60 days and not less than 30 days before the Original A Term Loan Maturity Date. Any such Extension Notice is irrevocable.

(b)          If an Extension Notice is delivered to the Facility Agent, the Facility Agent must promptly forward a copy of any Extension Notice to the Lenders providing the A Term Loan Facility.

(c)           Following the delivery of an Extension Notice if on the Original A Term Loan Maturity Date:

(i)            the Repeating Representations are correct in all respects; and

(ii)           there is no Default outstanding,

the Original A Term Loan Maturity Date will be extended to the date falling 364 days after the Original A Term Loan Maturity Date.

6.             UTILISATION — AVALES

6.1          Giving of Requests

(a)           The Obligors’ Agent may request an Aval or Avales be issued by giving to the Facility Agent a duly completed Request.

(b)           Unless the Facility Agent and the Issuing Entity otherwise agree, the latest time for receipt by the Facility Agent of a duly completed Request for Avales is 11.00 a.m. three Business Days before the proposed Utilisation Date or, in the case of Avales to be issued on the date of this Agreement, on the Utilisation Date.

(c)           Each such Request is irrevocable.

6.2          Completion of Requests

(a)           A Request for Avales will not be regarded as having been duly completed unless:

(i)            it identifies the Borrower;

(ii)           it specifies the Facility under which the Avales are to be issued;

(iii)          it specifies that it is for Avales;

(iv)          the Utilisation Date is a Business Day falling within the relevant Availability Period;

(v)           the aggregate amount of the Avales requested (together with the aggregate amount of any other Avales previously issued under this Agreement, to the extent that such previously issued Avales are not being substituted by the Avales requested):

(A)          is (I) equal to or less than the Available Commitment under each Term Loan Facility and the C Revolving Credit Facility on the proposed Utilisation Date and (II) equal to the amount of the cash consideration payable for the Tiger Shares proposed to be acquired pursuant to the Offer or, if applicable, the Delisting Offer; or

(B)           such other amount as the Facility Agent may agree;

(vi)          the proposed beneficiary is the CNMV for the benefit of shareholders of Tiger;

(vii)         the form of Avales are attached; and

(viii)        the delivery instructions for the Avales are specified.

(b)           A Request may include a request for an Aval to be issued in substitution for an existing Aval in the manner contemplated in Clause 6.3 (Issue of Aval) below.

6.3          Issue of Avales

(a)           The Facility Agent must promptly notify each Issuing Entity and each Lender of the details of the requested Avales and the amount of its share of those Avales.

(b)           The amount of each Lender’s share in an Aval will be its Pro rata Share on the proposed Utilisation Date.

(c)           Each of the Issuing Entities will subject to any substitution in accordance with Clause 33.11 (New Issuing Entities) issue Avales in an amount equal to the percentage of the aggregate amount of Avales specified in the Request set out opposite its name in Schedule 1 Part 3 (Issuing Entities) for the relevant Facility.

(d)           If the relevant conditions set out in this Agreement have been met, the Issuing Entities must issue the Avales on the Utilisation Date.

(e)           An Aval may be issued under this Agreement as a substitute for an existing Aval for the purposes of amending the amount of that existing Aval or making administrative or technical changes to its terms. The definition of Aval under this Agreement shall be construed to include such substitute Aval.

(f)            Imperial shall file the Avales or procure the Avales are filed with the CNMV promptly upon issue.

(g)           The Issuing Entities are not obliged to issue any Aval if as a result:

(i)            a Lender’s share in a Term Loan under a Term Loan Facility and its participation in Avales under a Term Loan Facility would exceed its Term Loan Commitment or a Lender’s share in a Loan under the C Revolving Credit Facility and its participation in Avales under the C Revolving Credit Facility would exceed its C Revolving Credit Facility Commitment; or

(ii)           the aggregate amount of the Credits would exceed the Total Commitments.

(h)           No Issuing Entity has a duty to enquire of any person whether or not the conditions set out in paragraph (g) above have been met. The Issuing Entity may assume that those conditions have been met unless it is expressly notified to the contrary by the Facility Agent. The Issuing Entity will have no liability to any person for issuing an Aval based on any such assumption.

7.             AVALES

7.1          Authority to pay claims under an Aval

(a)           Each Borrower irrevocably and unconditionally authorises the Issuing Entities to pay any claim made or purported to be made under an Aval which appears on its face to be in order (a claim), the amount of any such claim being a Claimed Amount.

(b)           Each Borrower acknowledges that the Issuing Entities:

(i)            are not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)           deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(c)           The obligations of a Borrower under this Clause will not be affected by:

(i)            the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)           any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.2          Lenders’ Indemnity

(a)           Subject to the terms of this Agreement, each Lender unconditionally and irrevocably agrees to pay to each Issuing Entity, on demand, an amount equal to its share of any Claimed Amount in accordance with the arrangements for payment set out in Clause 7.5 (Settlement of Claims under Lenders’ Indemnity) (such demand being an Indemnity Claim).

(b)           No Indemnity Claim can be made in respect of any Claimed Amount for which an Issuing Entity has otherwise been reimbursed including, without limitation, by way of the provision of cash cover to the Issuing Entity out of the proceeds of a Loan.

(c)           Each Lender’s share of any Claimed Amount referred to in Clause 7.2(a) (Lenders’ Indemnity) shall be its Pro rata Share on the Utilisation Date of the relevant Aval but adjusted to reflect any subsequent assignment or transfer under this Agreement.

(d)           The maximum aggregate liability of each Lender to the Issuing Entities under this Clause 7.2 (Lenders’ Indemnity) shall be automatically reduced by an amount equal to:

(i)            any payments made by that Lender to an Issuing Entity under or in respect of an Aval; and

(ii)           that Lender’s share (determined in accordance with Clause 7.2(c) (Lenders’ Indemnity) of:

(A)          any payment made by a Borrower to an Issuing Entity in relation to a Claimed Amount pursuant to Clause 7.3 (Borrower Indemnities); and

(B)           any reduction in the amount of an Aval other than as a result of a repayment or prepayment.

(e)           The obligations of any Lender under this Clause 7.2 (Lenders’ Indemnity) and Clause 7.3 (Borrower Indemnities) will, in each case, not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause and Clause 7.3 (Borrower Indemnities) (as appropriate) (whether or not known to it or any other person). This includes:

(i)            any time or waiver granted to, or composition with, any person;

(ii)           any release of any person under the terms of any composition or arrangement;

(iii)          the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(iv)          any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(v)           any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(vi)          any amendment (however fundamental) of a Finance Document, any Aval or any other document or security; or

(vii)         any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Aval or any other document or security.

(f)            Until the Syndication Date, the indemnities given to each Issuing Entity pursuant to this Clause are given by each Lender to its Related Issuing Entity only and on and from the Syndication Date by each Lender to each Issuing Entity.

(g)           Any failure by any Party to perform its obligations under an Aval or under this Agreement shall not relieve or discharge any other Party of its obligations under the relevant Aval or under this Agreement. The failure of a Lender to perform its obligations under this Clause shall not affect or increase the liability of any other Lender under this Clause.

(h)           The obligations of each Lender under this Clause 7.2 (Lenders’ Indemnity) are:

(i)            continuing obligations and will extend to the ultimate balance of all amounts payable by that Lender under or in connection with any Aval, regardless of any intermediate payment or discharge in whole or in part;

(ii)           several; and

(iii)          independent, primary obligations which each Lender undertakes as principal, and not as a surety or guarantor.

For the purpose of this Agreement the Avales will constitute and shall be treated as a “standby” for the purposes of Rule 1.01 of the ISP. The ISP shall apply to each such obligation, to the extent not inconsistent with the terms of the Finance Documents.

7.3          Borrower Indemnities

(a)           Each Borrower must on demand by an Indemnified Party:

(i)            indemnify that Indemnified Party against any loss or liability which that Indemnified Party incurs under or in connection with the Relevant Obligations or that Indemnified Party’s performance of the Relevant Obligations (unless caused by the gross negligence or wilful misconduct of that Indemnified Party); and

(ii)           reimburse that Indemnified Party for any amount demanded of, or paid by, it under the Relevant Obligations in the currency of the relevant amount of the relevant demand, provided that to the extent the Borrowers are obliged to reimburse the Lenders under this Agreement, the claims of the Lenders against the Borrowers in respect of such reimbursement shall be evidenced by one or more Loans arising under Clause 7.5(c) (Settlement of Claims under Lenders’ Indemnity) and the provisions of Clause 7.5 (Settlement of Claims under Lenders’ Indemnity) will govern such reimbursement.

(b)           Each Borrower irrevocably and unconditionally authorises and directs each Indemnified Party to pay any demand made under or in connection with the Relevant Obligations and confirm that each Indemnified Party shall be entitled to pay any demand which appears on its face to be in order. Each Borrower agrees that in respect of the Relevant Obligations no Indemnified Party is concerned with the legality of the claim or any underlying transaction or any set-off, counterclaim or defence as between any Indemnified Party and any other person.

(c)           The obligations of the Borrowers under this Clause 7.3 (Borrower Indemnities) shall be continuing obligations, shall extend to the ultimate balance of all amounts expressed to be payable by that Borrower under or in connection with any Aval, regardless of any intermediate payment or discharge in whole or in parts of amounts payable hereunder.

7.4          Rights of contribution

No Borrower will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause.

7.5          Settlement of Claims under Lenders’ Indemnity

(a)           If an Issuing Entity wishes to make an Indemnity Claim under Clause 7.2 (Lenders’ Indemnity), it shall do so by serving, if prior to the Syndication Date, on each Lender providing such indemnity or, if on or after the Syndication Date,  on the Facility Agent a duly completed Indemnity Claim Notice specifying the Claimed Amount and the amount of each Lenders’ share of that Claimed Amount determined in accordance with Clause 7.2(c) (Lenders’ Indemnity). The Facility Agent must serve a copy of any Indemnity Claim Notice received by it on each Lender promptly upon receipt of the same.

(b)           Any Indemnity Claim Notice must be substantially in the form set out in Schedule 8 (Form of Indemnity Claim Notice). If in that form and if properly completed, such Indemnity Claim Notice shall, in the absence of manifest error, be prima facie evidence of the matters to which it relates.

(c)           Each Lender will make payment of its share of any Indemnity Claim on the date falling one Business Day after receipt of the relevant Indemnity Claim Notice (the Payment Date). Any such payment must be made to the Facility Agent for the account of the relevant Issuing Entity. The Facility Agent will immediately remit such payments to or to the order of the relevant Issuing Entity in accordance with the payment instructions such Issuing Entity shall from time to time provide to the Facility Agent for this purpose.

(d)           If a Lender makes payment of any amount due pursuant to an Indemnity Claim, that Lender shall automatically be subrogated to the rights of the relevant Issuing Entity in respect of such payment.

(e)           The making of a payment by a Lender pursuant to this Clause 7.5 (Settlement of Claims under Lenders’ Indemnity) shall, to the extent that Lender at that time has an Available Commitment (calculated for the purpose of this Clause 7.5(e) (Settlement of Claims under Lenders’ Indemnity) without taking into account any utilisation under this Agreement by way of Avales), constitute a utilisation by way of the borrowing of Loans by Imperial Finance under:

(i)            at any time when there are Available Commitments in respect of the A Term Loan Facility, the A Term Loan Facility;

(ii)           at any time when there are no Available Commitments in respect of the A Term Loan Facility but there are Available Commitments under the B Term Loan Facility, the B Term Loan Facility;

(iii)          at any time when there are no Available Commitments in respect of the A Term Loan Facility or B Term Loan Facility but there are Available Commitments in respect of the C Term Loan Facility, the C Term Loan Facility; and

(iv)          at any time when there are no Available Commitments in respect of the Term Loan Facilities, the C Revolving Credit Facility.

(f)            The other provisions of this Agreement shall apply to each such Loan save that:

(i)            the conditions precedent set out in Clauses 4.1 (Conditions precedent documents), 4.3 (Conditions precedent on the First Cash Utilisation Date) and Clause 4.4 (Further conditions precedent to utilisation by way of Loans) shall not apply to the making of any such Loan; and

(ii)           each such Loan shall have an initial Term of one month commencing on the relevant Payment Date.

(g)           Each Borrower hereby irrevocably authorises the borrowing of any Loan made under this Clause 7.5 (Settlement of Claims under Lenders’ Indemnity) and agrees to adopt, and that it shall be liable in respect of, each such Loan as if it was a Loan borrowed by that Borrower pursuant to a Request.

8.             UTILISATION – SWINGLINE LOANS

8.1          Giving of Requests

(a)           Imperial Finance may borrow a Swingline Loan by giving to the Facility Agent and, in the case of a borrowing of a Swingline Loan denominated in U.S. Dollars, the U.S. Dollar Swingline Agent a duly completed Request.

(b)           Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent and, if applicable, the U.S. Dollar Swingline Agent of a duly completed Request for a Swingline Loan is:

(i)            in the case of a Swingline Loan denominated in U.S. Dollars, 11.00 a.m. (New York City time); or

(ii)           in the case of a Swingline Loan denominated in Sterling, 1.00 p.m.; or

(iii)          in the case of a Swingline Loan denominated in Euro, 12.00 noon,

in each case, on the proposed Utilisation Date.

(c)           Each such Request for a Swingline Loan is irrevocable.

8.2          Completion of Requests

(a)           A Request for a Swingline Loan under the Swingline Facility will not be regarded as having been duly completed unless:

(i)            it identifies that the Borrower is Imperial Finance;

(ii)           it identifies that the Loan is a Swingline Loan;

(iii)          the Utilisation Date is a Business Day (or, in the case of a Swingline Loan denominated in U.S. Dollars, a New York Business Day) falling within the Availability Period for the Swingline Facility;

(iv)          the Term selected:

(A)          in the case of a Swingline Loan denominated in Sterling, is no less than two Business Days; and

(B)           in the case of a Swingline Loan denominated in U.S. Dollars or Euro, is no less than four Business Days; and

and, in each case, no more than ten Business Days;

(v)           the Euro equivalent amount of the Swingline Loan requested does not exceed the amount available to be drawn under the C Revolving Credit Facility and is:

(A)          a minimum of Euro 5,000,000 or its equivalent in accordance with Clause 11 (Currencies) and an integral multiple of 1,000,000 units of that currency;

(B)           the maximum undrawn amount available under the C Revolving Credit Facility; or

(C)           such other amount as the Facility Agent or the Swingline Lenders may agree;

(vi)          the amount of the Swingline Loan requested does not exceed the amount available to be drawn under the Swingline Facility; and

(vii)         the proposed currency complies with this Agreement.

(b)           Only one Swingline Loan may be requested in a Request.

(c)           Imperial Finance must, by no later than 11.00 a.m. on the Business Day next following a Utilisation Date in respect of a Swingline Loan, deliver to the Facility Agent a duly completed Request for a Loan under the C Revolving Credit Facility in the currency of that Swingline Loan and for an amount of not less than the amount of that Swingline Loan, having a Utilisation Date being the Maturity Date for that Swingline Loan and specifying that the proceeds or a part of the proceeds of that Loan are to be applied in discharging in full that Swingline Loan.

(d)           If Imperial Finance fails to deliver a Request for a Loan in accordance with paragraph (c) above it will be deemed to have delivered a Request for a Loan in the amount of the relevant Swingline Loan, having a Term of one month and otherwise complying with that paragraph.

8.3          Advance of a Swingline Loan

(a)           The Facility Agent or, in the case of a borrowing of a Swingline Loan denominated in U.S. Dollars, the U.S. Dollar Swingline Agent must notify each Swingline Lender of the details of the requested Swingline Loan and the amount of its share in that Swingline Loan by:

(i)            in the case of a Swingline Loan in U.S. Dollars, 12.00 noon (New York City time);

(ii)           in the case of a Swingline Loan in Sterling, 2.00 p.m.; or

(iii)          in the case of a Swingline Loan in Euro, 1.00 p.m.,

in each case on the proposed Utilisation Date.

(b)           The amount of each Swingline Lender’s share of the Swingline Loan will be its Pro rata Share on the proposed Utilisation Date adjusted to take account of any limit applying under this Clause.

(c)           No Swingline Lender is obliged to participate in a Swingline Loan if as a result:

(i)            its share in the Swingline Loans would exceed its Swingline Commitment; or

(ii)           the aggregate amount of all C Revolving Credit Loans and Swingline Loans outstanding (including in the relevant Request) would exceed the Total C Revolving Credit Commitments.

(d)           If the relevant conditions set out in this Agreement have been met, each Swingline Lender must make its share in the Swingline Loan available to the Facility Agent or, in the case of a borrowing of a Swingline Loan denominated in U.S. Dollars, the U.S. Dollar Swingline Agent, for Imperial Finance on the Utilisation Date.

8.4          Swingline Facility Extension Option

(a)           Subject as set out below, Imperial Finance may, by notice to the Facility Agent, request the Swingline Lenders (or any other Lender) to provide the Swingline Facility for certain periods after the Conversion Date.

(b)           The Swingline Extension Notice may only be issued to the Facility Agent by Imperial Finance at least 30 days, but no more than 60 days, prior to:

(i)            the Conversion Date; or

(ii)           the last day of each Swingline Extension Period (as defined below) thereafter,

(each a Swingline Extension Date).

(c)           Subject as set out below, any extension of the Swingline Facility under a Swingline Extension Notice will be for the period commencing on the relevant Swingline Extension Date and ending on the date 364 days thereafter (each such period a Swingline Extension Period).

(d)           No Swingline Extension Period will overrun the relevant Final Maturity Date and the final Swingline Extension Period will be shortened accordingly.

(e)           If a Swingline Extension Notice is delivered to the Facility Agent, the Facility Agent will promptly notify the U.S. Dollar Swingline Agent, the Swingline Lenders and each other Lender selected by Imperial Finance to that effect.

(f)            Each Lender which is notified under paragraph (e) above will notify Imperial Finance by no later than the date falling ten Business Days prior to the Swingline Extension Date whether they are prepared to provide the Swingline Facility for the relevant Swingline Extension Period and, if so the maximum Swingline Commitment for that Swingline Facility it is prepared to provide.

(g)           If:

(i)            one or more Lenders agree to provide the Swingline Facility for the relevant Swingline Extension Period;

(ii)           Imperial Finance confirms to the Facility Agent by no later than the Business Day immediately prior to the Swingline Extension Date that it wishes that Lender to provide the Swingline Facility for the relevant Swingline Extension Period and the amount (not exceeding the maximum amount specified by the relevant Lender or, in aggregate, the amount of Swingline Commitments) of the Swingline Facility which Imperial Finance wishes it to provide;

(iii)          the Repeating Representations are correct in all respects; and

(iv)          there is no Default outstanding,

the Lender or Lenders selected by Imperial Finance shall on the Swingline Extension Date acquire a Swingline Commitment equal to the amount specified by Imperial Finance under paragraph (ii) above.

8.5          Relationship with the Revolving Credit Facility

(a)           The Swingline Commitments must not at any time exceed the C Revolving Credit Commitments and, if necessary, the Swingline Commitments will be automatically reduced to achieve this.

(b)           Any reduction of the Swingline Commitments under paragraph (a) above will be applied pro rata against the Commitments of the Swingline Lenders under the Swingline Facility at that time.

8.6          Non-payment of Swingline Loans

(a)           If a Swingline Loan is not repaid on its due date, each Lender must pay to the Facility Agent for the Swingline Lenders an amount calculated as described below.

(b)           The amount (if any) required to be paid by a Lender is the proportion of the Swingline Loan not repaid (together with any interest accrued and unpaid on that amount from the Utilisation Date of the Swingline Loan to the date of payment by that Lender) which the C Revolving Credit Commitment of that Lender bears to the Total C Revolving Credit Commitments.

(c)           On a payment under this Clause 8.6, the paying Lender will be subrogated to the rights of the Swingline Lenders which have shared in the payment received.

(d)           If and to the extent the paying Lender is not able to rely on its rights under paragraph (c) above,  Imperial Finance will be liable to the paying Lender for a debt equal to the amount the paying Lender has paid under this Clause 8.6 and the liability of Imperial Finance to the Swingline Lenders will be reduced accordingly.

(e)           Any payment under Clause 8.6 does not reduce the obligations in aggregate of any Obligor.

9.             SWINGLINE LOANS

9.1          Interest

(a)           The rate of interest on each Swingline Loan denominated in U.S. Dollars (other than a Swingline Loan issued for the purposes set out in paragraph (b) below) for each day during its Term is the aggregate of:

(i)            the applicable Margin; and

(ii)           the rate per annum determined by the U.S. Dollar Swingline Agent to be the Federal Funds Rate on or about 1.00 p.m. (New York City time) on that day.

(b)           The rate of interest on each Swingline Loan denominated in U.S. Dollars to the extent made for the purpose of refinancing commercial paper denominated in U.S. Dollars for each day during its Term is the higher of:

(i)            the prime commercial lending rate in U.S. Dollars announced by the U.S. Dollar Swingline Agent and in force on that day; and

(ii)           0.50 per cent. per annum over the the rate per annum determined by the U.S. Dollar Swingline Agent to be the Federal Funds Rate on or about 1.00 p.m. (New York City time) on that day.

(c)           For the purposes of paragraph (a) and (b) above, Federal Funds Rate means in relation to any day, the rate per annum equal to:

(i)            the weighted average of the rates on overnight Federal funds transactions with members of the U.S. Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a New York Business Day, for the immediately preceding New York Business Day) by the Federal Reserve Bank of New York; or

(ii)           if a rate is not published for that day or preceding day, the average of the quotations for that day on those transactions received by the U.S. Dollar Swingline Agent from three Federal funds brokers of recognised standing selected by the U.S. Dollar Swingline Agent in consultation with Imperial Finance.

If any day during a Term of a Swingline Loan denominated in U.S. Dollars is not a New York Business Day the rate of interest on that Loan for that day will be the rate applicable on the immediately preceding New York Business Day.

(d)           The rate of interest on each Swingline Loan denominated in Sterling or Euro for a Term will be the aggregate of:

(i)            the applicable Margin;

(ii)           the arithmetic mean (rounded upwards to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by each Swingline Lender having a Swingline Commitment at that time to leading banks in the London interbank market at the time that the Facility Agent notifies such Swingline Lender in accordance with Clause 8.3(a) (Advance of a Swingline Loan) for the offering of deposits in the currency of that Loan for a period comparable to that Term; and

(iii)          the applicable Mandatory Cost (if any).

(e)           Except where it is provided to the contrary in this Agreement, Imperial Finance must pay accrued interest on each Swingline Loan made to it on the last day of its Term.

(f)            Any other term of this Agreement relating to:

(i)            calculation of the rate of interest (but not interest on overdue amounts); or

(ii)           market disruption,

does not apply to Swingline Loans.

9.2          Term

Notwithstanding any other term of this Agreement:

(a)           each Swingline Loan has one Term only; and

(b)           the Term for a Swingline Loan must be selected in the relevant Request.

9.3          Partial payments

(a)           If the Facility Agent, or the U.S. Dollar Swingline Agent, receives a payment in respect of the Swingline Facility insufficient to discharge all the amounts then due and payable by Imperial Finance to the Swingline Lenders under this Agreement, the Facility Agent or the U.S. Dollar Swingline Agent as the case may be must apply that payment towards the obligations of Imperial Finance under the Finance Documents in respect of the Swingline Facility in the following order:

(i)            first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent or the U.S. Dollar Swingline Agent as the case may be under the Finance Documents incurred in respect of the Swingline Facility;

(ii)           secondly, in or towards payment pro rata of any accrued interest on a Swingline Loan due but unpaid under this Agreement; and

(iii)          thirdly, in or towards payment pro rata of the principal of any Swingline Loan due but unpaid under this Agreement.

(b)           The Facility Agent and the U.S. Dollar Swingline Agent must, if so directed by all the Swingline Lenders, vary the order set out in Clauses 9.3(a)(ii) and (iii) (Partial payments), as appropriate.

(c)           This Clause 9.3 will override any appropriation made by Imperial Finance.

(d)           Any other term of this Agreement in relation to partial payments does not apply to the Swingline Facility.

10.          UTILISATION – UNCOMMITTED FACILITY

10.1        Commitment Requests

(a)           Subject as set out below, Imperial Finance may, by notice to the Facility Agent, request the Lenders to provide a Commitment for an Availability Period under the Uncommitted Facility.

(b)           A Commitment Request may only be issued to the Facility Agent by Imperial Finance at least 10 Business Days, but no more than six months, prior to an Anticipated U.K. Duty Change Date.

(c)           A Commitment Request must be delivered to the Facility Agent not later than 10.00 a.m. on a particular Business Day or that Commitment Request will be deemed for the purpose of this Agreement to have been received by the Facility Agent at 9.00 a.m. on the following Business Day.

(d)           The Facility Agent must by the Prescribed Time notify each Lender of the details of the Commitment Request.

(e)           Without the consent of the Majority Lenders, no more than two Anticipated U.K. Duty Change Dates may fall in any period of twelve consecutive months.

10.2        Completion of Commitment Requests

(a)           A Commitment Request under the Uncommitted Facility will not be regarded as having been duly completed unless:

(i)            it identifies that the Borrower is Imperial Finance;

(ii)           it specifies the date of the relevant Anticipated U.K. Duty Change Date;

(iii)          the amount of the Commitment requested (the Requested Amount) is:

(A)          a minimum of £10,000,000 and an integral multiple of £1,000,000; or

(B)           such other amount as the Facility Agent may agree,

and does not exceed the amount determined in accordance with paragraph (b) below; and

(iv)          the proposed currency is Sterling.

(b)           Imperial Finance may issue any number of Commitment Requests in relation to a particular Anticipated U.K. Duty Change Date except that the amount of the Commitment which Imperial Finance may request under the Uncommitted Facility in relation to any Anticipated U.K. Duty Change Date will be the Maximum Uncommitted Facility Amount, if applicable, reduced by the amount of the Commitments which have been accepted by Imperial Finance under previous Commitment Requests issued in relation to that Anticipated U.K. Duty Change Date.

10.3        Offer and Acceptance

(a)           Each Lender may make up to five offers to make available a Commitment under the Uncommitted Facility in relation to each Commitment Request, but the Facility Agent must receive, not later than the Prescribed Time or such later time as it may agree, a Commitment Notice specifying, in respect of each offer:

(i)            the name of the Lender;

(ii)           the relevant Anticipated U.K. Duty Change Date;

(iii)          the maximum principal amount of the proposed Commitment which shall be:

(A)          a minimum of £5,000,000 and an integral multiple of £1,000,000; or

(B)           the Maximum Uncommitted Facility Amount,

as appropriate;

(iv)          the proposed Margin, expressed as an annual percentage rate to four decimal places; and

(v)           the amount and payment terms in respect of any other fee (if any) required by the Lender to be paid in connection with:

(A)          the relevant Commitment; and

(B)           any Loan advance in respect of that Commitment.

(b)           An offer by the Facility Agent or one of its Affiliates in its capacity as a Lender shall be disregarded unless notified to Imperial Finance not later than the Prescribed Time.

(c)           Each offer made by a Lender under paragraph (a) above shall be a separate and irrevocable offer.

(d)           No Lender is obliged to make offers in respect of any Commitment Request.

(e)           The Facility Agent shall, not later than the Prescribed Time (or, in relation to any valid offers received after the Prescribed Time, promptly upon receipt), notify Imperial Finance of any valid offers received by it up to that time, specifying in respect of each offer:

(i)            the name of the relevant Lender;

(ii)           the maximum principal amount of the proposed Commitment;

(iii)          the proposed Margin; and

(iv)          the amount and payment terms in respect of any other fees (if any) required by the Lender to be paid in connection with the relevant Commitment and any Loan advanced in respect of that Commitment.

(f)            If Imperial Finance wishes to accept any offers notified to it under paragraph (e) above, the Facility Agent must receive from Imperial Finance, not later than the Prescribed Time, an Acceptance Notice specifying the offers it wishes to accept and the amount (not, in aggregate, to exceed the Requested Amount) of the Commitment in relation to each offer which it wishes to accept.

(g)           Subject to the terms of this Agreement, each acceptance of an offer shall, subject to the terms of this Agreement, be irrevocable and binding on Imperial Finance and the relevant Lender.

(h)           If Imperial Finance fails to notify the Facility Agent before the Prescribed Time for the purpose of paragraph (f) above that it wishes to accept an offer that offer shall lapse and the rights and obligations of the relevant Lender in relation to that offer shall automatically terminate.

(i)            The Facility Agent shall, not later than the Prescribed Time, notify each Lender, with a copy being also sent to Imperial Finance, which has made an offer whether or not its offer has been accepted and, if so, specifying in respect of such offer:

(i)            the amount of its Commitment;

(ii)           the applicable Margin; and

(iii)          the amount and payment terms in respect of any fees (if any).

(j)            If the relevant conditions set out in this Agreement have been met, on acceptance by Imperial Finance of an offer made by a Lender, the Lender will acquire a Commitment under the Uncommitted Facility in the amount specified by the Facility Agent under paragraph (i) above.

10.4        Giving of Requests

(a)           Imperial Finance may request a Loan under the Uncommitted Facility by giving to the Facility Agent a duly completed Request.

(b)           Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a Request for a Loan under the Uncommitted Facility is 11.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)           Each such Request is irrevocable.

10.5        Completion of Requests

(a)           A Request for a Loan under the Uncommitted Facility will not be regarded as having been duly completed unless:

(i)            it identifies that the Borrower is Imperial Finance;

(ii)           it identifies the Lender and the Commitment which the Loan applies to;

(iii)          the Utilisation Date is a Business Day falling within the relevant Availability Period;

(iv)          the amount of the Loan requested is:

(A)          a minimum of £5,000,000 and an integral multiple of £1,000,000; or

(B)           the maximum amount of the Commitment;

(v)           the proposed currency is Sterling;

(vi)          the proposed Term is no longer than 93 days; and

(vii)         the payment instructions comply with Clause 20.1 (Place of Payments).

(b)           Imperial Finance may only make one Request for a Loan under the Uncommitted Facility in relation to each offer accepted by Imperial Finance.

(c)           On the issue of a Request by Imperial Finance for a Loan under a Commitment under the Uncommitted Facility any part of that Commitment in excess of the requested amount shall automatically be cancelled.

10.6        Advance of Loan

(a)           The Facility Agent must promptly notify each Lender of the details of the requested Loan.

(b)           No Lender is obliged to participate in any Loan if as a result:

(i)            the amount of the Loan would exceed its relevant Commitment; or

(ii)           the aggregate amount of the Loans under the Uncommitted Facility would exceed the Maximum Uncommitted Facility Amount.

(c)           If the relevant conditions set out in this Agreement have been met the Lender must make the Loan available to the Facility Agent for Imperial Finance on the Utilisation Date.

11.          CURRENCIES

11.1        Denomination

(a)           Loans under the A Term Loan Facility may only be denominated in Euro.

(b)           Loans under the B Term Loan Facility may only be denominated in Euro.

(c)           Loans under the C Term Loan Facility may only be denominated in Euro.

(d)           Each Aval may only be denominated in Euro.

(e)           Loans under the A Revolving Credit Facility may only be denominated in U.S. Dollars.

(f)            Loans under the B Revolving Credit Facility may only be denominated in Sterling;

(g)           Loans under the C Revolving Credit Facility may only be denominated in Euro or, subject as provided below, an Optional Currency.

(h)           Loans under the Uncommitted Facility may only be denominated in Sterling.

(i)            Loans under the Swingline Facility may only be denominated in Euro or, subject as provided below, Sterling or U.S. Dollars.

11.2        Selection

A Borrower must select the currency of a Loan in its Request.

11.3        Conditions relating to currencies

(a)           A Loan under the C Revolving Credit Facility may be denominated in an Optional Currency and a Loan under the Swingline Facility may be denominated in Sterling or U.S. Dollars in each case for a Term if:

(i)            that currency is readily available in the amount required and freely convertible into Euros in the relevant interbank market on the Rate Fixing Day and the first day of that Term; and

(ii)           in the case of a Loan under the C Revolving Credit Facility, that currency is Sterling or U.S. Dollars or has been previously approved by the Facility Agent (acting on the instructions of all the C Revolving Credit Lenders), provided that a Loan under the C Revolving Credit Facility which is made to refinance a Loan under the Swingline Facility shall be denominated in the currency of that Swingline Loan.

(b)           If the Facility Agent has received a request from the Obligors’ Agent for a currency to be approved as an Optional Currency, the Facility Agent must, within five Business Days, confirm to the Obligors’ Agent:

(i)            whether or not the Lenders have given their approval; and

(ii)           if approval has been given, the minimum amount (and, if required, integral multiples) for any Loan in that currency.

11.4        Revocation of currency

(a)           Notwithstanding any other term of this Agreement, if before 9.30 a.m. on any Rate Fixing Day in relation to a Loan under the C Revolving Credit Facility the Facility Agent receives notice from a Lender that:

(i)            the Optional Currency requested is not readily available to it in the relevant interbank market in the amount and for the Term required; or

(ii)           participating in a Loan in the proposed Optional Currency might contravene any law or regulation applicable to it,

the Facility Agent must give notice to the Obligors’ Agent to that effect promptly and in any event before 11.00 a.m. on that day.

(b)           In this event:

(i)            that Lender must participate in the Loan in Euros; and

(ii)           the share of that Lender in the Loan and any other similarly affected Lender(s) will be treated as a separate Loan denominated in Euros for that Term.

(c)           Any part of a Loan treated as a separate Loan under this Clause 11.4 will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time.

(d)           A C Revolving Credit Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing C Revolving Credit Loan by reason only of the operation of this Clause 11.4.

11.5        Notification

The Facility Agent must notify the Lenders and the Obligors’ Agent of the relevant Euro Amount (and the applicable Agent’s Spot Rate of Exchange) promptly after they are ascertained.

12.          REPAYMENT

12.1        Repayment of Term Loans

Each Borrower must repay the Term Loans in full on the relevant Final Maturity Date.

12.2        Repayment of Revolving Credit Loans and Swingline Loans

(a)           Each Borrower must repay each Revolving Credit Loan and each Swingline Loan in full on its Maturity Date.

(b)           Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

12.3        Cash Collateralisation of Avales

Each Borrower must provide cash cover in respect of the full amount of each Aval on the Aval Cash Collateralisation Date to the extent not repaid or prepaid prior to or on that date.

13.          PREPAYMENT AND CANCELLATION

13.1        Mandatory prepayment - illegality

(a)           A Lender must notify the Facility Agent and the Obligors’ Agent promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Credit.

(b)           After notification under paragraph (a) above and subject to Clause 33.9 (Replacement of a Lender):

(i)            each Borrower must repay or prepay the share of that Lender in each Credit on the date specified in paragraph (c) below; and

(ii)           the Commitments of that Lender will be immediately cancelled.

(c)           The date for repayment or prepayment of a Lender’s share in a Credit will be:

(i)            ten Business Days following receipt by the Obligors’ Agent of notice from the Lender under paragraph (a) above; or

(ii)           if earlier, the latest date allowed by the relevant law.

13.2        Mandatory Prepayment - disposal

(a)           The Obligors’ Agent must promptly notify the Facility Agent of a disposal by the Group of all or substantially all of the assets of the Group.

(b)           On any such disposal referred to in paragraph (a) above:

(i)            each Borrower must immediately repay or prepay each Credit utilised by it; and

(ii)           the Total Commitments will be immediately cancelled.

13.3        Mandatory prepayment - change of control

(a)           The Obligors’ Agent must promptly notify the Facility Agent if it becomes aware of any person or group of associated persons (being persons acting in concert (within the meaning set out in the City Code on Takeovers and Mergers) and/or any connected persons (as defined in the Income and Corporation Taxes Act of 1988) of those persons) acquiring the right to exercise more than 50 per cent. of the votes exercisable at a general meeting of Imperial.

(b)           Unless otherwise agreed by the Lenders, on any such acquisition referred to in paragraph (a) above:

(i)            each Borrower must immediately repay each Credit utilised by it; and

(ii)           the Total Commitments will be immediately cancelled.

13.4        Mandatory prepayment from relevant issuance

(a)           In this subclause relevant issuance means any issue, sale or public offering of any debt in the debt capital markets by any member of the Group (including any issue of Hybrid Securities) excluding:

(i)            any issue, sale or public offering of any such debt having a maturity of less than 365 days;

(ii)           any Financial Indebtedness incurred by any member of the Group in relation to any acquisition of the shares in Cat;

(iii)          any issue of Financial Indebtedness in respect of monies borrowed or raised by any member of the Group under any local or working capital facilities on a bilateral basis;

(iv)          any drawings under any syndicated, local or bilateral facilities with any bank or financial institution or syndicate of banks or financial institutions entered into by any member of the Group or Tiger Group prior to the date of this Agreement;

(v)           any Financial Indebtedness incurred under the Finance Documents;

(vi)          any issue of Financial Indebtedness in respect of monies borrowed or raised by any member of the Group under any facilities with any bank or financial institution or syndicate of no more than three banks or financial institutions or any facilities arranged on a club deal basis with up to three banks or financial institutions in each case not falling within paragraphs 13.4(a)(i) to 13.4(a)(v) (inclusive) above provided that such Financial Indebtedness does not exceed €750,000,000 (or equivalent);

(vii)         the equity component of any issue of Hybrid Securities; and

(viii)        any Financial Indebtedness incurred by a member of the Group in relation to an acquisition of shares in Aldeasa S.A. but excluding any amount received and retained by a member of the Group under Clause 13.5(a)(ii) prior to incurring such debt.

(b)           The Obligors’ Agent must apply or must procure there is applied, until such time as the A Term Loan Facility has been repaid and discharged in full, an amount equal to the Net Proceeds of any relevant issuance in or towards the prepayment of the A Term Loans.

(c)           Once all amounts outstanding under the A Term Loan Facility have been repaid and discharged in full, any such Net Proceeds may be retained by the Group or (at the Obligors’ Agent’s absolute discretion) applied in whole or in part in voluntary prepayment of the Facilities, such voluntary prepayment to be applied against the Facilities as the Obligors’ Agent may notify the Facility Agent in writing prior to such prepayment.

(d)           If at any time there is a difference in the amount of the equity component of any Hybrid Security as determined by Moody’s and S&P (or an equivalent statistical rating agency) the equity component will for the purposes of this Clause be deemed to be the higher of such amounts.

13.5        Mandatory prepayment from relevant disposals

(a)           In this subclause relevant disposal means a disposal of any asset or business (whether by way of share or asset sale) by a member of the Group to a person who is not a member of the Group excluding:

(i)            any sale, transfer, leasing or other disposal;

(A)          made in the ordinary course of trading of a member of the Group;

(B)           of fixed assets in exchange for other fixed assets comparable or superior as to type, value and quality;

(C)           of a fixed asset, the Net Proceeds of which are used within nine months of that disposal to purchase a fixed asset to replace directly or indirectly the fixed asset the subject of that disposal; and

(D)          of cash and other assets comprising Consolidated Cash or Cash Equivalents on terms not otherwise prohibited by the Facilities Agreement;

(ii)           the first Euro 600,000,000 (or equivalent) of the aggregate consideration from any disposal of:

(A)          any shares held by Tiger or a member of the Tiger Group in Iberia, Lineas Aereas de España, S.A.;

(B)           assets required to be made by Imperial or any of its subsidiaries under any competition clearances obtained in connection with the offer for the Tiger Shares;

(C)           any shares held by Tiger or a member of the Tiger Group in Cat; and

(D)          any shares held by Tiger or a member of the Tiger Group in Aldeasa S.A.;

(iii)          for so long as no Default is outstanding, the consideration from the disposals of any assets or business (whether by way of share or asset sale) to the extent that:

(A)          the Net Proceeds from such disposals are used to prepay amounts outstanding under the Equity Bridge Facility Agreement within 90 days of receipt of such Net Proceeds by any member of the Group; and

(B)           Imperial has received confirmation in a form and in substance satisfactory to the Facility Agent (acting reasonably) from S&P and Moody’s that the long term credit rating assigned to the Group after and taking into account the relevant disposal and prepayment and a Rights Issue which results in Net Proceeds in an amount (taking into account such prepayment) sufficient to repay the Equity Bridge Facility Agreement in full will be no lower than BBB- by S&P or Baa3 by Moody’s; and

(iv)          any disposals of assets or business to the extent that the equivalent in Euros of the aggregate consideration for any individual asset or business (other than as set out in (i) to (iii)above) after the date of this Agreement is equal to or less than Euro 25,000,000 (or equivalent) and for all such disposals (other than as set out in (i) to (iii) (inclusive) above) after the date of this Agreement is equal to or less than Euro 100,000,000 (or equivalent) in any financial year.

(b)           The Obligors’ Agent must apply or must procure there is applied, until such time as the Term Loans and the A Revolving Credit Facility and B Revolving Credit Facility have been repaid in full, an amount equal to the Net Proceeds of any relevant disposal in or towards the prepayment of such Facilities as the Obligors’ Agent may notify the Facility Agent in writing prior to such prepayment.

13.6        Voluntary prepayment

(a)           The Obligors’ Agent may, by giving not less than five Business Days’ prior notice to the Facility Agent, prepay any Credit at any time in whole or in part.

(b)           A prepayment of part of a Credit (other than pursuant to Clause 24.7 (Demand in respect of Avales)) must be in a minimum amount of Euro 25,000,000 (or equivalent) and integral multiples of Euro 5,000,000 (or equivalent) or, if less, the outstanding amount of that Credit.

13.7        Automatic cancellation

The Commitments of each Lender will be automatically cancelled at the close of business on the last day of the applicable Availability Period.

13.8        Voluntary cancellation

(a)           The Obligors’ Agent may, by giving not less than five Business Days’ prior notice to the Facility Agent, cancel the Total Commitments in whole or in part.

(b)           Partial cancellation of the Total Commitments must be in a minimum amount of Euro 25,000,000 (or equivalent) and an integral multiple of Euro 5,000,000 (or equivalent) or, if less, the undrawn amount of the relevant Commitment.

(c)           Any cancellation in part of the Commitments under a Facility will be applied against the Commitments of each Lender under that Facility pro rata.

(d)           The Obligors’ Agent must ensure that if, following any voluntary cancellation of the Commitments under a Facility, the outstanding Credits under that Facility would exceed the relevant Commitment, an amount of the Credits under that Facility equal to the excess shall be prepaid.

13.9        Involuntary prepayment and cancellation

(a)           If a Borrower is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, the Obligors’ Agent may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)           After notification under paragraph (a) above and subject to Clause 33.9 (Replacement of a Lender):

(i)            each Borrower must repay or prepay that Lender’s share in each Credit utilised by it on the date specified in paragraph (c) below; and

(ii)           the Commitments of that Lender will be immediately cancelled.

(c)           The date for repayment or prepayment of a Lender’s share in a Credit will be the last day of the current Term for that Credit or, if earlier, the date specified by the Obligors’ Agent in its notification.

13.10      Partial prepayment of Term Loans

Save as set out in Clause 5.1(e) (Giving of Requests), no amount of a Term Loan prepaid under this Agreement may subsequently be re-borrowed.

13.11      Re-borrowing of Revolving Credit Loans and Swingline Loans

Any voluntary prepayment of a Revolving Credit Loan or a Swingline Loan may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Revolving Credit Loan or a Swingline Loan may not be re-borrowed.

13.12      Miscellaneous provisions

(a)           Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Credits and Commitments. The Facility Agent must notify the Lenders promptly on receipt of any such notice.

(b)           All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c)           The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d)           No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(e)           Except to the extent expressly set out in this Agreement, no amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

13.13      Application of amounts in cancellation or prepayment

(a)           Any cancellation in whole or in part, will be applied in accordance with the instructions of the Obligors’ Agent.

(b)           Except as set out in this Clause 13, if any amount is mandatorily prepaid under this Agreement (other than, for the avoidance of doubt, pursuant to Clause 13.8(d) (Voluntary cancellation)) the amount prepaid will be applied pro rata against the participations of the Lenders in such Credits as the Obligors’ Agent has directed.

(c)           Any voluntary prepayment will be applied as between the Facilities in accordance with the instructions of the Obligors’ Agent.

14.          INTEREST

14.1        Calculation of interest

The rate of interest on each Loan (other than a Swingline Loan or Uncommitted Loan) for each Term is the percentage rate per annum equal to the aggregate of the applicable:

(a)           Margin;

(b)           LIBOR or, in the case of a Loan denominated in Euros, EURIBOR; and

(c)           Mandatory Cost (if any).

14.2        Payment of interest

Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Loan made to it on the last day of each Term and, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

14.3        Margin

(a)           Subject to paragraph (b) below and Clause 14.4 (Margin step-up), the Margin for each Loan (other than a Loan under the Uncommitted Facility or a Loan under the Swingline Facility denominated in U.S. Dollars) will be determined in accordance with the table below:

Facility	Margin
A Term Loan Facility	0.45 per cent. per annum
B Term Loan Facility	0.525 per cent. per annum
C Term Loan Facility	0.575 per cent. per annum
A and B Revolving Credit Facilities	0.525 per cent. per annum
C Revolving Credit Facility	0.575 per cent. per annum
Swingline Facility	0.45 per cent. per annum

(b)           For so long as:

(i)            Imperial Finance is in default of its obligations under this Agreement to provide a Compliance Certificate; or

(ii)           an Event of Default is outstanding,

the Margin will be one per cent. (1.00%) above the Margin set out in Clause 14.4 (Margin step-up) below opposite the ratings for Baa3 in the case of Moody’s and BBB- in the case of S&P.

14.4        Margin step-up

(a)           The Margin for all Loans (other than Loans under the Uncommitted Facility or a Loan under the Swingline Facility denominated in U.S. Dollars) will on each date on which a revised long term credit rating assigned to Imperial by either Moody’s or S&P after the First Cash Utilisation Date is published or withdrawn be adjusted to the percentage rate specified in the table below set opposite the relevant long term credit rating assigned to Imperial.

		Margin (per cent. per annum)
Rating (Moody’s)	Rating (S&P)	A Term Loan Facility	B Term Loan Facility	C Term Loan Facility	A and B Revolving Credit Facilities	C Revolving Credit Facility	Swingline Facility
Baa1 (or higher)	BBB+ (or higher)	0.35	0.425	0.475	0.425	0.475	0.35
Baa2	BBB	0.40	0.475	0.525	0.475	0.525	0.40
Baa3	BBB-	0.45	0.525	0.575	0.525	0.575	0.45
Ba1 (or lower)	BB+ (or lower)	1.45	1.525	1.575	1.525	1.575	1.45

(b)           Any adjustment to the Margin (whether upwards or downwards) will apply from the date of publication of any relevant change to the long term credit rating assigned to Imperial by Moody’s or S&P except that for any adjustment prior to the First Cash Utilisation Date will only apply on and from the First Cash Utilisation Date (to the extent that the circumstances giving rise to that adjustment still apply) and until that date the Margin set out above opposite the ratings Baa3 in the case of Moody’s and BBB- in the case of S&P will apply.

(c)           If at any time there is a difference in the long term credit rating assigned to Imperial by each of Moody’s and S&P (or only one such agency assigns a long term credit rating to Imperial) the Margin will be determined on the basis of the lower (or the only) such rating.

(d)           If either S&P or Moody’s ceases to assign a long term credit rating to Imperial, Imperial shall use all reasonable efforts to obtain a substitute long term credit rating from Fitch or another statistical rating agency acceptable to the Facility Agent and the Obligors’ Agent, both acting reasonably.

(e)           Following any substitution under paragraph (d) above, references in this Clause 14 (Interest) to Moody’s or S&P or the credit ratings of Moody’s or S&P shall be to such substitute rating agency or the equivalent credit ratings of that substitute rating agency as the case may be.

(f)            If none of Moody’s, S&P, Fitch or any other statistical ratings agency appointed under paragraph (d) above assign a long term credit rating to Imperial the Margin set out above opposite the ratings Ba1 (or lower) in the case of Moody’s and BB+ (or lower) in the case of S&P will apply, such Margin for the avoidance of doubt will continue to be subject to any other adjustments to that Margin then applicable.

14.5        Interest on overdue amounts

(a)           If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)           Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. (1.00%) per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

(i)            select successive Terms of any duration of up to three months; and

(ii)           determine the appropriate Rate Fixing Day for that Term.

(c)           Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:

(i)             the first Term for that overdue amount will be the unexpired portion of that Term; and

(ii)            the rate of interest on the overdue amount for that first Term will be one per cent. (1.00%) per annum above the rate then payable on that Loan.

After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)           The default rate will be determined on each Business Day or on the Rate Fixing Day, as appropriate.

(e)           Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

14.6        Notification of rates of interest

The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

15.          TERMS

15.1        Selection – Term Loans

(a)           Each Term Loan has successive Terms.

(b)           A Borrower must select the first Term for a Term Loan in the relevant Request and each subsequent Term in an irrevocable notice received by the Facility Agent not later than 11.00 a.m. one Business Day before the Rate Fixing Day for that Term. The first Term for a Term Loan will start on its Utilisation Date and each subsequent Term will start on the expiry of the preceding Term for the relevant Loan.

(c)           If the Borrower fails to select a Term for an outstanding Term Loan under Paragraph (b) above, that Term will, subject to any other provisions of this Clause 15 and Clause 7.5(e) (Settlement of Claims under Lenders’ Indemnity), be one month.

(d)           Subject to the provisions of this Clause 15 and 7.5(e) (Settlement of Claims under Lenders’ Indemnity), each Term for a Term Loan will be one, two, three or six months or any other period agreed by the Obligors’ Agent and the Lenders.

(e)           Notwithstanding paragraph (d) above, in order to facilitate the syndication of the Facilities and the repayment or prepayment in whole or in part of any Facility, each Term for a Term Loan Facility may also be any other period of less than one month duration to be selected by the Obligors’ Agent.

15.2        Selection - Revolving Credit Loans

(a)           Each Revolving Credit Loan has one Term only.

(b)           A Borrower must select the Term for a Revolving Credit Loan in the relevant Request.

(c)           Subject to the following provisions of this Clause 15, each Term for a Loan will be:

(i)            in the case of the B Revolving Credit Loan or any C Revolving Credit Loan denominated in Euro or Sterling, any period from 21 days to 35 days or one, two, three or six months; and

(ii)           in the case of the A Revolving Credit Loan or any C Revolving Credit Loan denominated in any other Optional Currency, one, two, three or six months,

or, in each case, any other period agreed by the Obligors’ Agent and the Lenders.

(d)           Notwithstanding paragraph (c) above, in order to facilitate the repayment or prepayment in whole or in part of any Facility, each Term for a Revolving Credit Loan may also be any other period of less than one months duration as selected by the Obligors’ Agent.

15.3        Consolidation – Term Loans

Unless the Obligors’ Agent otherwise requests, a Term for a Term Loan under a Facility will end on the same day as the current Term for any other Term Loan under that Facility denominated in the same currency and having the same designation as that Term Loan. On the last day of those Terms, those Term Loans will be consolidated and treated as one Term Loan.

15.4        No overrunning the Final Maturity Date

If a Term for a Loan under a particular Facility would otherwise overrun the relevant Final Maturity Date it will be shortened so that it ends on the relevant Final Maturity Date.

15.5        Other adjustments

The Facility Agent and the Obligors’ Agent may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

15.6        Notification

The Facility Agent must notify the Obligors’ Agent and the Lenders of the duration of each Term promptly after ascertaining its duration.

16.          MARKET DISRUPTION

16.1        Failure of a Reference Bank to supply a rate

If an IBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon on a Rate Fixing Day, the applicable IBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

16.2        Market disruption

(a)           In this Clause 16, each of the following events is a market disruption event:

(i)            an IBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon on the Rate Fixing Day; or

(ii)           the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 30 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of the relevant IBOR for the relevant Term.

(b)           The Facility Agent must promptly notify the Obligors’ Agent and the Lenders of the occurrence of a market disruption event.

(c)           After notification under paragraph (b) above, the rate of interest on each Lender’s share in the affected Loan for the relevant Term will be the aggregate of the applicable:

(i)            Margin;

(ii)           rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

(iii)          Mandatory Cost (if any).

16.3        Alternative basis of interest or funding

(a)           If a market disruption event occurs and the Facility Agent or the Obligors’ Agent so requires, the Obligors’ Agent and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future affected Loan.

(b)           Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

17.          TAXES

17.1        Tax gross-up

(a)           Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)           If:

(i)            a Lender is not, or ceases to be, a Qualifying Lender; or

(ii)           an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction),

it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c)           Except as provided below, if a Tax Deduction is required by law to be made by an Obligor or the Facility Agent, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)           Except as provided below, an Obligor is not required to make an increased payment under paragraph (c) above for a Tax Deduction to a Lender that is not, or has ceased to be, a Qualifying Lender in respect of that payment in excess of the amount that the Obligor would have had to pay had the Lender been, or not ceased to be, a Qualifying Lender.

(e)           Paragraph (d) above will not apply if the Lender has ceased to be a Qualifying Lender by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority.

(f)            An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of Tax imposed or levied by the U.K. or any taxing authority of or in the U.K. if that Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph (i) below.

(g)           If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction required and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(h)           Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facility Agent for the relevant Finance Party evidence that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(i)            A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate and use their reasonable endeavours in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction and to claim re-imbursement of any Tax paid prior to obtaining that authorisation.

(j)            An Obligor is not required to make an increased payment to a U.K. Non-Bank Lender under paragraph (c) above if the Board of HM Revenue & Customs has given (and not revoked) a direction in respect of that U.K. Non-Bank Lender under section 931 of the Income Tax Act 2007 (as that provision has effect on the date on which the relevant U.K. Non-Bank Lender became a party to this Agreement) and the relevant Obligor has notified the relevant U.K. Non-Bank Lender of the precise terms of that notice.

(k)           A U.K. Non-Bank Lender must as soon as reasonably practicable notify the Obligors’ Agent and the Facility Agent of any change to its status that may affect the Tax Confirmation made by that U.K. Non-Bank Lender.

(l)            Each Original Lender hereby confirms that it is not a U.K. Non-Bank Lender.

17.2        Tax indemnity

(a)           Except as provided below, the Obligors’ Agent must indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)           Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)            that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes or has a permanent establishment; or

(ii)           that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income, gains or profits received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)           Paragraph (a) above does not apply to the extent that a loss or liability:

(i)            is compensated for by an increased payment under Clause 17.1(c) (Tax gross-up); or

(ii)           would have been compensated for by an increased payment under Clause 17.1(c) (Tax gross-up) but was not so compensated because an exclusion set out in Clauses 17.1(d), (f) or (j) (Tax gross-up) applied.

(d)           A Finance Party making, or intending to make, a claim under Clause 17.1(a) (Tax gross-up) above must promptly notify the Obligors’ Agent in reasonable detail of the event which will give, or has given, rise to the claim.

17.3        Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)           a Tax Credit is attributable to that Tax Payment; and

(b)           it has used and retained that Tax Credit,

the Finance Party must pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-tax position as it would have been in if the Tax Payment had not been made by the Obligor.

17.4        Stamp taxes

The Obligors’ Agent must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable:

(a)           in the U.K. or any jurisdiction in which any Obligor is incorporated or resident for tax purposes in connection with the entry into or performance of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate; or

(b)           in any jurisdiction in connection with the enforcement of any Finance Document.

17.5        Value added taxes

(a)           Any amount (including costs and expenses) payable under a Finance Document by an Obligor is exclusive of any value added tax (or any other Tax of a similar nature) which might be chargeable in connection with that amount. If any such Tax is chargeable, the Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b)           Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party must also at the same time pay and indemnify the Finance Party against all value added tax incurred by the Finance Party in respect of those costs or expenses but only to the extent that Finance Party (acting reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the Tax.

17.6        Provisional Treaty Relief Scheme

(a)           Each Treaty Lender on and after the date it becomes a Party:

(i)            irrevocably appoints the Facility Agent to act as syndicate manager under, and authorises the Facility Agent to operate, and take any action necessary or desirable under, the PTR Scheme in connection with the Facility;

(ii)           shall co-operate with the Facility Agent in completing any procedural formalities necessary under the PTR Scheme, and shall promptly supply to the Facility Agent such information as the Facility Agent may request in connection with the operation of the PTR Scheme;

(iii)          without limiting the liability of any Obligor under this Agreement, shall, within five Business Days of demand, indemnify the Facility Agent for any liability or loss incurred by the Facility Agent as a result of the Facility Agent acting as syndicate manager under the PTR Scheme in connection with the Treaty Lender’s participation in any Loan (except to the extent that the liability or loss arises directly from the Facility Agent’s gross negligence or wilful misconduct); and

(iv)          shall, within five Business Days of demand, indemnify each Obligor for any Tax which such Obligor becomes liable to pay in respect of any payments made to such Treaty Lender arising as a result of any incorrect information supplied by such Treaty Lender under paragraph (ii) above which results in a provisional authority issued by the HM Revenue & Customs under the PTR Scheme being withdrawn.

(b)           Each Obligor acknowledges that it is fully aware of its contingent obligations under the PTR Scheme and shall:

(i)            promptly supply to the Facility Agent such information as the Facility Agent may request in connection with the operation of the PTR Scheme; and

(ii)           act in accordance with any provisional notice issued by HM Revenue & Customs under the PTR Scheme.

(c)           The Facility Agent agrees to provide, as soon as reasonably practicable, a copy of any provisional authority issued to it under the PTR Scheme in connection with any Loan to those Obligors specified in such provisional authority.

(d)           All Parties acknowledge that the Facility Agent:

(i)            is entitled to rely completely upon information provided to it in connection with paragraphs (a) and (b) above;

(ii)           is not obliged to undertake any enquiry into the accuracy of such information, nor into the status of the Treaty Lender or, as the case may be, Obligor providing such information; and

(iii)          shall have no liability to any person for the accuracy of any information it submits in connection with paragraph (a)(i) above.

18.          INCREASED COSTS

18.1        Increased Costs

Except as provided below in this Clause 18, the Obligors’ Agent must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

(a)           the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

(b)           compliance with any law or regulation,

made after the date of this Agreement.

18.2        Exceptions

The Obligors’ Agent need not make any payment for an Increased Cost to the extent that the Increased Cost is:

(a)           compensated for under another Clause or would have been but for an exception to that Clause;

(b)           a tax on the overall net income of a Finance Party or any of its Affiliates;

(c)           attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation;

(d)           attributable to the period, if any, starting 90 days after any officer of the relevant Finance Party involved with the Facility became aware of that Increased Cost but before the Obligors’ Agent is notified by the Finance Party of the Increased Cost under this Clause 18;

(e)           attributable to the negligence or wilful misconduct of a Finance Party or its Affiliate; or

(f)            attributable only to the implementation or application of or compliance with the Basel II Framework (or any other law or regulation which implements that framework) including any change to the risk-weighting of any Loan (or the risk-weighting of any other exposure to an Obligor under this Agreement which occurs as a result of any change in the financial position or prospects of a Borrower) which results in any change to any internal or external credit rating of an Obligor.

18.3        Claims

(a)           A Finance Party intending to make a claim for an Increased Cost must notify the Obligors’ Agent promptly of the circumstances giving rise to, and the amount of, the claim.

(b)           Any notification must include in reasonable detail the reasons for, and a calculation of, the Increased Cost.

19.          MITIGATION

19.1        Mitigation

(a)           Each Finance Party must, in consultation with the Obligors’ Agent, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)            any Tax Payment or Increased Cost being payable to that Finance Party;

(ii)           that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

(iii)          that Finance Party incurring any Mandatory Cost,

including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)           The Obligors’ Agent must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under paragraph (a) above.

(c)           A Finance Party is not obliged to take any step under paragraph (a) above if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

19.2        Conduct of business by a Finance Party

No term of this Agreement will:

(a)           interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)           oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

(c)           oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

20.          PAYMENTS

20.1        Place of Payments

Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than an Agent) under the Finance Documents must be made to the relevant Agent to its account at such office or bank:

(a)           in the principal financial centre of the country of the relevant currency; or

(b)           in the case of Euro, in the principal financial centre of a Participating Member State or London,

as it may notify to that Party for this purpose by not less than five Business Days’ prior notice.

20.2        Funds

Payments under the Finance Documents to an Agent must be made for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

20.3        Distribution

(a)           Each payment received by an Agent under the Finance Documents for another Party must, except as provided below, be made available by the Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

(i)            in the principal financial centre of the country of the relevant currency; or

(ii)           in the case of Euro, in the principal financial centre of a Participating Member State or London,

as it may notify to the Agent for this purpose by not less than five Business Days’ prior notice or, in the case of any amount received by an Agent for Imperial Finance and representing the proceeds of a drawing under the Swingline Facility, the Swingline Proceeds Account.

(b)           Each Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c)           Where a sum is paid to an Agent under this Agreement for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, an Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Agent, that Party must immediately on demand by the Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Agent at a rate calculated by the Agent to reflect its cost of funds.

20.4        Currency

(a)           Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b)           Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c)           A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d)           Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

(e)           Each other amount payable under the Finance Documents is payable in Euros.

20.5        No set-off or counterclaim

All payments made by an Obligor under the Finance Documents must be made without set-off or counterclaim.

20.6        Business Days

(a)           If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

(b)           During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

20.7        Partial payments

(a)           If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

(i)            first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

(ii)           secondly, in or towards payment pro rata of any accrued interest or fee (including fronting fees and guarantee fees) due but unpaid under this Agreement;

(iii)          thirdly, in or towards payment pro rata of any other principal amount due but unpaid under this Agreement; and

(iv)          fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)           The Facility Agent must, if so directed by all the Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)           This Clause 20.7 will override any appropriation made by an Obligor.

20.8        Timing of payments

If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

20.9        Good discharge

Without prejudice to any other term of this Agreement, any payment by an Obligor to an Agent in accordance with this Clause 20 for a Lender constitutes a discharge of its obligations to that Lender in respect of that payment. Accordingly, no Obligor is liable to the Lender if an Agent fails for any reason to make the corresponding payment to that Lender.

21.          GUARANTEE AND INDEMNITY

21.1        Guarantee and indemnity

Each Guarantor jointly and severally irrevocably and unconditionally:

(a)           guarantees to each Finance Party punctual performance by each Borrower of all its obligations under the Finance Documents;

(b)           undertakes with each Finance Party that, whenever a Borrower does not pay any amount when due under any Finance Document, that Guarantor shall immediately on demand by the Facility Agent pay that amount as if it were the principal obligor; and

(c)           indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover.

21.2        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by any Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

21.3        Reinstatement

(a)           If any discharge (whether in respect of the obligations of an Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause 21 will continue as if the discharge or arrangement had not occurred.

(b)           Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

21.4        Waiver of defences

The obligations of each Guarantor under this Clause 21 will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 21 (whether or not known to it or any Finance Party). This includes:

(a)           any time or waiver granted to, or composition with, any person;

(b)           any release of any person under the terms of any composition or arrangement;

(c)           the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)           any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)           any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)            any amendment (however fundamental) of a Finance Document or any other document or security; or

(g)           any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security.

21.5        Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from it under this Clause 21.

21.6        Appropriations

Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)           without affecting the liability of any Guarantor under this Clause 21:

(i)            refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

(ii)           apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(b)           hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor’s liability under this Clause 21.

21.7        Non-competition

Unless:

(a)           all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full; or

(b)           the Facility Agent otherwise directs,

no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause 21:

(i)           be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

(ii)          be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of its liability under this Clause 21;

(iii)         claim, rank, prove or vote as a creditor of any Borrower or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

(iv)         receive, claim or have the benefit of any payment, distribution or security from or on account of any Borrower, or exercise any right of set-off as against any Borrower.

Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 21 or in accordance with any directions given by the Facility Agent under this Clause 21.

21.8        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

21.9        Limitation

This guarantee does not apply to any liability to the extent it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 151 of the Companies Act 1985.

22.          REPRESENTATIONS

22.1        Representations

Imperial makes the representations and warranties set out in this Clause 22 to each Finance Party on the date of this Agreement.

22.2        Status

Each Obligor is a limited liability company, duly incorporated and validly existing under the laws of England and Wales.

22.3        Powers and authority

Each Obligor has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

22.4        Legal validity

Subject to the Reservations, each Finance Document to which an Obligor is or will be a party constitutes, or when executed in accordance with its terms will constitute its legal, valid, binding and enforceable obligation in accordance with its terms.

22.5        Non-conflict

The entry into and performance by each Obligor of, and the transactions contemplated by, the Finance Documents does not and will not conflict with:

(a)           any law or regulation or judicial order applicable to it; or

(b)           its memorandum or articles of association; or

(c)           any document which is binding upon any member of the Group or any of their assets.

22.6        No default

(a)           No Default has occurred and remains unremedied or unwaived.

(b)           No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on a member of the Group or to which their assets are subject which has or could reasonably be expected to have a Material Adverse Effect.

22.7        Authorisations

All authorisations required by the Obligors in connection with the entry into, performance, validity, enforceability and admissibility into evidence of, and the transactions contemplated by, the Finance Documents have been obtained or effected and are in full force and effect.

22.8        Information

(a)           The factual information relating to the Group contained in the Information Memorandum was to the best of the knowledge, information and belief of the directors of Imperial, having made due and careful enquiries, true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)           All financial projections in the Information Memorandum ascribed to Imperial were prepared by Imperial based on assumptions considered in good faith by the directors of Imperial to be reasonable as at the date of preparation.

(c)           Nothing has been omitted from the Information Memorandum that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

(d)           To the best of the knowledge, information and belief of Imperial, all factual written information provided by or on behalf of Imperial to the Mandated Lead Arrangers in connection with the Facilities was, at the time the same was provided or if a date of preparation of that information is stated on the information, the date so stated, true and accurate in all material respects.

22.9        Accounts

The Original Financial Statements:

(a)           were prepared in accordance with approved accounting standards in the U.K.; and

(b)           in conjunction with the notes, gave a true and fair view of the financial condition of the Group as at the date to which they were drawn up and the results of the Group’s operations during the relevant financial period, and as at the date of this Agreement, there has been no material adverse change in the consolidated financial condition of the Group since the date to which those accounts were drawn up.

22.10      Litigation

Save as disclosed in the Litigation Report, no litigation, arbitration or administrative proceedings against any member of the Group are either current or, to the best of its knowledge and belief, threatened or pending which, if adversely determined, could reasonably be expected to have, a Material Adverse Effect.

22.11      Security Interest

The execution of this Agreement, and the exercise by the Obligors of their rights or performance of their obligations under this Agreement, will not result in the existence of, or oblige any member of the Group to create, any Security Interest over all or any part of its present or future assets which would not be permitted to be created pursuant to Clause 23.10 (Negative pledge).

22.12      Pari passu ranking

Under the laws of England and Wales in force at the date of this Agreement, the claims of the Finance Parties against the Obligors under the Finance Documents will rank pari passu with the claims of all other unsecured and unsubordinated creditors of that Obligor, except for obligations which are mandatorily preferred by law applying to companies generally.

22.13      Environmental Compliance

Each member of the Group has complied in all respects with all Environmental Law save to the extent that non-compliance could reasonably be expected not to have a Material Adverse Effect.

22.14      Competition Analysis

To the best of the knowledge of Imperial, as at the date of this Agreement all information contained in the Competition Analysis is true and accurate in all material respects.

22.15      Times for making Representations

(a)           The representations set out in this Clause 22 (Representations) (other than paragraphs (a) to (c) (inclusive) of Clause 22.8 (Information) are made by Imperial on the date of this Agreement.

(b)           The representations set out in paragraphs (a) to (c) (inclusive) of Clause 22.8 (Information) are made by Imperial on the date of the Information Memorandum.

(c)           With the exception of those matters set out in Clauses 22.6 (No default) to 22.14 (Competition Analysis) inclusive, each representation set out in this Clause 22 (Representations) is deemed to be repeated by Imperial on the date of each Request, the first day of each Term and on the date falling six months after the issue of the first Aval under this Agreement unless the First Cash Utilisation Date has occurred prior to that date, in each case with reference to the facts and circumstances then existing.

23.          UNDERTAKINGS

23.1        Duration

The undertakings in this Clause 23 (Undertakings) remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement.

23.2        Financial Information

(a)           Imperial must:

(i)            as soon as the same become available, but in any event within 180 days after the end of each of its financial years, deliver to the Facility Agent the audited consolidated accounts of the Group for that financial year;

(ii)           as soon as the same become available, but in any event within 90 days after the end of the first half of each of its financial years, deliver to the Facility Agent the half yearly financial statements of the Group for that period required to be sent to the holders of Imperial’s listed shares pursuant to the Stock Exchange Publication “Admission of Securities to Listing”, or

any equivalent statement or report required to be so delivered by any replacement or successor publication dealing with the information obligations of listed companies;

(iii)          as soon as the same become available but in any event within either 30 days of the same being filed at Companies House or within the relevant statutory period for preparation whichever is the earlier, deliver to the Facility Agent the audited accounts of each Borrower for each financial year; and

(iv)          Imperial shall ensure that each set of accounts referred to in paragraphs (i), (ii) and (iii) above (except as may be stated in the notes to the accounts):

(A)          are prepared in accordance with approved accounting standards in the U.K. or such other accounting standards as agreed in accordance with paragraph (b)(i) below;

(B)           in the case of the accounts referred to in paragraphs (i) and (iii) above, give a true and fair view of the financial condition of the Group or, as the case may be, each Borrower as at the date to which they were drawn up and the results of the Group’s or, as the case may be, each Borrower’s operations during the relevant financial year; and

(C)           in the case of the accounts referred to in paragraph (ii) above, fairly represents the financial condition of the Group during the period to which it relates.

(b)           Imperial must:

(i)            notify the Facility Agent of any change to the basis on which its audited consolidated financial statements are prepared and any change to its financial year end;

(ii)           if requested by the Facility Agent, supply to the Facility Agent:

(A)          a full description of any change notified under paragraph (i) above; and

(B)           sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement;

(iii)          if requested by the Facility Agent (and, if requested by Imperial, the Facility Agent must) enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Obligors and the Lenders in the same position as they would have been in if the change had not happened. Any agreement between the Obligors and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties; and

(iv)          if no agreement is reached under paragraph (iii) above on the required amendments to this Agreement, ensure that its auditors or another firm of accountants certify those amendments and the certificate of the auditors or another firm of accountants will be, in the absence of manifest error, binding on all the Parties. In preparing the report the auditors or another firm of accountants will act as independent experts and not as auditors.

23.3        Information - Miscellaneous

Imperial shall:

(a)           supply to the Facility Agent all documents despatched by it to its shareholders generally (or any class of them) or its creditors generally (or any class of them) within two Business Days of the same being despatched;

(b)           supply to the Facility Agent promptly on demand by the Facility Agent, such further information in the possession or control of any member of the Group regarding its financial condition and operations, as it may reasonably request except to the extent Imperial is prevented from doing so by any law or regulation or confidentiality undertaking binding on it;

(c)           promptly upon becoming aware of them, supply to the Facility Agent the details of any litigation, arbitration, competition or administrative proceedings which are commenced against any member of the Group and which are or are reasonably likely to be determined adversely to it and which, if so adversely determined, would have a Material Adverse Effect;

(d)           promptly upon becoming aware of them, supply to the Facility Agent the details of any fine levied on any member of the Group by a competition authority in relation to the acquisition of Tiger Shares which is reasonably likely to have a Material Adverse Effect;

(e)           promptly, upon it becoming aware of the same, notify the Facility Agent of the publication or withdrawal of any revised long term credit rating assigned to Imperial by either Moody’s or S&P (or any substitute statistical ratings agency that the Facility Agent and Obligors’ Agent have agreed to refer to for the purposes of this Agreement); and

(f)            promptly upon it becoming aware of the same, notify the Facility Agent of any information received by it which would render the information contained in the Competition Analysis inaccurate in any material respect.

23.4        Notification of Default

Imperial shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon it becoming aware of such occurrence.

23.5        Know your customer requirements

(a)           Subject to paragraph (b) below, each Obligor must as soon as reasonably practicable on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender (including a Replacement Lender) to carry out and be satisfied with the results of all applicable know your customer requirements.

(b)           An Obligor is only required to supply any information under paragraph (a) above, if the necessary information is not already available to the relevant Finance Party and the requirement arises as a result of:

(i)            the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)           any change in the status of an Obligor after the date of this Agreement; or

(iii)          a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a person that is not a Lender before that assignment or transfer.

(c)           Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all applicable know your customer requirements.

23.6        Compliance Certificates

Imperial Finance shall promptly supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)           with each set of financial statements of the Group delivered to it under Clauses 23.2(a)(i) and (ii) (Financial Information) above for a Measurement Period of the Group ending on or after 31 March 2007, a Compliance Certificate signed by one of its directors or senior officers and with each set of financial statements of the Group delivered to it under Clause 23.2(a)(i) (Financial Information) only a list of the Principal Subsidiaries as at the date of those accounts; and

(b)           if the Facility Agent so requests, a certificate signed by one of its directors or senior officers on its behalf certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps (if any) being taken to remedy it.

23.7        Authorisations

Each Obligor shall promptly:

(a)           obtain, maintain and comply with the terms of; and

(b)           (if the Facility Agent so requests) supply certified copies to the Facility Agent of,

any authorisation required under any law or regulation to enable it to perform its obligations under the Finance Documents, and to ensure the validity, enforceability and the admissibility in evidence in England and Wales of each Finance Document.

23.8        Compliance with laws

Imperial shall, and shall procure that each member of the Group shall, comply in all respects with all laws (including, without limitation, Environmental Law) to which it is subject, if failure so to comply has or could reasonably be expected to have a Material Adverse Effect.

23.9        Pari passu ranking

Each Obligor shall procure that its payment obligations under the Finance Documents do and will rank at least pari passu with all its other present and future unsecured and unsubordinated liabilities, except for liabilities which are mandatorily preferred by law applying to companies generally.

23.10      Negative pledge

(a)           Imperial shall not, and shall procure that no other member of the Group will, create or permit to subsist any Security Interest on any of its present or future assets.

(b)           Paragraph (a) above does not apply to the following Security Interests:

(i)            any lien arising solely by operation of law;

(ii)           any Security Interest existing on or over the assets of any company at the time it becomes a member of the Group after the date of this Agreement, but only if:

(A)          the Security Interest (and the indebtedness secured thereby) was not created in contemplation of the company becoming a member of the Group; and

(B)           the maximum principal amount of the indebtedness secured by the Security Interest is not subsequently increased;

(iii)          any Security Interest existing on or over an asset acquired by a member of the Group after the date of this Agreement, but only if:

(A)          the Security Interest (and the indebtedness secured thereby) was not created in contemplation of the acquisition; and

(B)           the maximum principal amount of the indebtedness secured by the Security Interest is not subsequently increased;

(iv)          any Security Interest over any fixed asset acquired by a member of the Group after the date of this Agreement as security for, or for indebtedness incurred to finance or refinance (within six months of the acquisition), all or part of the consideration for the acquisition of that fixed asset;

(v)           any Security Interest arising over accounts with banks and financial institutions as a result of netting and set-off arrangements existing and/or arising from time to time with those banks and financial institutions which have extended or extend cash management facilities to any member of the Group;

(vi)          any Security Interest over goods purchased by a member of the Group in the ordinary course of its trade arising in favour of the relevant supplier by virtue of the supplier’s retention of title clause and which secures only the purchase price of the goods;

(vii)         any security granted by a member of the Group (other than an Obligor) in favour of another member of the Group;

(viii)        any Security Interest over cash or credit balances on any account arising from the customary general business conditions of any credit institution with whom any member of the Group maintains a banking relationship in the ordinary course of its business;

(ix)           any Security Interest arising as a result of a Permitted Securitisation;

(x)            any Security Interest entered into pursuant to Clause 1.3 (Avales); and

(xi)           any Security Interest (other than any Security Interests permitted by paragraphs (i) to (x) above) securing indebtedness not exceeding in aggregate €250,000,000 (or equivalent).

(c)           If any Obligor creates or permits to subsist any Security Interest on any of its assets contrary to paragraph (a) above but subject to paragraph (b) above all the obligations of the Obligors under this Agreement shall automatically and immediately be secured upon the same assets, ranking at least pari passu with the other obligations secured on those assets.

23.11      Restrictions on Guarantees

Imperial shall procure that no other member of the Group (other than Imperial) will guarantee (which for the purposes of this Clause 23.11 includes an indemnity or other form of assurance against financial loss) any indebtedness of the Borrowers unless the obligations of the Borrowers under this Agreement are similarly guaranteed except:

(a)           where such guarantee is given by a member of the Group in connection with netting and set-off arrangements under cash management facilities existing and/or arising from time to time in the ordinary course of its banking arrangements and extended to members of the Group by a bank or financial institution; or

(b)           under or in connection with a Permitted Securitisation.

23.12      Disposals

Imperial shall not, and shall procure that no other member of the Group shall, either in a single transaction or in a series of transactions, whether related or not, and whether voluntarily or involuntarily, sell, transfer, grant or lease, or otherwise dispose of all or substantially all of the assets of the Group save as a result of a Permitted Reorganisation.

23.13      Merger

No Obligor shall enter into any amalgamation, demerger, merger or corporate reconstruction without the prior approval of the Majority Lenders save as a result of a Permitted Reorganisation.

23.14      Change of Business

Imperial shall procure that no substantial change is made to the general nature of the business of the Group from that carried on at the date of this Agreement.

23.15      Financial Indebtedness

(a)           Imperial shall procure that the aggregate principal amount of outstanding Financial Indebtedness of the Group does not exceed:

(i)            from the date of this Agreement to the earlier of:

(A)          1 November 2009; and

(B)           the second anniversary of the Closing Date,

€750,000,000 (or equivalent); and

(ii)           thereafter, €500,000,000 (or equivalent).

(b)           Paragraph (a) above does not apply to any Financial Indebtedness:

(i)            of the Obligors;

(ii)           incurred by the Issuer or any member of the Group (any such member of the Group being an Issuing Company) under any issue of securities (other than any issue under a Tiger Bond Document) in the debt capital markets the Net Proceeds of which are lent directly or indirectly by the Issuer or an Issuing Company to an Obligor;

(iii)          incurred by a member of the Group arising in connection with a guarantee, bonding or other similar document or instrument issued to any relevant agency or authority for the purpose of providing a guarantee or assurance for the payment of Tax or payment under the MSA which is or may become due from any member of the Group in the ordinary course of its business;

(iv)          constituting debit balances on accounts maintained with banks or financial institutions up to the amount of any credit balance of any member of the Group on any account where there is a legal arrangement permitting those balances to be offset;

(v)           incurred under any Permitted Securitisation;

(vi)          incurred under any Dirham Facility Document; or

(vii)         incurred under any Tiger Bond Document.

23.16      The Issuer

Imperial shall procure that the Issuer or an Issuing Company will not:

(a)           carry on any trade or business;

(b)           own any material assets; or

(c)           incur any material liabilities,

other than:

(i)            the incurrence of any liabilities under or in connection with any indebtedness permitted under Clause 23.15 (Financial Indebtedness);

(ii)           any receivable owed to the Issuer or Issuing Company by an Obligor (either directly or indirectly) resulting from a loan referred to in Clause 23.15(b)(ii) (Financial Indebtedness) and any liability for Tax incurred by the Issuer or an Issuing Company in respect of interest on any such loan; and

(iii)          any amount held in cash by the Issuer or any Issuing Company pending application in servicing the indebtedness referred to in paragraph (i) above.

24.          OFFER COVENANTS

24.1        Compliance in connection with the Offer and Delisting Offer

(a)           Imperial must comply in all material respects with:

(i)            all laws and regulations relevant in the context of the Offer and Delisting Offer including the Law 24/1998 of July 28 on the Securities Market (as amended) as developed by Spanish Royal Decree 1197/1991 (dated 26 July 1991) on Public Tender Offers (as amended), as replaced or substituted by any other applicable regulations on public tender offers; and

(ii)           the Offer Document and any Delisting Offer Document where failure to do so would have a material adverse effect on the business, assets or financial condition of the Group and the Tiger Group (taken as a whole).

(b)           Notwithstanding paragraph (a)(i) above and Clause 24.3(a)(i) (Amendments and waivers), Imperial may close the Offer without receiving competition clearances in the jurisdictions referred to in the Competition Analysis provided that in the case of those jurisdictions (other than Armenia and Azerbaijan) Imperial will use reasonable endeavours to obtain the competition clearances including (without limitation) by ensuring that all the relevant filings have been made and applications lodged in such jurisdictions prior to the Closing Date.

24.2        Offer information

The Obligors’ Agent must promptly supply to the Facility Agent:

(a)           copies of the Offer Document and Delisting Offer Document;

(b)           notification of any amendment to any Offer Document and Delisting Offer Document;

(c)           notification of any waiver of any condition of or any referral in relation to the Offer and Delisting Offer; and

(d)           any other information regarding the progress of the Offer and Delisting Offer as the Facility Agent may reasonably request,

in each case except to the extent the Obligors’ Agent is prevented from doing so by any law or regulation or confidentiality undertaking binding on it.

24.3        Amendments and waivers

(a)           Save as permitted under Clause 24.4 (Level of acceptances), Imperial must not, without the prior written consent of the Majority Lenders, waive or amend:

(i)            any condition of the Offer and Delisting Offer in any respect which would have a material adverse effect on the business, assets or financial condition of the Group and Tiger Group (taken as a whole);

(ii)           the condition of the Offer that a general meeting of the shareholders of Tiger is held resolving to amend Article 24 of the bye-laws of Tiger before the date on which the Offer acceptance period ends in order to remove the limitation to the votes that each shareholder of Tiger may cast at a general shareholders meeting of Tiger; and

(iii)          any condition of the Offer that a general meeting of the shareholders of Imperial is held resolving to increase Imperial’s share capital by an amount sufficient for the Rights Issue, approving the allotment of shares and approving the Acquisition as a Class 1 transaction.

(b)           Paragraph (a) will not prohibit the addition of any new condition to the Offer or the Delisting Offer.

24.4        Level of acceptances

Imperial must procure that the minimum acceptance level in respect of the Offer is not waived unless notwithstanding such waiver Imperial will acquire beneficially more than fifty per cent. (50%) of the issued share capital of Tiger pursuant to the Offer.

24.5        Return of Avales

(a)           The day after the Offer or Delisting Offer (as appropriate) is settled or lapses for any reason Imperial shall issue a request or shall procure the subsidiary making the Offer or Delisting Offer (as appropriate) issues a request to the CNMV that each Aval is released to the relevant Issuing Entity.

(b)           If Imperial receives an Aval from the CNMV it will deliver the relevant Aval to the Facility Agent or relevant Issuing Entity as soon as possible.

24.6        Equity Documents

Imperial will:

(a)           not amend or waive any term of any Underwriting Agreement or permit any reduction in the amount of any underwriting under any Underwriting Agreement or substitute any Underwriting Agreement in each case in a manner or to an extent which would materially and adversely prejudice the interests of the Finance Parties under the Finance Documents save as a result of any repayment or prepayment of the Equity Bridge Facility Agreement constituting a Permitted Bridge Payment;

(b)           not refinance the Equity Bridge Facility Agreement on terms which are less favourable to the Lenders as regards subordination than the Equity Bridge Facility Agreement; and

(c)           use reasonable endeavours to procure the fulfilment of the conditions set out in Clause 2.1 of the Back-Stop Underwriting Agreement.

24.7        Demand in respect of Avales

If the CNMV makes a demand (in whole or in part) in respect of an Aval issued under this Agreement, Imperial will make, or will procure there is made, a utilisation of the facilities under the Equity Bridge Facility Agreement and corresponding prepayment of the Facilities to the extent necessary to ensure that, following such utilisation and any related prepayment of the Facilities, the proportion of the facilities made available under the Equity Bridge Facility Agreement utilised by way of loan is at least equal to the proportion of the Facilities utilised by way of Loan.

24.8        Posting of the Circular

Imperial will or will procure that the Circular is posted within seven days of the date of this Agreement.

25.          FINANCIAL COVENANTS

25.1        Interpretation

Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

25.2        Gearing

Imperial shall ensure that the ratio of Consolidated Total Net Borrowings to Consolidated EBITDA:

(a)           at the end of each Measurement Period ending on or after 1 March 2007 but before 1 November 2009 does not, for that Measurement Period, exceed 4.50:1; and

(b)           at the end of each Measurement Period ending on or after 1 November 2009 does not, for that Measurement Period, exceed 4.00:1.

25.3        Interest cover

Imperial shall ensure that the ratio of Consolidated EBITDA to Consolidated Net Interest Payable for each Measurement Period ending on or after 1 March 2007 is not less than 4.00:1.

25.4        Testing of Financial Covenants

The financial covenants set out in this Clause 25 (Financial Covenants) shall not be tested until the end of the Measurement Period beginning on or after the Closing Date.

26.          DEFAULT

26.1        Events of Default

Each of the events and circumstances set out in this Clause 26 is an Event of Default.

26.2        Non-payment

An Obligor does not pay on the due date any amount payable by it under the Finance Documents at the time, in the currency and in the manner specified in the Finance Documents and (if caused by technical or administrative error) the failure to pay is not remedied within five Business Days of the due date.

26.3        Breach of Financial Covenant

(a)           Imperial is in breach of its obligations under Clause 25.3 (Interest cover).

(b)           Imperial is in breach of its obligations under Clause 25.2 (Gearing), unless it would not otherwise be in breach of its obligations under that clause if for the purposes of calculating the ratio of Consolidated Total Net Borrowings to Consolidated EBITDA, Consolidated Total Net Borrowings had been calculated using the currency translation criteria applied to continuing businesses in the latest profit and loss account of the Group delivered under Clause 23.2 (Financial Information) in respect of the relevant Measurement Period which means applying the average of the foreign exchange rates specified as the daily rate of foreign exchange transactions between each relevant currency (other than Sterling) and Sterling on the Reuters screen WMR spot 16 for each Business Day of that Measurement Period of the Group, except that:

(i)            if the Reuters screen WMR spot 16 is not available on any day, the next day on which the Reuters screen WMR spot 16 is available will be used in applying the average of the foreign exchange rates; and

(ii)           if the Reuters screen WMR spot 16 is replaced or the service ceases to be available (for more than 10 consecutive Business Days), the Facility Agent (after consultation with the Obligors’ Agent and the Lenders) may specify another page or service displaying the appropriate rate.

Imperial shall supply to the Facility Agent details of the currency translation criteria applied for the purpose of this Clause 26.3 together with each Compliance Certificate under Clause 23.6 (Compliance Certificates).

26.4        Other breaches

An Obligor fails duly to perform or comply with any obligation expressed to be assumed by it in the Finance Documents (other than any referred to in Clause 26.2 (Non-payment) or Clause 26.3 (Breach of Financial Covenant)) and the default (if capable of remedy) is not remedied within thirty days after the Facility Agent has given notice of the default to the relevant Obligor.

26.5        Misrepresentation

Any representation or statement made by Imperial in this Agreement, any request or any information provided pursuant to Clause 23.3 (Information - Miscellaneous) is or proves to have been incorrect or misleading when made or (if applicable) repeated and, where the circumstances making such representation or statements incorrect or misleading are capable of being altered so that such representation or statement is correct or not misleading, such circumstances are not so altered within 30 days of the Facility Agent notifying Imperial of such representations or statement being incorrect or misleading.

26.6        Cross-default

(a)           Any Financial Indebtedness of a member of the Group is not paid when due or within any originally applicable grace period.

(b)           Any Financial Indebtedness of a member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity by reason of a default or an event of default (howsoever described).

(c)           Any creditor of a member of the Group becomes entitled to declare any Financial Indebtedness of all or any of the members of the Group due and payable prior to its specified maturity as a result of a default or an event of default (howsoever described).

(d)           No Event of Default will occur under paragraphs (a), (b) or (c) above if:

(i)            the aggregate amount of the Financial Indebtedness concerned is Euro 50,000,000 (or equivalent) or less; or

(ii)         (A)            the default or event of default concerned arises immediately or promptly upon and directly or indirectly as a result of an acquisition of the business or shares of another company made by a member of the Group;

(B)           the Group has financial resources available to it that are sufficient to refinance the aggregate amount of such Financial Indebtedness without breaching the terms of this Agreement; and

(C)           if applicable, such Financial Indebtedness is repaid within ten Business Days after becoming due or being declared due and payable prior to its specified maturity (subject to any originally applicable grace period).

26.7        Insolvency

A Material Company:

(a)           is unable to pay its debts as they fall due; or

(b)           commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness; or

(c)           makes a general assignment for the benefit of, or a composition with, its creditors.

26.8        Winding up

A Material Company takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution or reconstruction or for the appointment of a receiver, administrative receiver, administrator or similar officer of it or of all or any part (having an aggregate value of at least Euro 50,000,000 (or equivalent)) of its assets or under Title 11 of the United States of America Code entitled Bankruptcy (or any successor thereto or amendment thereof), except if, in any such case:

(a)           the Majority Lenders give their consent; or

(b)           in the case of a Material Company other than Imperial as a result of a Permitted Reorganisation; or

(c)           it comprises action taken by a creditor in the course of legal proceedings which can be demonstrated to be an abuse of the process of the court or otherwise be frivolous or vexatious and which are being contested in good faith by the relevant Material Company with a reasonable prospect of success.

26.9        Creditors’ process

Any attachment, sequestration, distress or execution affects all or any part (such part having an aggregate value of at least Euro 50,000,000 (or equivalent)) of the assets of a Material Company and is not discharged within 30 days.

26.10      Guarantee

Any guarantee given pursuant to Clause 21 (Guarantee and Indemnity) is not effective, or is alleged by the relevant Guarantor to be ineffective, for any reason.

26.11      Ownership of the Obligors

Each Obligor (other than Imperial) is not or ceases to be a direct or indirect wholly owned Subsidiary of Imperial.

26.12      Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents which obligations could reasonably be considered to be material to the interests of the Finance Parties under the Finance Documents.

26.13      Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

26.14      Cessation of Business

A Material Company ceases or threatens to cease all or the substantial part of its business except that a Material Company will not be treated as having ceased to carry on all or the substantial part of its business by reason of any disposal on arm’s length terms which is otherwise permitted under the terms of this Agreement or as a result of a Permitted Reorganisation.

26.15      Litigation

(a)           Any litigation, arbitration or administrative proceedings or governmental or regulatory investigations, proceedings or disputes are commenced against a Material Company which are or are reasonably likely to be determined adversely to it and which, if so adversely determined, would have a Material Adverse Effect unless such litigation, arbitration, proceeding, investigation or dispute is being contested by such Material Company in good faith and a legal opinion is delivered to the Facility Agent in form and substance acceptable to the Lenders confirming that such Material Company has a reasonable prospect of success in relation to that litigation.

(b)           Any litigation, arbitration or administration proceedings or governmental or regulatory investigations, proceedings or disputes are finally determined and such determination has a Material Adverse Effect.

(c)           Any action is taken by a competition authority against any member of the Group or any fine is levied on any member of the Group by a competition authority in each case in relation to the acquisition of Tiger Shares which is finally determined and such determination has a Material Adverse Effect.

26.16      Acceleration

On and at any time after the occurrence of an Event of Default which is then continuing, the Facility Agent may, and shall if instructed to do so by the Majority Lenders, by notice to the Obligors’ Agent:

(a)           cancel the Facility; and/or

(b)           declare that all the Loans, together with accrued interest and all other amounts accrued under this Agreement, be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)           demand that all Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(d)           declare that full cash cover in respect of each Aval is immediately due and payable.

26.17      Clean-up Period

Notwithstanding any other term of this Agreement any event or circumstance which is in existence on the Closing Date or one month thereafter and which would constitute a Default or Event of Default will be deemed not to constitute a Default or Event of Default during the Clean-Up Period to the extent that:

(a)           such Default or Event of Default results from a default under or in respect of the existing Financial Indebtedness of Tiger or Tiger Group caused by a change of control occurring as a result of the Offer; or

(b)           such event or circumstance:

(i)            relates solely to Tiger and its Subsidiaries; and

(ii)           has not been procured, solicited or approved by any member of the Group (which for these purposes shall not include the Tiger Group).

27.          THE ADMINISTRATIVE PARTIES

27.1        Appointment and duties of the Facility Agent

(a)           Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

(b)           Each Finance Party (other than the U.S. Dollar Swingline Agent) irrevocably appoints the U.S. Dollar Swingline Agent to act as its agent under the Finance Documents.

(c)           Each Finance Party irrevocably authorises each Agent to:

(i)            perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

(ii)           execute each Finance Document expressed to be executed by that Agent.

(d)           Each Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

27.2        Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, no Mandated Lead Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

27.3        No fiduciary duties

Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

27.4        Individual position of an Administrative Party

(a)           If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)           Each Administrative Party may:

(i)            carry on any business with any member of the Group (including acting as an agent or a trustee for any other financing); and

(ii)           retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with any member of the Group.

27.5        Reliance

Each Agent may:

(a)           rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b)           rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(c)           engage, pay for and rely on professional advisers selected by it (including those representing a Party other than that Agent); and

(d)           act under the Finance Documents through its personnel and agents.

27.6        Majority Lenders’ instructions

(a)           Each Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, each Agent may act as it considers to be in the best interests of all the Lenders.

(b)           No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings in connection with any Finance Document.

(c)           Each Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

27.7        Responsibility

(a)           No Administrative Party is responsible to any other Finance Party for the adequacy, accuracy or completeness of:

(i)            any Finance Document or any other document; or

(ii)           any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b)           Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

(i)            has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

(ii)           has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

27.8        Exclusion of liability

(a)           No Agent is liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)           No Party may take any proceedings against any officer, employee or agent of any Agent in respect of any claim it might have against that Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of an Agent may rely on this Clause 27.8 and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

(c)           Nothing in this Agreement will oblige any Administrative Party to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

(d)           Each Finance Party confirms to each Administrative Party that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

27.9        Default

(a)           No Agent is obliged to monitor or enquire whether a Default has occurred. No Agent is deemed to have knowledge of the occurrence of a Default.

(b)           If any Agent:

(i)            receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

(ii)           is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

it must promptly notify the Lenders.

27.10      Information

(a)           Each Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to it by a Party for that person.

(b)           Except where a Finance Document specifically provides otherwise, no Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)           Except as provided above, no Agent has any duty:

(i)            either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any member of the Group or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(ii)           unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d)           In acting as an Agent, the agency division of an Agent is treated as a separate entity from its other divisions and departments. Any information acquired by an Agent which, in its opinion, is acquired by it otherwise than in its capacity as an Agent may be treated as confidential by that Agent and will not be treated as information possessed by that Agent in its capacity as such.

(e)           No Agent is obliged to disclose to any person any confidential information supplied to it by a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required to any term of the Finance Documents.

(f)            Each Obligor irrevocably authorises each Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as an Agent.

27.11      Indemnities

(a)           Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify each Agent for that Lender’s Pro rata Share of any loss or liability incurred by it in acting as an Agent, except to the extent that the loss or liability is caused by that Agent’s gross negligence or wilful misconduct.

(b)           Each Agent may deduct from any amount received by it for a Lender any amount due to it from that Lender under a Finance Document but unpaid.

27.12      Compliance

Each Agent may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

27.13      Resignation of an Agent

(a)           Each Agent may resign and appoint any of its Affiliates as a successor Agent by giving notice to the Lenders and the Obligors’ Agent.

(b)           Alternatively, an Agent may resign by giving notice to the Lenders and the Obligors’ Agent, in which case the Majority Lenders may appoint a successor Agent.

(c)           If no successor Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Agent may appoint a successor Agent.

(d)           The person(s) appointing a successor Agent must, if practicable, consult with the Obligors’ Agent prior to the appointment. Any successor Facility Agent must have an office in the U.K. and each Agent must be capable of performing it’s obligations under this Agreement. Any successor U.S. Dollar Swingline Agent must have an office in New York.

(e)           The resignation of an Agent and the appointment of any successor Agent will both become effective only when the successor Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Agent will succeed to the position of the Agent which it succeeds and the term Facility Agent or U.S. Dollar Swingline Agent, as the case may be, will mean the successor Agent.

(f)            The retiring Agent must, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as an Agent under the Finance Documents.

(g)           Upon its resignation becoming effective, this Clause 27 (The Administrative Parties) will continue to benefit the retiring Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was an Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h)           The Majority Lenders may, by notice to an Agent, require it to resign under paragraph (b) above.

27.14      Relationship with Lenders

(a)           Each Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days’ prior notice from that Lender to the contrary.

(b)           The Facility Agent may at any time without any cost to the Borrower, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c)           The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender’s Facility Office(s) and contact details for the purposes of this Agreement.

27.15      Agents’ management time

If an Agent requires, any amount payable to that Agent by any Party under any indemnity or in respect of any costs or expenses incurred by that Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Agent under any other term of the Finance Documents.

27.16      Notice period

Where this Agreement specifies a minimum period of notice to be given to an Agent, the Agent may, at its discretion, accept a shorter notice period.

28.          EVIDENCE AND CALCULATIONS

28.1        Accounts

Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

28.2        Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

28.3        Calculations

Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent (acting reasonably) determines is market practice.

29.          FEES

29.1        Agent’s fee

The Obligors’ Agent must pay to the Facility Agent for the account of the Facility Agent and the account of the U.S. Dollar Swingline Agent an agency fee in the amount set out in and in the manner agreed in the Fee Letter between the Facility Agent and the Obligors’ Agent.

29.2        Arrangement fee

The Obligors’ Agent must pay to the Facility Agent for the account of each of the Mandated Lead Arrangers and the Swingline Lenders an arrangement fee in the amount set out in and in the manner agreed in the Fee Letter between the Mandated Lead Arrangers and the Swingline Lenders and the Obligors’ Agent.

29.3        Commitment fee

(a)           The Obligors’ Agent must pay in respect of the each Term Loan and Revolving Credit Facility a commitment fee computed at the rate per annum equal to the percentage of the applicable Margin set out opposite the relevant Facility in the table below on the undrawn, uncancelled amount of each Lender’s Term Loan Commitment or Revolving Credit Commitment (as applicable) in the currency of the applicable Facility.

Facility	Commitment Fee
A Term Loan Facility	25 per cent.
B Term Loan Facility	30 per cent.
C Term Loan Facility	30 per cent.
Revolving Credit Facility	30 per cent.

(b)           During the Availability Period in respect of the Swingline Facility commencing on the date of this Agreement the Obligors’ Agent must pay a commitment fee computed at the rate per annum equal to 25 per cent. of the Margin for the Swingline Facility on the undrawn, uncancelled amount of the Swingline Commitment of each Lender which is a Swingline Lender on the date of this Agreement.

(c)           During each Swingline Extension Period the Obligors’ Agent must pay a commitment fee on the undrawn, uncancelled amount of the Swingline Commitments of each Swingline Lender computed at the rate notified to the Obligors’ Agent in accordance with Clause 8.4(f) (Swingline Facility Extension Option).

(d)           Accrued commitment fee is payable to the Facility Agent on the later of the date falling 90 days after the date of this Agreement and the date falling five Business Days after the Obligors’ Agent receives from the Facility Agent an invoice for such amount and thereafter quarterly in arrear on the later of the last day of the relevant quarter and the date falling five Business Days after the Obligors’ Agent receives from the Facility Agent an invoice for such amount. Accrued commitment fee is also payable to the Facility Agent for a Lender on the later of the date its Term Loan Commitment, Revolving Credit Commitment or its Swingline Commitment is cancelled in full and the date falling five Business Days after the Obligors’ Agent receives from the Facility Agent an invoice for such amount.

29.4        Fees in respect of Avales

(a)           The Obligors’ Agent must pay to each Issuing Entity the fees in respect of each Aval requested by it in the manner agreed in the Fee Letter between the Mandated Lead Arrangers and the Obligors’ Agent.

(b)           The Obligors’ Agent must pay to the Facility Agent for each Lender a fee (the Aval Fee) computed at the rate of 0.5 per cent. per annum on the outstanding amount of each Aval issued under this Agreement (except to the extent such Aval is repaid, prepaid or cancelled) in respect of the period from the Utilisation Date for that Aval until the relevant Aval Release Date.

(c)           The fee accrued under paragraph (b) above is payable quarterly in arrear on the later of the date falling three months after the first Utilisation Date in respect of each Aval (and each date falling three months after the previous such payment) and the date falling five Business Days after the date on which the Obligors’ Agent has received from the Facility Agent an invoice for such amount. The accrued amount of such fee is also payable to the Facility Agent on the cancelled amount of any Lender’s Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the relevant Aval is prepaid or repaid in full on the later of the date on which such cancellation, prepayment or repayment becomes effective and the date falling five Business Days after the date on which the Obligors’ Agent has received from the Facility Agent an invoice for such amount.

29.5        Extension Fee

If the Obligors’ Agent exercises the Extension Option it will pay to the Facility Agent for the Lenders in respect of the A Term Loan Facility on the later of the Original A Term Loan Maturity Date and the date falling five Business Days after the Obligors’ Agent receives from the Facility Agent an invoice for such amount, an extension fee equal to 0.05 per cent. of the amount of the A Term Loan Facility extended on that date in the currency of that Facility.

29.6        Swingline Facility Extension Fee

If Imperial Finance exercises the Swingline Facility Extension Option, on each relevant Swingline Extension Date Imperial Finance will pay to the Facility Agent for the Swingline Lenders acquiring a Swingline Commitment beyond the relevant Swingline Extension Date on the later of that date and the date falling five Business Days after the Obligors’ Agent receives from the Facility Agent an invoice for such amount an extension fee equal to 0.025 per cent. of the Swingline Commitments extended on that date.

29.7        Uncommitted facility fees

Imperial Finance must pay to the Facility Agent for the account of a Lender any fee specified in an offer in respect of a Commitment under the Uncommitted Facility which Imperial Finance accepts under Clause 10.3 (Offer and Acceptance) in accordance with the payment terms set out in that offer on the date falling five Business Days after the date on which the Obligors’ Agent receives from the Facility Agent an invoice for such amount.

29.8        VAT

(a)           Any fee referred to in this Clause 29 (Fees) is exclusive of any value added tax or any similar tax which might be chargeable in connection with that fee. If any value added tax or other tax is so chargeable, it shall, subject to paragraph (b) below, be paid by the Obligors’ Agent or Imperial Finance (as appropriate) at the same time as it pays the relevant fee.

(b)           If any invoice for an amount payable under this Agreement includes value added tax the Party to whom such amount is payable shall provide the Obligors’ Agent or Imperial Finance (as appropriate) with an appropriate value added tax invoice.

30.          INDEMNITIES AND BREAK COSTS

30.1        Currency indemnity

(a)           The Obligors’ Agent must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)            that Finance Party receiving an amount in respect of an Obligor’s liability under the Finance Documents; or

(ii)           that liability being converted into a claim, proof, judgment or order,

in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)           Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

30.2        Other indemnities

(a)           The Obligors’ Agent must indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs as a consequence of:

(i)            the occurrence of any Event of Default;

(ii)           any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

(iii)          (other than by reason of negligence or default by that Finance Party) a Loan not being made or an Aval not being issued after a Request has been delivered for that Loan or Aval; or

(iv)          a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment.

The liability of the Obligors’ Agent in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

(b)           The Obligors’ Agent must indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent as a result of:

(i)            investigating any event which the Facility Agent reasonably believes to be a Default; or

(ii)           acting or relying on any notice under any Finance Document which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

30.3        Break Costs

(a)           The Obligors’ Agent must pay to each Lender its Break Costs on the date falling five Business Days after the date on which the Obligors’ Agent receives from the Facility Agent an invoice for such amount.

(b)           Break Costs are the amount (if any) determined by the relevant Lender by which:

(i)            the interest (excluding the Margin) which that Lender would have received for the period from the Business Day on which it receives any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

exceeds

(ii)           the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day on which it receives any part of its share in a Loan or overdue amount and ending on the last day of the applicable Term.

(c)           Each Lender must supply to the Facility Agent for the Obligors’ Agent details of the amount of any Break Costs claimed by it under this Clause 30.3 and the calculation of that amount.

31.          EXPENSES

31.1        Initial costs

The Obligors’ Agent must pay to each Administrative Party the amount of all reasonable costs and expenses (including reasonable legal fees) properly incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents provided such costs and expenses do not exceed the amounts agreed by the Obligors’ Agent and the Mandated Lead Arrangers on or before the date of this Agreement such costs and expenses to be payable five Business Days after the date on which the Obligors’ Agent receives from the Facility Agent an invoice for such amount.

31.2        Subsequent costs

The Obligors’ Agent must pay to the Facility Agent the amount of all reasonable costs and expenses (including reasonable legal fees) properly incurred by it in connection with:

(a)           the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

(b)           any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement,

such costs and expenses to be payable five Business Days after the date on which the Obligors’ Agent receives from the Facility Agent an invoice for such amount.

31.3        Enforcement costs

The Obligors’ Agent must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

32.          AMENDMENTS AND WAIVERS

32.1        Procedure

(a)           Except as provided in this Clause 32, any term of the Finance Documents may be amended or waived with the agreement of the Obligors’ Agent and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause 32.

(b)           The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

32.2        Exceptions

(a)           An amendment or waiver which relates to:

(i)            the definition of Majority Lenders in Clause 1.1 (Definitions);

(ii)           an extension of the date of payment of any amount to a Lender under the Finance Documents (other than under the Extension Option or Swingline Extension Option);

(iii)          a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

(iv)          an increase in, or an extension of, a Commitment or the Total Commitments except in accordance with the terms of this Agreement;

(v)           a release of an Obligor;

(vi)          a term of a Finance Document which expressly requires the consent of each Lender;

(vii)         the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

(viii)        this Clause 32.2,

may only be made with the consent of all the Lenders.

(b)           An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

32.3        Change of currency

If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Obligors’ Agent) determines is necessary to reflect the change.

32.4        Waivers and remedies cumulative

The rights of each Finance Party under the Finance Documents:

(a)           may be exercised as often as necessary;

(b)           are cumulative and not exclusive of its rights under the general law; and

(c)           may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

33.          CHANGES TO THE PARTIES

33.1        Assignments and transfers by Obligors

No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

33.2        Assignments and transfers by Lenders

(a)           A Lender (the Existing Lender) may, subject to the following provisions of this Clause 33.2, and the terms of the Syndication Letter at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to a bank or financial institution (a New Lender).

(b)           The consent of each Swingline Lender which has a Swingline Commitment at that time will be required for any assignment or transfer of any Lender’s rights and obligations under the C Revolving Credit Facility where the published long term credit rating of the assignee or transferee is not equal to or higher than BBB in the case of S&P and/or Baa2 in the case of Moody’s.

(c)           The Obligors’ Agent shall be notified by the Facility Agent of any assignment or transfer (including by way of novation) by an Existing Lender of that Existing Lender’s rights and obligations under the A Term Loan Facility, B Term Loan Facility or C Term Loan Facility or any sub-participation in respect of the Facilities in each case promptly on or before the occurrence of such assignment or transfer or sub-participation. Each Lender shall promptly on or before entering into any sub-participation in respect of the Facilities notify the Facility Agent of such sub-participation.

(d)           The Obligors’ Agents prior written consent will be required for any assignment or transfer (including by way of novation) by an Existing Lender of that Existing Lender’s rights and obligations under any Revolving Credit Facility unless an Event of Default is outstanding or the New Lender is another Lender or an affiliate of a Lender (in which case the Obligors’ Agent will be notified by the Facility Agent of such transfer promptly on or before the occurrence of that assignment or transfer). Such consent will be sought promptly by the Facility Agent and is not to be unreasonably withheld or delayed by the Obligors’ Agent where the New Lender has a published long term credit rating equal or higher than BBB in the case of S&P and/or Baa2 in the case of Moody’s and will be deemed to have been given if no negative response is received by the Facility Agent within 12 Business Days of receipt by the Obligors’ Agent of the request for consent.

(e)           Unless the Obligors’ Agent and the Facility Agent, (both acting reasonably), otherwise agree, a transfer of part of a Commitment under this Agreement by the Existing Lender must not result in that Existing Lender or the New Lender having a Commitment in the Facilities of less than Euro 25,000,000 (or its equivalent).

(f)            Unless otherwise agreed by each Issuing Entity, until the Final Release Date has occurred no assignment or transfer of any Lender’s rights and obligations under the Term Loan Facilities or the C Revolving Credit Facility may be effected unless:

(i)            the New Lender is an Acceptable Transferee; or

(ii)           the New Lender has provided cash cover in accordance with Clause 33.10 (Issuing Entity Cash Cover) below to each Issuing Entity whose consent to such transfer has not been obtained.

(g)           The Facility Agent is not obliged to execute a Transfer Certificate or approve any confirmation in accordance with paragraph (h)(ii) below until it has completed all know your customer requirements to its satisfaction. The Facility Agent must complete all know your customer requirements expeditiously and must promptly notify the Existing Lender and the New Lender if there are any such requirements.

(h)           A transfer of obligations will be effective only if either:

(i)            the obligations are novated in accordance with the following provisions of this Clause 33; or

(ii)           the New Lender confirms to the Facility Agent and the Obligors’ Agent in form and substance satisfactory to the Facility Agent and Obligors’ Agent that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(i)            Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of Euro 1,500.

(j)            Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

33.3        Procedure for transfer by way of novations

(a)           A novation is effected if:

(i)            the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)           the Facility Agent executes it.

Subject to Clause 33.2(g) (Assignments and transfers by Lenders), the Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(b)           Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(c)           On the Transfer Date:

(i)            the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

(ii)           the Existing Lender will be released from those obligations and cease to have those rights.

(d)           The Facility Agent must, as soon as practicable after it has executed a Transfer Certificate, send to the Obligors’ Agent a copy of that Transfer Certificate.

33.4        Limitation of responsibility of Existing Lender

(a)           Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

(i)            any Finance Document or any other document; or

(ii)           any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

and any representations or warranties implied by law are excluded.

(b)           Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)            has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)           has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)           Nothing in any Finance Document requires an Existing Lender to:

(i)            accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 33; or

(ii)           support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

33.5        Costs resulting from change of Lender or Facility Office

If:

(a)           a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)           as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

33.6        Additional Guarantors

(a)           If Imperial wishes one of its directly or indirectly wholly-owned Subsidiaries to become an Additional Guarantor then it may deliver to the Facility Agent the relevant documents and evidence listed in Part 3 of Schedule 2 (Conditions Precedent Documents).

(b)           The Obligors’ Agent shall, by not less than 10 Business Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to this Clause 33.6 (Additional Guarantors).

(c)           If the accession of an Additional Guarantor requires any Finance Party to carry out know your customer requirements in circumstances where the necessary information is not already available to it, the Obligors’ Agent must as soon as reasonably practicable on request by any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new

Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements. Each Finance Party must complete all know your customer requirements in relation to an Additional Guarantor expeditiously and must promptly notify the Existing Lender and the Additional Guarantor if there are any such requirements.

(d)           The relevant Subsidiary will become an Additional Guarantor when the Facility Agent notifies the other Finance Parties and Imperial that it has received all of the documents and evidence referred to in paragraph (a) above. The Facility Agent must give this notification as soon as practicable.

33.7        Resignation of a Guarantor

(a)           The Obligors’ Agent may request that a Guarantor ceases to be a Guarantor by giving to the Facility Agent a duly completed Resignation Request.

(b)           The Facility Agent must accept a Resignation Request and notify the Obligors’ Agent and the Lenders of its acceptance if:

(i)            the Lenders have consented to the Resignation Request;

(ii)           it is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request; and

(iii)          no amount owed by that Guarantor under this Agreement is still outstanding.

(c)           The Guarantor will cease to be a Guarantor when the Facility Agent gives the notification referred to in paragraph (b) above.

(d)           A Guarantor may also cease to be a Guarantor in any other manner approved by the Lenders.

33.8        Changes to the Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (with the prior agreement of the Obligors’ Agent (acting reasonably)) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

33.9        Replacement of a Lender

(a)           The Obligors’ Agent may, by giving written notice to the Facility Agent and a Relevant Lender, require that Relevant Lender to transfer all of its rights and obligations under this Agreement to a Replacement Lender.

(b)           On receipt of a notice under paragraph (a) above the Relevant Lender must transfer all of its rights and obligations under this Agreement:

(i)            in accordance with Clause 33.2 (Assignments and transfers by Lenders);

(ii)           on the date specified in the notice provided it is no earlier than five Business Days from the date of the notice and no later than 10 Business Days from the date of the notice;

(iii)          to the Replacement Lender specified in the notice provided such Replacement Lender meets the criteria set out in Clause 33.2 (Assignments and transfers by Lenders); and

(iv)          for a purchase price equal to the aggregate of:

(A)          the Relevant Lender’s participation in the outstanding Loans and any amount then due from such Lender under the Avales;

(B)           any Break Costs payable by the Relevant Lender as a result of the transfer; and

(C)           all accrued interest, fees and other amounts payable to the Relevant Lender under this Agreement as at the transfer date specified in the notice referred to at subparagraph (ii) above.

(c)           The Obligors’ Agent’s right to replace a Non-Funding Lender is in addition to all other rights and remedies available to the Obligors’ Agent against the Non-Funding Lender.

(d)           The replacement of a Lender pursuant to this Clause shall be subject to the following conditions:

(i)            the Obligors’ Agent shall have no right to replace the Facility Agent;

(ii)           neither the Facility Agent nor the Lender shall have any obligation to the Obligors’ Agent to find a Replacement Lender;

(iii)          in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 45 days after the Non-Consenting Lender notifies the Obligors’ Agent and the Facility Agent of its failure or refusal to agree to any consent, waiver or amendment to the Finance Documents; and

(iv)          in no event shall the Lender replaced under this Clause 33.9 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents.

33.10      Issuing Entity Cash Cover

(a)           If a New Lender is not an Acceptable Transferee, the relevant New Lender will, as a condition to any assignment or transfer to that New Lender pursuant to this Clause 33 taking effect, if so requested by an Issuing Entity deposit with each relevant Issuing Entity (in such bank account at such bank as it shall promptly notify to the Facility Agent from time to time for such purpose) an amount equal to, and on account of, the maximum potential liability of such New Lender to that Issuing Entity under Clause 7.2 (Lenders’ Indemnity).

(b)           If the higher of the long term credit ratings assigned to a Lender and the long term credit ratings assigned to any entity which provides a guarantee in respect of the obligations of that Lender under Clause 7.2 (Lenders’ Indemnity) are not or cease to be equal to or higher than A3 by Moody’s and A- by S&P, the relevant Lender will, within three Business Days of request by an Issuing Entity deposit with the relevant Issuing Entity (in such bank account at such bank as it shall promptly notify to the Facility Agent from time to time for such purpose) an amount equal to, and on account of, the maximum potential liability of such New Lender to that Issuing Entity under Clause 7.2 (Lenders’ Indemnity).

(c)           Each Issuing Entity shall be entitled to apply such deposit (by application of funds, set-off, combination of accounts or otherwise as that Issuing Entity shall determine) against amounts due to it from time to time from such New Lender under Clause 7.2 (Lenders’ Indemnity) and the Issuing Entities will so apply such amounts if directed to do so by the relevant Lender at any time after a demand has been made under the relevant Aval.

(d)           Any such deposit shall be on terms that the Issuing Entities shall only be required to repay such deposit to or to the order of such New Lender on the relevant Aval Release Date (to the extent that such funds have not been applied in accordance with Clause 33.10(c) above, or on compliance in full by such New Lender with its obligations to the Issuing Entities under Clause 7.2 (Lenders’ Indemnity).

(e)           Any such deposit shall be denominated in Euro and shall bear interest at a deposit rate calculated on the aggregate amount of the deposit, on the basis of a year of 360 days for the actual number of days elapsed. Such interest shall be payable (subject to deduction of Tax if so required by applicable law) by the Issuing Entities to such New Lender quarterly in arrears (or as otherwise agreed) until repayment of the deposit or application of the deposit by the Issuing Entities against the obligations of such Lender to it under Clause 7.2 (Lenders’ Indemnity).

33.11      New Issuing Entities

(a)           At any time whilst there are no Avales issued and outstanding by it under this Agreement an Issuing Entity (the Resigning Issuing Entity) may (with the prior consent of the Facility Agent and the Obligors’ Agent) resign as an Issuing Entity, such resignation to take effect on the date on which an Issuing Entity (other than the Resigning Issuing Entity) confirms in writing to the Facility Agent and the Obligors’ Agent that it will act as Issuing Entity in replacement of the Resigning Issuing Entity and assume all the obligations of the Resigning Issuing Entity or on which a bank or financial institution accedes as an Issuing Entity in replacement of the Resigning Issuing Entity in accordance with the provisions of paragraph (b) below.

(b)           A bank or financial institution may (with the prior consent of the Facility Agent and the Obligors’ Agent) become an Issuing Entity for the purposes of this Agreement when:

(i)            it delivers an Issuing Entity Accession Agreement to the Facility Agent specifying the Issuing Entity which it is replacing;

(ii)           the Facility Agent notifies the other Finance Parties and the Obligors’ Agent that the Issuing Entity Accession Agreement is in form and substance satisfactory to it (acting reasonably); and

(iii)          the Facility Agent executes the Issuing Entity Accession Agreement.

The Facility Agent must give this notification as soon as reasonably practicable.

34.          DISCLOSURE OF INFORMATION

(a)           Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents.

(b)           However, a Finance Party is entitled to disclose Confidential Information:

(i)            which is publicly available, other than as a result of a breach by that Finance Party of this Clause 34;

(ii)           in connection with any legal or arbitration proceedings;

(iii)          if required to do so under any law or regulation;

(iv)          to a governmental, banking, taxation or other regulatory authority;

(v)           to its professional advisers;

(vi)          to the extent allowed under paragraph (c) below; or

(vii)         with the prior written agreement of the relevant Obligor.

(c)           A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer or other agreement permitted under this Agreement (a proposed recipient):

(i)            a copy of any Finance Document; and

(ii)           any information which that Finance Party has acquired under or in connection with any Finance Document.

However, before a proposed recipient may receive any Confidential Information (as defined in the Confidentiality Undertaking), it must enter into a Confidentiality Undertaking.

(d)           This Clause 34 supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

35.          SET-OFF

Following the occurrence of an Event of Default which remains outstanding, a Finance Party may combine, consolidate or merge all or any accounts of an Obligor with, or liabilities to, that Finance Party and may set off any matured obligation owed by an Obligor under this Agreement against an obligation (whether or not matured) owed by the relevant Finance Party to that Obligor, regardless of the place or payment, booking branch or currency of either obligations. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

36.          PRO RATA SHARING

36.1        Redistribution

If any amount owing by an Obligor under this Agreement to a Lender (the recovering Lender) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a recovery), then:

(a)           the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

(b)           the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received and distributed by the Facility Agent under this Agreement; and

(c)           the recovering Lender must pay to the Facility Agent an amount equal to the excess (if any) (the redistribution).

36.2        Effect of redistribution

(a)           The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

(b)           When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c)           If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)           If:

(i)            a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

(ii)           the recovering Lender has paid a redistribution in relation to that recovery,

each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the redistribution.

36.3        Exceptions

Notwithstanding any other term of this Clause 36, a recovering Lender need not pay a redistribution to the extent that:

(a)           it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

(b)           it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

(i)            the recovering Lender notified the Facility Agent of those proceedings; and

(ii)           the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

36.4        Loss sharing

(a)           In this Clause 36.4 (Loss sharing):

(i)            Outstandings means, in relation to a Lender, its aggregate participation in each Loan from time to time; and

(ii)           Total Outstandings means the aggregate of all Outstandings.

(b)           On the date following the Final Release Date notified by the Facility Agent pursuant to paragraph (c) below, each Lender shall (to the extent necessary) by corresponding transfers adjust their participations in Loans then outstanding to ensure that after such transfers the Outstandings of each Lender bear the same proportion to the Total Outstandings as such Lender’s Commitment bears to the Total Commitments, each as at the Final Release Date.

(c)           The amount of any transfers required pursuant to this Clause 36.4 (Loss sharing) shall be calculated by the Facility Agent on the Final Release Date and promptly communicated to each Lender by the

Facility Agent together with the date, as determined by the Facility Agent, upon which such transfers shall take place.

37.          SEVERABILITY

If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)           the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

(b)           the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

38.          COUNTERPARTS

Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

39.          NOTICES

39.1        In writing

(a)           Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

(i)            in person, by post or fax; or

(ii)           if between the Facility Agent and a Lender and the Facility Agent and the Lender agree, by e-mail or other electronic communication.

(b)           For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

(c)           Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

39.2        Contact details

(a)           Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)           The contact details of the Obligors’ Agent, Imperial Finance, Imperial Tobacco Enterprise Finance Limited, Imperial and Imperial Tobacco Limited for this purpose are:

Address:                               PO Box 244
Upton Road
Southville
Bristol BS99 7UJ

Attention:                             John Jones, Group Treasurer

Phone number:                     0117 963 6636

Fax number:                          0117 966 7957

(c)           The contact details of the Facility Agent for this purpose are:

(i)            for operational matters (such as drawdowns, interest rate fixing, interest/fee calculations and payments)

Address:                                The Royal Bank of Scotland plc

Level 3

2 ½ Devonshire Square

London

EC2M 4XJ

Attention:                              Loans Administration/LAU

Fax Number:                          020 7615 7673

(ii)           for non operational matters (such as documentation, covenant compliance, amendments and waivers)

Address:                                The Royal Bank of Scotland plc

Level 7

135 Bishopsgate

London

EC2M 3UR

Attention:                              Mark Harrison, Director, Syndicated Loans Agency

Phone Number:                     020 7085 3808

Fax Number:                          020 7085 4564

(d)           The contact details of the U.S. Dollar Swingline Agent are:

Address:                                                The Royal Bank of Scotland

101 Park Avenue

New York

New York 10178

USA

Attention:                                              Matthew Wilson, Head of Loan Markets Agency

Phone Number:                                     00 1 212 401 1412

Fax Number:                                          00 1 212 401 1478

(e)           Any Party may change its contact details by giving five Business Days’ notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(f)            Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if that communication fails to specify the department or officer so nominated provided that if a communication in connection with a Finance Document is delivered to the Facility Agent at either address set out in sub-paragraph (c) above but that communication should have been provided to the alternative address set out in sub-paragraph (c) above, the Facility Agent will promptly upon receipt of that communication forward it to the correct address.

39.3        Effectiveness

(a)           Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

(i)            if delivered in person, at the time of delivery;

(ii)           if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope; and

(iii)          if by fax, when received in legible form.

(b)           A communication given under paragraph (a) above but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given at 9.00 a.m. on the next Business Day in that place.

(c)           A communication to the Facility Agent will only be effective on actual receipt by it.

39.4        Obligors

(a)           All formal communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

(b)           All formal communications under the Finance Documents to or from an Obligor (other than the Obligors’ Agent) must be sent through the Obligors’ Agent.

(c)           Each Obligor (other than the Obligors’ Agent) irrevocably appoints the Obligors’ Agent to act as its agent and irrevocably authorises the Obligors’ Agent:

(i)            to give and receive all communications under the Finance Documents;

(ii)           to supply all information concerning itself to any Finance Party; and

(iii)          to sign all documents under or in connection with the Finance Documents.

(d)           Any communication given to the Obligors’ Agent in connection with a Finance Document will be deemed to have been given also to each other Obligor.

(e)           The Facility Agent may assume that any communication made by the Obligors’ Agent is made with the consent of each other Obligor.

39.5        Personal Liability

If an individual signs a certificate on behalf of a Party and the certificate proves to be incorrect, the individual will incur no personal liability as a result, unless the individual acted fraudulently or recklessly in giving the certificate. In this case any liability of the individual will be determined in accordance with applicable law.

40.          LANGUAGE

(a)           Any notice given in connection with a Finance Document must be in English.

(b)           Any other document provided in connection with a Finance Document must be:

(i)            in English; or

(ii)           (unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

41.          GOVERNING LAW

This Agreement is governed by English law.

42.          JURISDICTION

(a)           The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document.

(b)           The English courts are the most appropriate and convenient courts to settle any such dispute and each Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

(c)           This Clause 42 is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

(i)            proceedings in any other court; and

(ii)           concurrent proceedings in any number of jurisdictions.

43.          WAIVER OF TRIAL BY JURY

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL PARTIES

PART 1

MANDATED LEAD ARRANGERS

BANCO SANTANDER CENTRAL HISPANO SA.

BARCLAYS CAPITAL

CITIGROUP GLOBAL MARKETS LIMITED

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

THE ROYAL BANK OF SCOTLAND PLC

PART 2

ORIGINAL LENDERS

Name of Original Lender	A Term Loan Commitments	B Term Loan Commitments	C Term Loan Commitments	A Revolving Credit Commitments	B Revolving Credit Commitments	C Revolving Credit Commitments
	(Euro)	(Euro)	(Euro)	(U.S. Dollars)	(Sterling)	(Euro)
Banco Santander Central Hispano S.A., London branch	700,000,000	600,000,000	120,000,000	400,000,000	130,000,000	800,000,000

Barclays Bank PLC	700,000,000	600,000,000	120,000,000	400,000,000	130,000,000	800,000,000

Citibank, N.A., London Branch	700,000,000	600,000,000	120,000,000	400,000,000	130,000,000	800,000,000

Lehman Brothers Holdings, Inc.	700,000,000	120,000,000	120,000,000	400,000,000	130,000,000	800,000,000

Lehman Loan Funding, LLC	—	480,000,000	—	—	—	—

The Royal Bank of Scotland plc	700,000,000	600,000,000	120,000,000	400,000,000	130,000,000	800,000,000

Total	3,500,000,000	3,000,000,000	600,000,000	2,000,000,000	650,000,000	4,000,000,000

Name of Swingline Lender	Swingline Commitments
(Euro)
Banco Santander Central Hispano, S.A. London Branch	100,000,000
Barclays Bank PLC	100,000,000
Citibank, N.A., London Branch	100,000,000
Lehman Brothers Holdings, Inc.	100,000,000
The Royal Bank of Scotland plc	100,000,000
Total	500,000,000

PART 3

ISSUING ENTITIES

Name of Issuing Entity	Percentage
Banco Santander Central Hispano S.A.	20

Barclays Bank PLC	20

Citibank International plc, Sucursal en España	20

The Royal Bank of Scotland plc	20

Lehman Issuing Entity	20

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

TO BE DELIVERED BEFORE FIRST REQUEST

1.             Obligors

(a)           A copy of the constitutional documents of each Obligor.

(b)           A resolution of the board of directors of each Obligor approving the terms of, and the transactions contemplated by, this Agreement.

(c)           A specimen of the signature of each person authorised on behalf of each Obligor to execute any Finance Document or to sign or send any Request, document or notice in connection with any Finance Document.

2.             Legal opinions

A legal opinion of Clifford Chance LLP, legal advisers to the Mandated Lead Arrangers and the Facility Agent substantially in the form distributed to the Lenders prior to the date of this Agreement, addressed to the Finance Parties.

3.             Miscellaneous

(a)           A copy of the Litigation Report.

(b)           A copy of the Competition Analysis.

(c)           A copy of the Original Financial Statements.

(d)           A duly executed Fee Letter.

(e)           A duly executed Syndication Letter.

(f)            A copy of the duly executed Equity Bridge Facility Agreement.

(g)           A copy of the duly executed Back-Stop Underwriting Agreement.

(h)           A copy of the agreed form Class 1 circular to be issued by Imperial to its shareholders.

(i)            A copy of any waivers under the Existing Facilities Agreement in order to avoid an event of default occurring under that agreement as a result of the issue of the Avales.

(j)            Evidence that the facilities under the Equity Bridge Facility Agreement have been or will be simultaneously drawn in full by way of Avales issued by the issuing entities under the Equity Bridge Facility Agreement.

(k)           Evidence that resolutions increasing the share capital of Imperial by an amount sufficient for the Rights Issue, approving the allotment of shares pursuant to the Rights Issue and approving the Acquisition as a Class 1 transaction:

(i)            if not a condition of the Offer, have been obtained; or

(ii)           if a condition of the Offer, are the subject of an extraordinary general meeting of the shareholders of Imperial to be convened and that the board of directors of Imperial is recommending that such resolutions are passed.

PART 2

CONDITIONS PRECEDENT TO DRAWDOWN OF LOANS ON FIRST CASH UTILISATION DATE

1.             A copy of the Circular.

2.             Evidence that Imperial’s authorised share capital has been increased by an amount sufficient for the Rights Issue and that shareholder approval has been received for the allotment of shares and the Acquisition as a Class 1 transaction.

PART 3

FOR AN ADDITIONAL GUARANTOR

1.             Additional Guarantors

(a)           A Guarantor Accession Agreement, duly executed by the Obligors’ Agent and the Additional Guarantor.

(b)           A copy of the constitutional documents of the Additional Guarantor.

(c)           A copy of a resolution of the board of directors of the Additional Guarantor approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement.

(d)           A specimen of the signature of each person authorised on behalf of the Additional Guarantor to execute any Finance Document.

2.             Legal opinions

(a)           A legal opinion of legal advisers in England and Wales addressed to the Finance Parties.

(b)           If the Additional Guarantor is incorporated in a jurisdiction other than England and Wales, a legal opinion from legal advisers in that jurisdiction, addressed to the Finance Parties.

3.             Miscellaneous

(a)           In the case of an Additional Guarantor incorporated in the U.K., a copy of a resolution, signed by all (or any lower percentage agreed by the Facility Agent) of the holders of its issued or allotted shares, approving the terms of, and the transactions contemplated by, the Guarantor Accession Agreement.

(b)           A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document specified in Part 3 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Guarantor Accession Agreement.

(c)           If available, a copy of the latest audited accounts of the Additional Guarantor.

(d)           For any Additional Guarantor which is not incorporated under the laws of England and Wales, evidence that its agent under the Finance Documents for service of process in England has accepted its appointment.

SCHEDULE 3

FORM OF NOTICES

PART 1

FORM OF REQUEST

To:          [●] as Facility Agent

[and [●] as U.S. Dollar Swingline Agent]

From:      [               ]

Date:       [               ]

IMPERIAL TOBACCO FINANCE PLC/IMPERIAL TOBACCO ENTERPRISE FINANCE LIMITED –
Credit Agreement dated [●] 2007
(the Agreement)

3.             We refer to the Agreement. This is a Request.

4.             We wish to borrow a [[A/B/C] Term Loan [A/B/C] Revolving Credit Loan/Swingline Loan/Loan under the Uncommitted Facility/arrange for an Aval to be issued under the [A/B/C Term Loan Facilities/C Revolving Credit Facility]] on the following terms:

(a)	Borrower:	[ ]

(b)	Utilisation Date:	[ ]

(c)	Amount/currency:	[ ]

(d)	Term:	[ ]

5.             [[Our payment instructions are:     [               ](1)/[Please pay in accordance with our current standard settlement instructions]].

6.             We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

7.             [We attach a copy of the proposed Aval.]

8.             This Request is irrevocable.

[               ]

By:

(1)          For cash cover for Avales.

PART 2

FORM OF SWINGLINE EXTENSION NOTICE

To:          [●] as Facility Agent

From:      Imperial Tobacco Finance PLC

Date:       [               ]

IMPERIAL TOBACCO FINANCE PLC –
Credit Agreement dated [●] 2007
(the Agreement)

1.             We refer to the Agreement. This is a Swingline Extension Notice.

2.             [We wish to request [name of the relevant Lenders] to provide a Swingline Facility for the Swingline Extension Period commencing [relevant Swingline Extension Date] in accordance with Clause 8.4 (Swingline Facility Extension Option)].

IMPERIAL TOBACCO FINANCE PLC

By:

PART 3

FORM OF COMMITMENT REQUEST

To:          [●] as Facility Agent

From:      Imperial Tobacco Finance PLC

Date:       [               ]

IMPERIAL TOBACCO FINANCE PLC –
Credit Agreement dated [●] 2007
(the Agreement)

1.             We refer to the Agreement. This is a Commitment Request.

2.             We wish to request [name of the relevant Lenders][or][the Lenders] to provide a Commitment under the Uncommitted Facility for the Availability Period commencing on the Anticipated U.K. Duty Change Date specified below in accordance with Clause 10.1 (Commitment Requests) on the following terms:

(a)	Borrower:	[ ]

(b)	Anticipated U.K. Duty Change Date:	[ ]

(c)	Amount/currency:	£[ ]

IMPERIAL TOBACCO FINANCE PLC

By:

PART 4

FORM OF COMMITMENT NOTICE

To:          [●] as Facility Agent

From       [Name of Lender]

Date:       [               ]

IMPERIAL TOBACCO FINANCE PLC –

Credit Agreement dated [●] 2007

(the Agreement)

1.             We refer to the Agreement. This is a Commitment Notice.

2.             This letter constitutes an offer of a Commitment under the Uncommitted Facility pursuant to Clause 10.3(a) (Offer and Acceptance) on the following terms:

(a)	Name of Lender:	[ ]

(b)	Anticipated U.K. Duty Change Date:	[ ]

(c)	Margin:	[ ] per annum

(d)	Maximum principal amount of the Commitment	[ ]

(e)	[Other commercial terms]

[Name of Lender]

By:

PART 5

FORM OF ACCEPTANCE

To:          [●] as Facility Agent

From:      Imperial Tobacco Finance PLC

Date:       [               ]

IMPERIAL TOBACCO FINANCE PLC –

Credit Agreement dated [●] 2007

(the Agreement)

1.             We refer to the Agreement. This is an Acceptance Notice.

2.              [[We wish to accept the following offer[s] pursuant to Clause 10.3(f) (Offer and Acceptance) for the Anticipated U.K. Duty Change Date of [●]:

Lender	Date of offer by Lender	Margin	Amount of Commitment
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]

/[We do not wish to accept any offers pursuant to our Commitment Request dated [●].]

3.             All other offers pursuant to our Commitment Request dated [●] have not been accepted.

IMPERIAL TOBACCO FINANCE PLC

By:

PART 6

FORM OF GUARANTOR ACCESSION AGREEMENT

To:          [●] as Facility Agent

From:      Imperial Tobacco Finance PLC and [Proposed Guarantor]

Date:       [               ]

IMPERIAL TOBACCO FINANCE PLC -

Credit Agreement dated [●] 2007

(the Agreement)

1.             We refer to the Agreement. This is a Guarantor Accession Agreement.

2.             [Name of proposed guarantor] of [address/registered office/registered number] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor.

3.             This Guarantor Accession Agreement is a Finance Document.

4.             This Guarantor Accession Agreement is governed by English law.

IMPERIAL TOBACCO FINANCE PLC

By:

[PROPOSED GUARANTOR]

By:

PART 7

FORM OF ISSUING ENTITY ACCESSION AGREEMENT

To:          [●] as Facility Agent

From:      [Proposed Issuing Entity]

Date:       [            ]

IMPERIAL TOBACCO FINANCE PLC -

Credit Agreement dated [●] 2007

(the Agreement)

We refer to the Agreement. This is an Issuing Entity Accession Agreement.

1.             [NEW ISSUING ENTITY] of [address/registered office] agrees to become an Issuing Entity under the Agreement and to be bound by the terms of the Agreement as an Issuing Entity.

2.             We are acceding to the Agreement in place of [RESIGNING ISSUING ENTITY].

3.             It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

4.             This Issuing Entity Accession Agreement has been executed and delivered as a deed on the date stated at the beginning of this Issuing Entity Accession Agreement and is governed by English law.

Executed as a deed by [ISSUING ENTITY] acting by
Director
and
Director/Secretary
Executed as a deed by [FACILITY AGENT] acting by
Director
and
Director/Secretary
Executed as a deed by [RESIGNING ISSUING ENTITY] acting by
Director
and
Director/Secretary
We confirm the above

Executed as a deed by IMPERIAL TOBACCO FINANCE PLC acting by
Director
and
Director/Secretary

SCHEDULE 4

CALCULATION OF THE MANDATORY COST

1.             General

(a)           The Mandatory Cost is to compensate a Lender for the cost of compliance with:

(i)            the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces any of its functions); or

(ii)           the requirements of the European Central Bank.

(b)           The Mandatory Cost is expressed as a percentage rate per annum.

(c)           The Mandatory Cost is the weighted average (weighted in proportion to the percentage share of each Lender in the relevant Loan) of the rates for the Lenders calculated by the Facility Agent in accordance with this Schedule 4 on the first day of a Term (or as soon as possible after then).

(d)           The Facility Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.

(e)           Any determination by the Facility Agent pursuant to this Schedule 4 will be, in the absence of manifest error, conclusive and binding on all the Parties.

2.             For a Lender lending from a Facility Office in the U.K.

(a)           The relevant rate for a Lender lending from a Facility Office in the U.K. is calculated in accordance with the following formulae:

for a Loan in Sterling:

for any other Loan:

where on the day of application of the formula:

A             is the percentage of that Lender’s eligible liabilities (in excess of any stated minimum) which the Bank of England requires it to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

B             is the percentage rate of LIBOR and, if a Loan is due and payable but unpaid by a Borrower, the additional rate of interest specified in Clause 14.5 (Interest on overdue amounts), for the relevant Term;

C             is the percentage (if any) of that Lender’s eligible liabilities which the Bank of England requires it to place as an interest bearing special deposit;

D             is the percentage rate per annum payable by the Bank of England on interest bearing special deposits; and

E              is calculated by the Facility Agent as being the average of the rates of charge under the fees rules supplied by the Reference Banks to the Facility Agent under paragraph (d) below and expressed in pounds per £1 million.

(b)           For the purposes of this paragraph 2:

(i)            eligible liabilities and special deposit(s) have the meanings given to them at the time of application of the formula pursuant to the Bank of England Act 1988 or (as appropriate) by the Bank of England;

(ii)           fees rules means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook or any other law or regulation as may then be in force for the payment of fees for the acceptance of deposits;

(iii)          fee tariffs means the fee tariffs specified in the fees rules under fee-block Category A1 (Deposit acceptors) (ignoring any minimum fee or zero rated fee required pursuant to the fees rules but applying any applicable discount rate); and

(iv)          tariff base has the meaning given to it in, and will be calculated in accordance with, the fees rules.

(c)           (i)            In the application of the formulae, A, B, C and D are included as figures and not as percentages, e.g. if A = 0.5 per cent. and B = 15 per cent., AB is calculated as 0.5 x 15. A negative result obtained by subtracting D from B is taken as zero.

(ii)           Each rate calculated in accordance with a formula is, if necessary, rounded upward to four decimal places.

(d)           If requested by the Facility Agent, each Reference Bank must, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent the rate of charge payable by that Reference Bank to the Financial Services Authority under the fees rules for that financial year of the Financial Services Authority (calculated by that Reference Bank as being the average of the fee tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1 million of the tariff base of that Reference Bank.

(e)           Each Lender must supply to the Facility Agent the information required by it to make a calculation of the rate for that Lender. In particular, each Lender must supply the following information on or prior to the date on which it becomes a Lender:

(i)            the jurisdiction of its Facility Office; and

(ii)           any other information that the Facility Agent reasonably requires for that purpose.

Each Lender must promptly notify the Facility Agent of any change to the information supplied to it under this paragraph (e).

(f)            The percentages of each Lender for the purposes of A and C above and the rates of charge of each Reference Bank for the purpose of E above are determined by the Facility Agent based upon the information supplied to it under paragraphs (d) and (e) above. Unless a Lender notifies the Facility

Agent to the contrary, the Facility Agent may assume that the Lender’s obligations in respect of cash ratio deposits and special deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

(g)           The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender. The Facility Agent is entitled to assume that the information provided by any Lender or Reference Bank under this Schedule 4 is true and correct in all respects.

3.             For a Lender lending from a Facility Office in a Participating Member State

(a)           The relevant rate for a Lender lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent. This percentage rate per annum must be certified by that Lender in its notice to the Facility Agent as its reasonable determination of the cost (expressed as a percentage of that Lender’s share in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Facility Office.

(b)           If a Lender fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Lender has not incurred any such cost.

4.             Changes

(a)           The Facility Agent may, after consultation with the Obligors’ Agent and the Lenders, determine and notify all the Parties of any amendment to this Schedule 4 which is required to reflect:

(i)            any change in law or regulation; or

(ii)           any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

(b)           If the Facility Agent, after consultation with the Obligors’ Agent, determines that the Mandatory Cost for a Lender lending from a Facility Office in the U.K. can be calculated by reference to a screen rate, the Facility Agent may notify all the Parties of any amendment to this Agreement which is required to reflect this.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:          [●] as Facility Agent

From:      [The Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender)

Date:       [               ]

IMPERIAL TOBACCO FINANCE PLC -

Credit Agreement dated [●] 2007

(the Agreement)

1.             We refer to the Agreement. This is a Transfer Certificate.

2.             The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

3.             The proposed Transfer Date is [               ].

4.             The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

5.             [The Lender is a U.K. Non-Bank Lender.](2)

6.             This Transfer Certificate is governed by English law.

THE SCHEDULE

Rights and obligations to be transferred by novation

[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]

By:	By:

The Transfer Date is confirmed by the Facility Agent as [ ].

[FACILITY AGENT]

By:

(2)           Include if applicable.

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:          [●] as Facility Agent

From:      Imperial Tobacco Finance PLC

Date:       [               ]

IMPERIAL TOBACCO FINANCE PLC -

Credit Agreement dated [●] 2007

(the Agreement)

1.             We refer to the Agreement. This is a Compliance Certificate.

2.             We confirm that as at [insert relevant testing date]:

(a)           Consolidated EBITDA was [               ] [(including Proforma EBITDA of [               ] in connection with the acquisition of [               ])](3) and Consolidated Total Net Borrowings were [               ] and therefore, the ratio of Consolidated Total Net Borrowings to Consolidated EBITDA was [               ] to 1; and

(b)           Consolidated EBITDA [(excluding Proforma EBITDA) was [               ]] and Consolidated Net Interest Payable was [               ] therefore, the ratio of Consolidated EBITDA to Consolidated Net Interest Payable was [     ] to 1.

3.             We set out below calculations establishing the figures in paragraph 2 above

[               ].

4.             We confirm that the following companies were Principal Subsidiaries at [insert relevant testing date](4):

[               ].

5.             [We confirm that no Default is outstanding as at [insert relevant testing date].](5)

IMPERIAL TOBACCO FINANCE PLC

By:

(3)           Include only for any Measurement Period which includes the effective date of any business or company acquired during that Measurement Period.

(4)           This statement need only be made for a Compliance Certificate delivered with a set of Financial Statements pursuant to Clause of the Agreement.

(5)           This statement need only be made if requested by the Facility Agent pursuant to Clause (Compliance Certificates).  If this statement has been requested by the Facility Agent but cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

SCHEDULE 7

FORM OF RESIGNATION REQUEST

To:          [●] as Facility Agent

From:      Imperial Tobacco Finance PLC

Date:       [               ]

IMPERIAL TOBACCO FINANCE PLC -

Credit Agreement dated [●] 2007

(the Agreement)

1.             We refer to the Agreement. This is a Resignation Request.

2.             We request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.

3.             We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.

4.             We confirm that as at the date of this Resignation Request no amount owed by [resigning Guarantor] under the Agreement is outstanding.

5.             This Resignation Request is governed by English law.

IMPERIAL TOBACCO FINANCE PLC	[Relevant Guarantor]

By:	By:

The Facility Agent confirms that this resignation takes effect on [               ].

[FACILITY AGENT]

By:

SCHEDULE 8

FORM OF INDEMNITY CLAIM NOTICE

To:          [FACILITY AGENT]

Copy:     IMPERIAL TOBACCO FINANCE PLC

From:      [RELEVANT ISSUING ENTITY]

Date:       [           ]

IMPERIAL TOBACCO FINANCE PLC

Credit Agreement dated [●] 2007 (the Agreement)

1.             We refer to the Agreement. This is Indemnity Claim Notice.

2.             We certify that:

(a)           a Claimed Amount has been demanded in an amount of €[●] ; and

(b)           each relevant Lenders share in the Claimed Amount determined in accordance with Clause 7.2 (Lenders’ Indemnity) of the Agreement amounts to €[●].

3.             We demand payment from each relevant Lender of the amount referred to paragraph 2(b) above.

4.             Payment should be made to the following account:

Account name:	[ ]

Account number:	[ ]

Account bank:	[ ]

By

[RELEVANT ISSUING ENTITY]

SCHEDULE 9

FORM OF AVALES

[●] (el Banco Avalista), sociedad válidamente constituida y vigente con arreglo a la legislación [●], con domicilio social en [●], e inscrita en el Registro Mercantil de [●] con el número [●]. Actúan en su nombre y representación Don [●], mayor de edad, con domicilio en [●], con D.N.I. [●] y Don [●], mayor de edad, con domicilio en [●], con D.N.I. [●], debidamente facultados para este acto en virtud del poder [insertar detalles del poder].

AVALA

Ante la Comisión Nacional del Mercado de Valores, y en beneficio de los accionistas de Altadis, S.A. que acudan a la oferta pública de adquisición formulada por la sociedad IMPERIAL TOBACCO OVERSEAS HOLDINGS (3) LIMITED, con domicilio social en [●], inscrita en el Registro Mercantil de [●] con el número [●] (el Oferente), sobre [●] acciones de la sociedad Altadis, S.A. (la Oferta), las obligaciones de pago asumidas por el Oferente en la Oferta, cuyos términos y condiciones se describen en el folleto explicativo de la Oferta presentado para su registro en la Comisión Nacional del Mercado de Valores, en cumplimiento de lo dispuesto en el Real Decreto 1197/1991 de 26 de Julio sobre el régimen de Ofertas Públicas de Adquisición de Valores.

El importe máximo de este aval es de [●] EUROS ([●]Euros).

El presente Aval se otorga con carácter irrevocable, incondicional y solidario, con renuncia expresa a los beneficios de división, orden y excusión.

El pago se hará en Madrid, a primer requerimiento de la Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (IBERCLEAR) o de la Comisión Nacional del Mercado de Valores, formulado por escrito y notificado al Banco Avalista en el domicilio de su sucursal en España, en la calle [●]. Recibido el requerimiento de pago correspondiente, el Banco Avalista procederá a efectuar el pago del importe correspondiente en la cuenta que el requirente haya designado, transcurrido un (1) día hábil desde la recepción de dicho requerimiento.

El presente aval subsistirá hasta el completo cumplimiento de las obligaciones de pago del Oferente derivadas de la Oferta, o, en su defecto, hasta la fecha en que la Oferta sea retirada, anulada o declarada sin efecto.

El presente aval está sujeto a la ley española. El Banco Avalista se somete expresamente al fuero de los Jueces y Tribunales de Madrid para la resolución de cualquier disputa o controversia que pudiese surgir en relación con la interpretación, ámbito, efectos y ejecución del presente aval.

El presente aval ha sido inscrito en el Registro Especial de Avales del Banco Avalista con el número [●]

En [●], a [●].

[Banco Avalista]

English Translation

(for information purposes only)

GUARANTEE

[        ] (the Guarantor Entity), with registered office at [        ], duly registered with the Companies Registry of [        ], with number [        ], represented by [        ], of legal age, with passport number [        ], and [        ] of legal age, with passport number [        ], both with sufficient powers pursuant to [insert details of relevant power of attorney].

GUARANTEES

before the COMISIÓN NACIONAL DEL MERCADO DE VALORES and for the benefit of the shareholders of ALTADIS, S.A. who accept the takeover offer launched by IMPERIAL TOBACCO OVERSEAS HOLDINGS (3) LIMITED with registered office at [        ] and company number [          ] (the Offeror), over [insert number of shares] ([        ]) shares in ALTADIS, S.A. (the Offer), the payment obligations of the Offeror arising under the Offer, which terms and conditions are described in the Offer prospectus which has been presented for registration in the COMISIÓN NACIONAL DEL MERCADO DE VALORES, in accordance with the provisions of Royal Decree 1197/1991, 26 July, on takeover offers.

The maximum amount guaranteed by the Guarantor Entity is euro [        ] ([        ]).

This Guarantee unconditionally, irrevocably and jointly and severally guarantees the payment obligations of the Offeror arising under the Offer, with express waiver of the benefits of ranking, priority and separation (“excusión, orden y división”).

Payment of the amounts payable under this guarantee will be made in Madrid on first demand for payment made by the SOCIEDAD DE GESTIÓN DE LOS SISTEMAS DE REGISTRO, COMPENSACIÓN Y LIQUIDACIÓN DE VALORES, S.A. IBERCLEAR or by the COMISIÓN NACIONAL DEL MERCADO DE VALORES (CNMV), made in writing and addressed to the Guarantor Entity at the address of its branch in Spain [address]. Once the demand for payment is received, the Guarantor Entity will make the corresponding payment to the account indicated on the demand after one (1) business day from receipt of the relevant payment demand.

This guarantee will remain in full force and effect until the payment obligations of the Offeror arising under the Offer have been discharged in full or, if applicable, until the date the Offer is withdrawn, annulled or declared as without effect.

This guarantee is governed by Spanish law. The Guarantor Entity, waiving the right to any other jurisdiction which it may be entitled to, submits to the jurisdiction of the courts of the city of Madrid to resolve any dispute or disagreement that could arise in relation to the interpretation, scope, performance, effect and enforcement of this guarantee.

[This Guarantee has been registered on the Special Registry of Guarantees of [Issuing Entity] with number [        ].

In [        ], [        ] [        ] two thousand and [         ].

[Name of Issuing Entity]

SIGNATORIES

Borrowers

IMPERIAL TOBACCO FINANCE PLC

By:          JOHN JONES

IMPERIAL TOBACCO ENTERPRISE FINANCE LIMITED

By:          JOHN JONES

Original Guarantors

IMPERIAL TOBACCO GROUP PLC

By:          JOHN JONES

IMPERIAL TOBACCO LIMITED

By:          JOHN JONES

Mandated Lead Arrangers

BANCO SANTANDER CENTRAL HISPANO S.A.

By:          MARCO ANTONIO ACHON TUÑON           CARLOS DE PEDROSO Y ALDASORO

BARCLAYS CAPITAL, the investment banking division of Barclays Bank PLC

By:          KEITH HATTON

CITIGROUP GLOBAL MARKETS LIMITED

By:          PAUL GIBBS

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

By:          BRUCE HENDRY

THE ROYAL BANK OF SCOTLAND PLC

By:          SEAN MALONE

The Lenders

BANCO SANTANDER CENTRAL HISPANO S.A., LONDON BRANCH

By:          GRANT SESSIONS            MARTA SANCHEZ-PALENCIA

BARCLAYS BANK PLC

By:          KEITH HATTON

CITIBANK, N.A., LONDON BRANCH

By:          PAUL GIBBS

LEHMAN BROTHERS HOLDINGS, INC.

By:          A. TUCKER HACKETT

LEHMAN LOAN FUNDING, LLC.

By:          A. TUCKER HACKETT

THE ROYAL BANK OF SCOTLAND PLC

By:          SEAN MALONE

Issuing Entities

BANCO SANTANDER CENTRAL HISPANO S.A.

By:          MARCO ANTONIO ACHON TUÑON           CARLOS DE PEDROSO Y ALDASORO

BARCLAYS BANK PLC

By:          KEITH HATTON

CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPAÑA

By:          PAUL GIBBS

LEHMAN BROTHERS BANKHAUS A.G., LONDON BRANCH

By:          STEVEN HODGES              JULIAN WHEELER

LEHMAN COMMERCIAL PAPER INC., UK BRANCH

By:          BRUCE HENDRY

THE ROYAL BANK OF SCOTLAND PLC

By:          SEAN MALONE

Swingline Lenders

BANCO SANTANDER CENTRAL HISPANO, S.A. LONDON BRANCH

By:          GRANT SESSIONS            MARTA SANCHEZ-PALENCIA

BARCLAYS BANK PLC

By:          KEITH HATTON

CITIBANK N.A., LONDON BRANCH

By:          PAUL GIBBS

LEHMAN BROTHERS HOLDINGS, INC.

By:          A. TUCKER HACKETT

THE ROYAL BANK OF SCOTLAND PLC

By:          SEAN MALONE

Facility Agent

THE ROYAL BANK OF SCOTLAND PLC

By:          SEAN MALONE

U.S. Dollar Swingline Agent

THE ROYAL BANK OF SCOTLAND PLC

By:          SEAN MALONE